                                               Filed pursuant to Rule 424(b)(5)
PROSPECTUS SUPPLEMENT                          Registration File No. 333-37499
(TO PROSPECTUS DATED SEPTEMBER 22, 1998)
--------------------------------------------------------------------------------

                                  $900,000,000
                   UCFC HOME EQUITY LOAN OWNER TRUST 1998-BA
                       ASSET-BACKED NOTES, SERIES 1998-BA

              UCFC ACCEPTANCE CORPORATION
                 DEPOSITOR AND SPONSOR
                                                                    [LOGO]
    UNITED COMPANIES LENDING CORPORATION(REGISTERED)
                        SERVICER

                         ------------------------------

     UCFC Home Equity Loan Owner Trust 1998-BA (the "Trust" or the "Issuer") will be established pursuant to a Trust Agreement, dated as of September 1, 1998 (the "Trust Agreement"), between UCFC Acceptance Corporation, as depositor and sponsor (the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The Trust will issue its Asset-Backed Notes, Series 1998-BA (the "Notes"). The Notes will be issued in the initial Class Principal Balance and with the Note Rate set forth in the table below pursuant to the Indenture, dated as of September 1, 1998 (the "Indenture"), between the Trust and Bankers Trust Company of California, N.A., as indenture trustee (in such capacity, the "Indenture Trustee"). Timely payment of interest on, and ultimate payment of principal of, the Notes will be unconditionally and irrevocably guaranteed pursuant to the terms of the Note Insurance Policy issued by Financial Guaranty Insurance Company ("FGIC").

                [LOGO OF FINANCIAL GUARANTY INSURANCE COMPANY]

                     Financial Guaranty Insurance Company

                  FGIC is a registered service mark used by
                    Financial Guaranty Insurance Company,
      a private company not affiliated with any U.S. Government agency.

                                                  (cover continued on next page)

================================================================================
                     INITIAL CLASS        NOTE               MATURITY
                    PRINCIPAL BALANCE     RATE               DATE (1)
                    -----------------     ----          ------------------
Series 1998-BA....    $ 900,000,000        (2)          September 15, 2028
================================================================================
(1) Determined as described under "Maturity, Prepayment and Yield Considerations" herein.
(2) The Note Rate will be calculated by reference to the London interbank offered rate for one-month U.S. dollar deposits ("1-Month LIBOR") subject to the limitations described herein. See "Description of the Notes--Flow of Funds and Payments on the Notes" herein.

                         ------------------------------

     INVESTORS SHOULD CONSIDER THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE 12 OF THE PROSPECTUS.

THE NOTES REPRESENT NON-RECOURSE OBLIGATIONS OF THE TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF UCFC ACCEPTANCE CORPORATION, UNITED COMPANIES LENDING CORPORATION, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, FGIC OR ANY OF THEIR RESPECTIVE AFFILIATES. THE NOTES AND THE HOME EQUITY LOANS ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY, NOR HAS ANY GOVERNMENTAL AGENCY PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

     The Notes will be purchased by Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., NationsBanc Montgomery Securities LLC, and Prudential Securities Incorporated (the "Underwriters") from the Depositor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor, including accrued interest, are expected to be approximately 99.750000% of the aggregate principal balance of the Notes before deducting expenses payable by the Depositor estimated to be $450,000. See "Underwriting" herein.

     The Notes are offered by the Underwriters subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the Notes will be issued on or about September 24, 1998, and will thereafter be available from the Underwriters through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System. The Notes will be offered in Europe and the United States of America.

MORGAN STANLEY DEAN WITTER
                 J.P. MORGAN & CO.
                           NATIONSBANC MONTGOMERY SECURITIES LLC
                                              PRUDENTIAL SECURITIES INCORPORATED
--------------------------------------------------------------------------------

          The date of this Prospectus Supplement is September 22, 1998

(Cover continued from front page)

     The assets of the Trust consist primarily of a pool (the "Collateral Group") of single family residential home equity and home improvement loans (the "Home Equity Loans") secured by liens on condominiums, townhouses, one- to four-family residences or mobile or manufactured homes treated as real estate under applicable state law (each, a "Mortgaged Property" and collectively, the "Mortgaged Properties"). The Home Equity Loans will consist of fixed rate Home Equity Loans secured by first or second liens on the related Mortgaged Properties and adjustable rate Home Equity Loans and Home Equity Loans the interest rates on which will become adjustable after a period of time (collectively, "ARMs"), all of which will be secured by first liens on the related Mortgaged Properties. All of the Home Equity Loans, other than the Balloon Loans (as defined herein), are fully amortizing. The Trust also includes funds on deposit in a separate trust account (the "Pre-Funding Account") which may be used to purchase additional single family residential home equity and home improvement loans secured by liens on Mortgaged Properties (the "Subsequent Loans") from time to time on or before December 15, 1998. On the Closing Date (as defined herein), cash in an amount not to exceed approximately $193,741,304 (the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to acquire Subsequent Loans which are ARMs secured by first liens.

     All of the Home Equity Loans were, and any Subsequent Loans will be, originated, directly or through correspondents or mortgage brokers, or purchased and re-underwritten, by United Companies Lending Corporation(Registered) ("United Companies") or certain subsidiaries or affiliates thereof (United Companies, together with such subsidiaries and affiliates, the "Originators"). Except for certain representations and warranties relating to the Home Equity Loans (including any Subsequent Loans) and certain other matters, United Companies' obligations with respect to the Home Equity Loans (including any Subsequent Loans) will be limited to its contractual servicing obligations.

     Payments of principal and interest on the Notes will be made on the 15th day of each month or, if such day is not a business day, on the next succeeding business day commencing in October 1998 (each, a "Payment Date") to holders of record on the last business day of the calendar month preceding the month of such Payment Date (the "Record Date").

     There is currently no secondary market for the Notes. The Underwriters intend to make a secondary market for the Notes, but no Underwriter is obligated to do so. There can be no assurance that a secondary market for any of the Notes will develop or, if one does develop, that it will continue or offer sufficient liquidity of investment.

     No election will be made to treat any assets of the Trust as a "real estate mortgage investment conduit" ("REMIC") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). By acceptance of an interest in a Note, each Owner thereof will have agreed to treat such Note as debt of the Trust secured by the Collateral Group. See "Certain Federal Income Tax Consequences" herein and "Federal Income Tax Considerations" in the Prospectus.

     The Notes may be redeemed in whole in certain circumstances. See "The Transfer and Servicing Agreements--Termination" herein.

                         ------------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                         ------------------------------

     The Notes offered by this Prospectus Supplement constitute a separate Series of Asset-Backed Notes being offered by the Depositor pursuant to its Prospectus dated September 22, 1998, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Prospectus. See the "Index of Principal Terms" in the Prospectus.

ISSUER....................................  UCFC Home Equity Loan Owner Trust 1998-BA (the "Trust" or the
                                             "Issuer"), a Delaware business trust to be formed pursuant to the
                                             Trust Agreement, dated as of September 1, 1998 (the "Trust
                                             Agreement"), between the Depositor and the Owner Trustee.

SECURITIES OFFERED........................  Asset-Backed Notes, Series 1998-BA (the "Notes"), with the initial
                                             Class Principal Balance set forth on the cover page hereof.

DEPOSITOR AND SPONSOR.....................  UCFC Acceptance Corporation, a Louisiana corporation (the
                                             "Depositor"). See "The Depositor" in the Prospectus.

SERVICER..................................  United Companies Lending Corporation(Registered), a Louisiana
                                            corporation ("United Companies" or the "Servicer"), a wholly-owned, indirect subsidiary of United Companies Financial Corporation (the
                                             "Parent"). The Servicer's principal executive offices are located at
                                             4041 Essen Lane, Baton Rouge, Louisiana 70809. See "The Originators"
                                             herein and in the Prospectus.

INDENTURE TRUSTEE.........................  Bankers Trust Company of California, N.A. (in such capacity, the
                                             "Indenture Trustee").

OWNER TRUSTEE.............................  Wilmington Trust Company (the "Owner Trustee").

ORIGINATORS OF THE HOME EQUITY LOANS......  The Home Equity Loans were, and any Subsequent Loans will be, originated, either directly or through correspondents or mortgage brokers, or purchased and re-underwritten, by United Companies and certain affiliates thereof (the "Originators"). See "The
                                             Originators" herein and in the Prospectus and "The Home Equity Loan
                                             Program" in the Prospectus.

SELLERS OF THE HOME EQUITY LOANS..........  Approximately $547,198,505 of the Home Equity Loans to be delivered on the Closing Date will be sold to the Trust by UCFC Home Equity
                                             Loan Owner Trust 1998-MS1, a special purpose, Delaware business trust, the sole owner of which is an affiliate of United Companies
                                             (the "MS1 Trust"). The remaining Home Equity Loans and any
                                             Subsequent Loans will be sold to the Trust by the Depositor.

                                            All of the Home Equity Loans being sold by the MS1 Trust were originated by the Originators, were sold indirectly by the
                                             Originators to the MS1 Trust and are being serviced by the Servicer.

                                            Upon sale of the applicable Home Equity Loans by the MS1 Trust to the
                                             Trust, the MS1 Trust will be dissolved and will have no obligation to the Trust. The Originators will make the same representations and warranties with respect to all of the Home Equity Loans in the Trust and will have the same obligations with respect to any breaches thereof.

APPROXIMATE AGGREGATE LOAN BALANCE AS OF
  THE CUT-OFF DATE........................  $706,258,696.

CLOSING DATE..............................  On or about September 24, 1998.

CUT-OFF DATE..............................  The opening of business on September 1, 1998, except that the Cut-
                                             Off Date with respect to any Mortgage Note (as defined herein)

                                             dated on or after September 1, 1998, will be the date of such
                                             Mortgage Note.

THE HOME EQUITY LOANS.....................  All of the Home Equity Loans will consist of mortgages, deeds of trust or other instruments ("Mortgages") creating liens on single-
                                             family homes, including investment properties. Such homes may be condominiums, townhouses, one- to four-family residences or mobile or manufactured homes treated as real estate under applicable state law (each, a "Mortgaged Property" and collectively, the "Mortgaged
                                             Properties"). The Home Equity Loans will consist of fixed rate Home
                                             Equity Loans secured by first or second liens on the related
                                             Mortgaged Properties and adjustable rate Home Equity Loans and Home
                                             Equity Loans the interest rates on which will become adjustable after a period of time (collectively, "ARMs"), all of which will be secured by first liens on the related Mortgaged Properties. All of the Home Equity Loans, other than the Balloon Loans, will be fully amortizing, with payments generally due on the first day of each month (each, a "Due Date"). Although the Home Equity Loans may be prepaid at any time, prepayments may subject the borrower to a prepayment penalty, the terms and existence of which depend on state regulation. The Home Equity Loans are not guaranteed by the
                                             Depositor, the Servicer, the Owner Trustee, the Indenture Trustee or
                                             any of their respective affiliates.

                                            The per annum interest rate (the "Mortgage Rate") borne by each ARM is subject to adjustment on the date set forth in the Mortgage Note for such ARM and at regular intervals thereafter (each, a "Change
                                             Date") to equal the sum of (i) the applicable index (the "Index"), and (ii) the number of basis points set forth in the related
                                             Mortgage Note (the "Gross Margin"), subject to rounding and to the effects of the applicable Periodic Rate Cap, Lifetime Cap and
                                             Lifetime Floor. The "Periodic Rate Cap" limits changes in the
                                             Mortgage Rate for each ARM on each Change Date. The "Lifetime Cap"
                                             for each ARM is the maximum Mortgage Rate that may be borne by such
                                             ARM, and the "Lifetime Floor" is the minimum Mortgage Rate that may be borne by such ARM.

                                            With respect to approximately 1.86% of the ARMs (by Principal Balance as of the Cut-Off Date); (i) the Index is the weekly average yield on United States treasury securities adjusted to a constant maturity of one year ("CMT"), as made available by the Federal Reserve Board as of the date 45 days (as set forth in the related Mortgage Note)
                                             before the applicable Change Date; (ii) the Change Dates will occur on the date set forth in the related Mortgage Note and every twelfth month thereafter; (iii) the Periodic Rate Cap for substantially all such ARMs is 200 basis points or 300 basis points; (iv) the Lifetime
                                             Cap is 600 basis points greater than the initial Mortgage Rate; and
                                             (v) the Lifetime Floor is as set forth in the related Mortgage Note.

                                            With respect to the remaining ARMs: (i) the Index is the London interbank offered rate for six-month United States dollar deposits
                                             ("6-Month LIBOR"), as published either in The Wall Street Journal, of the edition, if any, specified in the related Mortgage Note or by the Federal National Mortgage Association ("Fannie Mae"), and
                                             available as of the date before the applicable Change Date specified in the related Mortgage Note; and (ii) the Change

                                             Dates will occur on the initial Change Date set forth in the related
                                             Mortgage Note and every sixth month thereafter.

                                            The initial Change Dates for approximately 0.65% and 88.89% (by
                                             Principal Balance as of the Cut-Off Date) of the ARMs delivered on the Closing Date will occur on the 24th and 36th due dates, respectively. The Periodic Rate Caps for such ARMs generally range from 100 basis points to 300 basis points on the initial Change
                                             Dates and from 100 basis points to 200 basis points for the subsequent Change Dates.

DESCRIPTION OF THE NOTES..................  The Notes will be issued by the Trust pursuant to the Indenture, dated as of September 1, 1998 (the "Indenture"), between the Trust and the Indenture Trustee. The Trust also will issue a class of
                                             Certificates (the "Certificates") which are not being offered hereby.

                                            The Notes are issuable in original principal amounts of $25,000 and integral multiples of $1,000 in excess thereof.

PRE-FUNDING ACCOUNT.......................  On the Closing Date, the Indenture Trustee will establish and thereafter maintain with itself a separate trust account (the "Pre-
                                             Funding Account"). On the Closing Date, cash in an amount not to exceed the Pre-Funded Amount will be deposited in the Pre-Funding
                                             Account. The Pre-Funded Amount may be used only to (i) acquire additional single family residential home equity and home
                                             improvement loans secured by first liens on Mortgaged Properties
                                             (the "Subsequent Loans") and (ii) make accelerated payments of principal of the Notes. All Subsequent Loans will be ARMs. During the period (the "Pre-Funding Period") from the Closing Date to the earliest to occur of (i) the Funding Termination Date (defined below), (ii) an Event of Default under the Indenture or a Servicer
                                             Termination Event under the Sale and Servicing Agreement and
                                             (iii) December 15, 1998, amounts on deposit in a Pre-Funding Account may be withdrawn from time to time to acquire Subsequent Loans in accordance with the Sale and Servicing Agreement and the Indenture.
                                             The "Funding Termination Date" will be the date on which the
                                             Pre-Funded Amount has been reduced to less than $100,000. Any
                                             Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be paid on the Payment Date at or immediately following the end of such Pre-Funding Period to the
                                             Owners of the Notes.

CAPITALIZED INTEREST ACCOUNT..............  On the Closing Date, the Indenture Trustee will establish and thereafter maintain with itself a separate trust account (the
                                             "Capitalized Interest Account"), into which amounts will be deposited. The amounts so deposited will be used by the Indenture
                                             Trustee on the Payment Dates during the applicable Pre-Funding
                                             Period to fund the excess, if any, of the amount of interest accrued on the Notes at the Note Rate over the Interest Remittance Amount for such Payment Dates.

PAYMENT DATES AND RECORD DATES............  On the 15th day of each month, or, if such day is not a business day, then the next succeeding business day, commencing in October 1998
                                             (each, a "Payment Date"), the Indenture Trustee will be required to pay to the Owners of record of the Notes as of the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record

                                             Date") such Owners' Percentage Interests in the amounts required to be distributed to the Owners of the Notes on such Payment Date.

AVAILABLE FUNDS...........................  As of any Payment Date, "Available Funds" will equal the sum of, without duplication, (a) the amount on deposit in the Note Account on such Payment Date plus (b) any amount transferred from the
                                             Reserve Account to the Note Account on such Payment Date, minus
                                             (c) the monthly premium of the Insurer and the monthly fees of the
                                             Indenture Trustee. The Sale and Servicing Agreement provides that the term "Available Funds" does not include Insured Payments and does not include any amounts that cannot be distributed to the
                                             Owners of the Notes by the Indenture Trustee as a result of proceedings under the United States Bankruptcy Code. See
                                             "Description of the Notes--Flow of Funds and Payments on the Notes"
                                             herein.

INTEREST PAYMENTS.........................  Interest will accrue on the Notes at the then-applicable Note Rate during the period (the "Accrual Period") commencing on the Payment
                                             Date in the month preceding the month of the applicable Payment Date
                                             (or, in the case of the first Payment Date, commencing on the
                                             Closing Date) and ending on the day preceding such applicable
                                             Payment Date. Interest will be calculated on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.
                                             See "Maturity, Prepayment and Yield Considerations" herein.

                                            During each Accrual Period, the Note Rate for each Series of Notes will equal the lesser of (i) the LIBOR Rate and (ii) the Maximum
                                             Rate. The "LIBOR Rate" for each Accrual Period will equal the sum of the London interbank offered rate for one-month U.S. dollar deposits
                                             ("1-Month LIBOR") and the Note Margin. The "Maximum Rate" for any
                                             Payment Date will equal the weighted average of the Mortgage Rates on the Home Equity Loans (including Subsequent Loans, if any) minus the sum of the Servicing Fee Rate, the Trustee's Fee Rate and the
                                             premium (expressed as a per annum rate) for the Note Insurance
                                             Policy (collectively, the "Expense Fee Rate"). The "Note Margin"
                                             will be 0.26%; provided, however, that for each Accrual Period after the Servicer Optional Termination Date, the Note Margin will be doubled.

                                            On each Payment Date, Owners of the Notes will be entitled to receive the sum of (i) the Current Interest for such Payment Date and
                                             (ii) the Interest Carryover Amount for such Payment Date (such sum, the "Interest Payment Amount").

                                            The "Current Interest" for any Payment Date will equal the interest accruing during the related Accrual Period at the applicable Note
                                             Rate on the Class Principal Balance immediately preceding such
                                             Payment Date. The "Interest Carryover Amount" for any Payment Date
                                             will equal the sum of (i) the excess, if any, of the Current
                                             Interest for the preceding Payment Date plus any outstanding
                                             Interest Carryover Amount on such preceding Payment Date, over the amount in respect of interest that is actually paid on the Notes on such preceding Payment Date and (ii) one month's interest on such excess at the related Note Rate, to the extent permitted by law. See
                                             "Description of the Notes--Flow of Funds and Payments on the Notes"
                                             herein.

                                            If on any Payment Date the Note Rate is based on the Maximum Rate, the excess of (i) the amount of interest such Notes would be entitled to receive on such Payment Date at the then-applicable
                                             LIBOR Rate over (ii) the amount of accrued interest for such Payment
                                             Date at the applicable Maximum Rate, together with the unpaid portion of any such excess from prior Payment Dates (and interest accrued thereon at the then-applicable LIBOR Rate) is referred to herein as the "LIBOR Interest Carryover." Any LIBOR Interest
                                             Carryover will be paid on future Payment Dates as set forth herein under "Description of the Notes--Flow of Funds and Payments on the
                                             Notes." No LIBOR Interest Carryover will be paid to the Notes after the Class Principal Balance thereof is reduced to zero. The ratings of the Notes do not address the likelihood of the payment of any
                                             LIBOR Interest Carryover, and the Note Insurance Policy does not guarantee payment of any such amount.

PRINCIPAL PAYMENTS........................  The "Basic Principal Amount" for a Payment Date will be an amount equal to the sum of the following: (i) the principal portion of all scheduled and unscheduled payments received on the Home Equity Loans during the calendar month preceding the calendar month in which such
                                             Payment Date occurs (the "Remittance Period"), including (a) any full or partial principal prepayments of any Home Equity Loans
                                             ("Prepayments") received during the related Remittance Period,
                                             (b) the proceeds received of any insurance policy relating to a Home
                                             Equity Loan, a Mortgaged Property or a Mortgaged Property acquired through foreclosure or by deed-in-lieu of foreclosure (each, an "REO
                                             Property"), net of proceeds to be applied to the repair of the
                                             Mortgaged Property or released to the Mortgagor (as defined herein)
                                             and net of expenses reimbursable therefrom ("Insurance Proceeds"),
                                             (c) proceeds received in connection with the liquidation of any defaulted Home Equity Loans, whether by trustee's sale, foreclosure sale or otherwise ("Liquidation Proceeds"), net of fees and advances reimbursable therefrom ("Net Liquidation Proceeds"), (d) net rental income, if any, from REO Properties ("REO Proceeds") and
                                             (e) proceeds received in connection with a taking of a Mortgaged
                                             Property by condemnation or the exercise of eminent domain or in connection with a release of part of the Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds"), (ii) the principal portion of all amounts deposited in the Principal and
                                             Interest Account on the related Remittance Date by the applicable
                                             Originator in connection with the repurchase of, or the substitution of a substantially similar home equity loan for, a Home Equity Loan as to which there is defective documentation or a breach of a representation or warranty contained in the Sale and Servicing
                                             Agreement or by the Servicer in connection with the purchase of any
                                             Home Equity Loan as permitted by the Sale and Servicing Agreement,
                                             (iii) the principal balance of each defaulted Home Equity Loan or
                                             REO Property as to which the Servicer has determined that all amounts expected to be recovered have been recovered (each, a
                                             "Liquidated Mortgage Loan") to the extent not included in the amounts described in the preceding clauses (i) and (ii) and
                                             (iv) any amounts released from the Pre-Funding Account at or following termination of the Pre-Funding Period.

                                            The "Principal Payment Amount" for any Payment Date will equal the sum of (i) the Basic Principal Amount for such Payment Date and (ii)
                                             the Principal Carry-Forward Amount.

                                            As to any Payment Date, the "Principal Carry-Forward Amount" will equal the amount, if any, by which the amount of principal required to be paid to the Owners of the Notes as of the preceding Payment
                                             Date exceeded the amount of the actual payment of principal
                                             (exclusive of amounts representing Insured Payments) to the Owners of the Notes on such preceding Payment Date.

                                            The "Class Principal Balance" of the Notes, as of any date of determination will equal the original Class Principal Balance thereof on the Closing Date less the sum of all amounts previously paid to the Owners of such Notes on account of principal. See
                                             "Description of the Notes--Flow of Funds and Payments on the Notes"
                                             herein.

REGISTRATION OF THE NOTES.................  The Notes initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of The
                                             Depository Trust Company ("DTC"). Persons acquiring beneficial ownership interests in the Notes will hold their interests through
                                             DTC, in the United States, or Cedel Bank, societe anonyme ("Cedel")
                                             or the Euroclear System ("Euroclear"), in Europe. Transfers within
                                             DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Notes are in book-entry form, such Notes will be evidenced by one or more Notes registered in the name of Cede, as the nominee of DTC, or one of the relevant depositaries
                                             (collectively, the "European Depositaries"). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through
                                             Cedel or Euroclear, on the other, will be effected in DTC through
                                             Citibank N.A. ("Citibank") or The Chase Manhattan Bank ("Chase"),
                                             the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. The interests of such
                                             Noteholders will be represented by book-entries on the records of
                                             DTC, participating members thereof ("Participants") and other entities, such as banks, brokers, dealers and trust companies that clear through or maintain custodial relationships with a
                                             Participant, either directly or indirectly ("Indirect
                                             Participants"). Notes representing the Notes will be issued in definitive form only under the limited circumstances described in the Prospectus. References herein to "Holders" or "Owners" reflect the rights of owners of the Notes only as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified in the Prospectus. See "Description of the
                                             Notes--Book-Entry Notes" herein and "Risk Factors--Book-Entry
                                             Registration" and "Description of the Securities--Book-Entry
                                             Registration" in the Prospectus.

SERVICING OF THE HOME EQUITY LOANS........  The Servicer has agreed to serve as master servicer for the Home
                                             Equity Loans (including Subsequent Loans) in accordance with the
                                             Sale and Servicing Agreement, dated as of September 1, 1998 (the
                                             "Sale and Servicing Agreement"), among the Depositor, the Trust, the
                                             Servicer, the MS1 Trust and the Indenture Trustee. The Servicer may
                                             act through sub-servicers, including affiliates of the Servicer. The
                                             Home Equity Loans (including Subsequent Loans)

                                             will be serviced by the Servicer on a "scheduled/actual" basis
                                             (i.e., "scheduled" interest and "actual" principal receipts are required to be passed-through). See "The Transfer and Servicing
                                             Agreements" herein and "The Agreements" in the Prospectus.

MONTHLY SERVICING FEE.....................  The Servicer will retain a fee (the "Servicing Fee") equal to 0.50%
                                             per annum (the "Servicing Fee Rate"), payable monthly at one-
                                             twelfth the annual rate, of the then outstanding principal amount of each Home Equity Loan (including Subsequent Loans) as of the first day of each calendar month.

CREDIT ENHANCEMENT

  General.................................  The credit enhancement for the Notes will include a combination of
                                             (a) the Note Insurance Policy and (b) the Reserve Account.

  Note Insurance Policy...................  Financial Guaranty Insurance Company, a New York stock insurance corporation (the "Note Insurer"), will provide a note insurance policy (the "Note Insurance Policy") relating to the Notes. Subject to the requirements of the Note Insurance Policy described under
                                             "The Note Insurance Policy and the Note Insurer," the Note Insurance
                                             Policy unconditionally and irrevocably guarantees that the full amount of each Insured Payment (as defined herein) will be received by the Indenture Trustee or its successor for payment by the
                                             Indenture Trustee to the Owners from the Note Insurer. The Note
                                             Insurer's obligations under the Note Insurance Policy will be discharged to the extent funds equal to the amount required to be paid thereunder are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. The
                                             Note Insurance Policy is noncancellable for any reason.

                                            The Note Insurance Policy does not (i) guarantee the Originators'
                                             obligations to repurchase or substitute for Home Equity Loans
                                             (including Subsequent Loans) with respect to which there has been a breach of representation, (ii) guarantee any specified rate of
                                             Prepayments, (iii) provide funds to redeem the Notes on any specified date or (iv) guarantee the payment of any LIBOR Interest
                                             Carryover.

                                            The Indenture provides that to the extent the Note Insurer makes
                                             Insured Payments, the Note Insurer will be subrogated to the rights of the Owners of the Notes with respect to such Insured Payments.
                                             The Note Insurer will receive reimbursement for such Insured
                                             Payment, but only from the sources and in the manner provided in the
                                             Sale and Servicing Agreement, the Guarantee Agreement and the
                                             Insurance Agreement, dated as of September 1, 1998, among the Note
                                             Insurer, the Depositor, the Servicer, the Trust, the Indenture
                                             Trustee and the Underwriters (the "Insurance Agreement"). Such
                                             subrogation and reimbursement will have no effect on the Note
                                             Insurer's obligations under the Note Insurance Policy.

  Reserve Account.........................  On the Closing Date, a reserve account comprised of two sub-
                                             accounts, the Residual Sub-Account and the Guarantee Fee Sub-
                                             Account (collectively, the "Reserve Account"), will be established with Bankers Trust Company of California, N.A. and an initial deposit may be made into the Residual Sub-Account. On each
                                             Remittance Date on or prior to the Subordination Termination Date, the Indenture Trustee is required to deposit (i) the Residual

                                             Remittance Amount into the Residual Sub-Account and (ii) the
                                             Guarantee Fee into the Guarantee Fee Sub-Account.

                                            As to any Remittance Date, the sum of the Residual Remittance Amount
                                             and the Guarantee Fee will equal the Excess Interest for such
                                             Remittance Date. The "Excess Interest" will equal the product of (x)
                                             one-twelfth of the difference between (i) the weighted average of the Mortgage Rates of the Home Equity Loans (including Subsequent
                                             Loans, if any) as of the first day of the related Remittance Period and (ii) the Adjusted Note Rate, and (y) the Pool Principal Balance
                                             as of the first day of the related Remittance Period, to the extent such amount is received or advanced. The Reserve Account may be funded by cash or by one or more letters of credit acceptable to the
                                             Note Insurer.

                                            The "Adjusted Note Rate" for any Payment Date will equal the sum of
                                             (i) the Note Rate and (ii) the Expense Fee Rate.

                                            The aggregate amount required to be on deposit at any time in the
                                             Reserve Account (taking into account the amounts available to be withdrawn under any letters of credit deposited therein) will be determined in accordance with the terms of the Sale and Servicing
                                             Agreement (such amount, the "Specified Reserve Account
                                             Requirement"). Amounts, if any, on deposit or to be deposited in the
                                             Reserve Account up to the Subordinated Amount (as defined herein)
                                             will be available to fund any shortfall between the Available Funds
                                             (before any withdrawals from the Reserve Account on a Payment Date)
                                             and the Payment Amount for the Notes on any Payment Date.
                                             Withdrawals from the Reserve Account for such purposes will be made first from the Residual Sub-Account and second from the Guarantee
                                             Fee Sub-Account.

                                            The Sale and Servicing Agreement provides that, in the event aggregate withdrawals from the Reserve Account with respect to shortfalls on the Notes equal the amount specified in the Sale and
                                             Servicing Agreement (such amount, the "Subordinated Amount"), no further withdrawals with respect to such shortfalls may be made from the Reserve Account, and the Specified Reserve Account Requirement
                                             will thereafter be zero. The Payment Date on which the Subordinated
                                             Amount is reduced to zero is the "Subordination Termination Date."

                                            The provisions in the Sale and Servicing Agreement relating to the
                                             Reserve Account may be amended in any respect by the Depositor, the
                                             Trust, the Servicer and the Note Insurer without the consent of, or notice to, the Owners of the Notes. Such amendment could reduce or eliminate the funding requirements of the Reserve Account. Funds on deposit in the Reserve Account may be used to provide credit enhancement for other transactions involving the Depositor or its affiliates and the Note Insurer. Notwithstanding any reduction in the funding requirements of the Reserve Account, or the depletion of the Subordinated Amount or the Reserve Account, the Note Insurer
                                             will be obligated on each Payment Date to fund the full amount of each Insured Payment on such Payment Date. See "Description of the
                                             Notes--Reserve Account" herein.

GUARANTEE AGREEMENT.......................  Pursuant to an agreement (the "Guarantee Agreement") between the Note
                                             Insurer and Adobe, Inc., a Nevada corporation which is an indirect, wholly-owned subsidiary of the Servicer (the "Guarantor"), the
                                             Guarantor, in consideration of the Guarantee

                                             Fee, will agree to reimburse the Note Insurer an amount up to the amount specified in the Guarantee Agreement for Insured Payments that are not otherwise reimbursed as provided in the Sale and
                                             Servicing Agreement. Payment of the Guarantee Fee is subordinated to the limited extent provided herein.

TERMINATION...............................  The Servicer will have the right to purchase all the Home Equity
                                             Loans remaining in the Trust on any Remittance Date when the aggregate Loan Balance of such Home Equity Loans has declined to 10%
                                             or less of an amount equal to the aggregate balances of the Home
                                             Equity Loans as of the Cut-Off Date including the aggregate balances of the Subsequent Loans as of the related subsequent cut-off date(s)
                                             added to the Trust (the "Servicer Optional Termination Date"). See
                                             "The Transfer and Servicing Agreements--Termination" herein.

RATINGS...................................  It is a condition of the original issuance of the Notes that the
                                            Notes receive ratings of AAA by Fitch IBCA, Inc. ("Fitch"), Aaa by
                                             Moody's Investors Service, Inc. ("Moody's") and AAA by Standard &
                                             Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. Such ratings address credit risk, but do not purport to address any prepayment risk associated with the
                                             Notes. The ratings do not address the likelihood of the payment of any LIBOR Interest Carryover. See "Ratings" herein.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...  In the opinion of Stroock & Stroock & Lavan LLP ("Tax Counsel") for federal income tax purposes, the Notes will be characterized as debt, and the Trust will be characterized as a partnership or division of the owner of the equity, but not a publicly traded partnership taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness of the Trust. See "Certain Federal Income Tax Consequences" herein and "Federal Income Tax Considerations" in the Prospectus.

ERISA CONSIDERATIONS......................  Subject to the considerations discussed under "ERISA Considerations"
                                             herein, the Notes may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by individual retirement accounts or Keogh plans covering only a sole proprietor or partner which are not subject to ERISA but are subject to Section 4975 of the Code
                                             ("Plans"). A fiduciary of a Plan must determine that the purchase or holding of a Note is consistent with its fiduciary duties under
                                             ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. See
                                             "ERISA Considerations" herein.

LEGAL INVESTMENT CONSIDERATIONS...........  The Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984,
                                             as amended ("SMMEA"). See "Legal Investment" herein and in the
                                             Prospectus.

                             THE HOME EQUITY LOANS

GENERAL

     The Home Equity Loans were, and any Subsequent Loans will be, originated, directly or through correspondents or mortgage brokers, or purchased and re-underwritten, by the Originators in accordance with the policies set forth under "The Home Equity Loan Program" in the Prospectus. All of the Home Equity Loans are, and all Subsequent Loans will be, Single Family Loans as described under "The Trusts" in the Prospectus. All of the Home Equity Loans are, and all Subsequent Loans will be, non-conventional home equity and home improvement loans bearing interest rates (the "Mortgage Rates") and evidenced by promissory notes (the "Mortgage Notes") secured by deeds of trust, security deeds or mortgages on Mortgaged Properties. Certain of the Home Equity Loans (including Subsequent Loans) may have been made in connection with the dispositions of previously foreclosed Mortgaged Properties. Except for the Balloon Loans, all of the Home Equity Loans are fully amortizing loans. Although the Home Equity Loans may be prepaid at any time, prepayment may subject the borrower to a prepayment penalty, the terms and existence of which depend on state regulation. The Mortgaged Properties securing the Home Equity Loans (including the Subsequent Loans) consist of single-family residences (which may be townhouses, one- to four-family dwellings, condominium units or mobile or manufactured homes treated as real estate under local law). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties.

     Each Home Equity Loan will either bear interest at a fixed rate and be secured by first or second liens on the related Mortgaged Property or will be an ARM secured by a first lien on the related Mortgaged Property. Certain of the fixed rate Home Equity Loans will have original terms to stated maturity of 15 years and amortization schedules of 30 years ("Balloon Loans"), leaving a substantial payment due at the stated maturity (each, a "Balloon Payment"). All of the Subsequent Loans will be ARMs. The per annum interest rate borne by each ARM is subject to adjustment on the date set forth in the Mortgage Note for such ARM and at regular intervals thereafter (each, a "Change Date") to equal the sum of (i) the applicable Index and (ii) the number of basis points set forth in the related Mortgage Note (the "Gross Margin"), subject to rounding and to the effects of the applicable Periodic Rate Cap, Lifetime Cap and Lifetime Floor. The "Periodic Rate Cap" limits changes in the Mortgage Rate for each ARM on each Change Date. The "Lifetime Cap" for each ARM is the maximum Mortgage Rate that may be borne by such ARM, and the "Lifetime Floor" is the minimum Mortgage Rate that may be borne by such ARM. The ARMs do not provide for negative amortization or limits on changes in the monthly payments.

     With respect to approximately 1.86% of the ARMs (by Principal Balance as of the Cut-Off Date): (i) the Index is the weekly average of the quoted yields on United States treasury securities adjusted to a constant maturity of one year ("CMT"), as made available by the Federal Reserve Board as of the date 45 days (as set forth in the related Mortgage Note) before the applicable Change Date;
(ii) the Change Dates will occur on the date set forth in the related Mortgage Note and every twelfth month thereafter; (iii) the Periodic Rate Cap for substantially all such ARMs is 200 basis points or 300 basis points; (iv) the Lifetime Cap is 600 basis points greater than the initial Mortgage Rate; and
(v) the Lifetime Floor is as set forth in the related Mortgage Note.

     With respect to the remaining ARMs: (i) the Index is the London interbank offered rate for six-month United States dollar deposits ("6-Month LIBOR"), as published either in The Wall Street Journal of the edition, if any, specified in the related Mortgage Note or by the Federal National Mortgage Association and available as of the date before the applicable Change Date specified in the related Mortgage Note; and (ii) the Change Dates will occur on the initial Change Date set forth in the Mortgage Note and every sixth month thereafter.

     The initial Change Dates for approximately 0.65% and 88.89% (by Principal Balance as of the Cut-Off Date) of the ARMs delivered on the Closing Date will occur on the 24th and 36th due dates, respectively. The Periodic Rate Caps for such ARMs generally range from 100 basis points to 300 basis points on the initial Change Dates and from 100 basis points to 200 basis points for the subsequent Change Dates.

     Approximately 0.28% (by Principal Balance as of the Cut-Off Date) of the Home Equity Loans provide that if each of the first twelve monthly payments are received within 30 days of the due dates therefor, the Mortgage Rate will be reduced by 100 basis points for the remaining term of the Home Equity Loan and the monthly payments will be recalculated to reflect such reduction and amortize the then-unpaid principal balance by the original maturity date. All of such Home Equity Loans bear fixed Mortgage Rates.

STATISTICAL INFORMATION

     Set forth below is certain approximate statistical information as of the Cut-Off Date regarding the Home Equity Loans expected to be included in the Trust as of the Closing Date. Prior to the Closing Date, Home Equity Loans may be removed from the Trust and other Home Equity Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the fixed rate Home Equity Loans, the ARMs and the total Pool as presently constituted is representative of the characteristics of such Home Equity Loans at the Closing Date, although certain characteristics of the Home Equity Loans may vary. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

     FIXED RATE HOME EQUITY LOANS. As of the Cut-Off Date: the Loan Balances ranged from $5,455 to $344,882; the average Loan Balance was $47,226; the Mortgage Rates ranged from 8.50% to 15.24% per annum; the weighted average Mortgage Rate was 11.05% per annum; the original Combined Loan-to-Value Ratios ranged from 8.00% to 100.00%; the weighted average original Combined Loan-to-Value Ratio was 80.04%; the remaining terms to stated maturity ranged from 51 months to 360 months; the weighted average remaining term to stated maturity was 257 months; the loan ages ranged from 0 months to 123 months; the weighted average loan age was 3 months; and Balloon Loans constituted 2.33% of the aggregate Principal Balance as of the Cut-Off Date of the fixed rate Home Equity Loans. The percentages indicated in the following tables under the columns entitled "% of Aggregate Number of Home Equity Loans" and "% of Aggregate Unpaid Loan Balance as of the Cut-off Date" refer to percentages of the fixed rate Home Equity Loans included in the Pool.

                            GEOGRAPHIC DISTRIBUTION

                                                        AGGREGATE UNPAID    % OF AGGREGATE
                                      % OF AGGREGATE     LOAN BALANCE       UNPAID LOAN
                    NUMBER OF HOME    NUMBER OF HOME       AS OF THE        BALANCE AS OF
STATE               EQUITY LOANS      EQUITY LOANS       CUT-OFF DATE       THE CUT-OFF DATE
-----------------   --------------    --------------    ----------------    ----------------
Alabama..........           15              1.00%        $   864,035.45            1.22%
Arizona..........            9              0.60             539,388.19            0.76
Arkansas.........           37              2.46           1,534,645.76            2.16
California.......           53              3.53           3,840,920.12            5.41
Colorado.........            8              0.53             505,779.61            0.71
Connecticut......            8              0.53             434,200.94            0.61
Delaware.........            3              0.20             315,479.73            0.44
Florida..........          109              7.25           5,378,294.82            7.58
Georgia..........           64              4.26           3,358,586.72            4.73
Illinois.........           27              1.80           1,045,919.61            1.47
Indiana..........           30              2.00           1,142,600.41            1.61
Iowa.............           16              1.06             631,513.22            0.89
Kansas...........            2              0.13             137,244.44            0.19
Kentucky.........           30              2.00           1,378,113.73            1.94
Louisiana........          206             13.71           8,564,609.12           12.07
Maine............           16              1.06             699,392.87            0.99
Maryland.........           10              0.67             558,380.97            0.79
Massachusetts....            9              0.60             471,347.94            0.66
Michigan.........           67              4.46           3,008,374.38            4.24
Minnesota........           11              0.73             597,402.88            0.84
Mississippi......           92              6.12           3,597,460.50            5.07
Missouri.........           19              1.26             721,317.71            1.02
Nebraska.........            8              0.53             248,012.30            0.35
Nevada...........            3              0.20             120,871.46            0.17
New Hampshire....            3              0.20             230,317.15            0.32
New Jersey.......           19              1.26           1,719,920.02            2.42
New Mexico.......            6              0.40             326,123.46            0.46
New York.........           63              4.19           3,391,056.24            4.78
North Carolina...           93              6.19           4,991,251.19            7.03
Ohio.............           78              5.19           3,218,111.37            4.53
Oklahoma.........           71              4.72           2,655,461.03            3.74
Oregon...........            5              0.33             408,808.69            0.58
Pennsylvania.....           50              3.33           2,317,377.22            3.26
South Carolina...           50              3.33           1,989,945.13            2.80
Tennessee........           68              4.52           3,561,987.49            5.02
Texas............           61              4.06           2,287,026.86            3.22
Utah.............            6              0.40             234,077.79            0.33
Vermont..........            3              0.20             278,263.76            0.39
Virginia.........           13              0.86             744,271.46            1.05
Washington.......            6              0.40             352,063.54            0.50
West Virginia....           13              0.86             483,153.75            0.68
Wisconsin........           43              2.86           2,097,028.18            2.95
                        ------            ------         --------------          ------
     Total:......        1,503            100.00%        $70,980,137.21          100.00%
                        ------            ------         --------------          ------
                        ------            ------         --------------          ------

               ORIGINAL COMBINED LOAN-TO-VALUE RATIO DISTRIBUTION

                                                                 AGGREGATE UNPAID    % OF AGGREGATE
                                               % OF AGGREGATE     LOAN BALANCE       UNPAID LOAN
RANGE OF ORIGINAL COMBINED   NUMBER OF HOME    NUMBER OF HOME       AS OF THE        BALANCE AS OF
LOAN-TO-VALUE RATIOS         EQUITY LOANS      EQUITY LOANS       CUT-OFF DATE       THE CUT-OFF DATE
--------------------------   --------------    --------------    ----------------    ----------------
 5.01- 10.00%.............            1              0.07%        $     8,975.07            0.01%
10.01- 15.00..............            4              0.27              52,561.42            0.07
15.01- 20.00..............            4              0.27              82,614.33            0.12
20.01- 25.00..............           10              0.67             270,783.55            0.38
25.01- 30.00..............            6              0.40             220,974.04            0.31
30.01- 35.00..............           10              0.67             282,634.92            0.40
35.01- 40.00..............           17              1.13             353,012.91            0.50
40.01- 45.00..............           36              2.40           1,251,644.92            1.76
45.01- 50.00..............           27              1.80             776,107.22            1.09
50.01- 55.00..............           44              2.93           1,410,023.57            1.99
55.01- 60.00..............           41              2.73           1,280,166.95            1.80
60.01- 65.00..............           69              4.59           2,400,211.71            3.38
65.01- 70.00..............          102              6.79           4,105,181.12            5.78
70.01- 75.00..............          160             10.65           6,671,493.03            9.40
75.01- 80.00..............          265             17.63          14,511,088.00           20.44
80.01- 85.00..............          232             15.44          10,990,909.24           15.48
85.01- 90.00..............          200             13.31          10,982,960.37           15.47
90.01- 95.00..............          135              8.98           7,684,512.46           10.83
95.01-100.00..............          140              9.31           7,644,262.38           10.77
                                 ------            ------         --------------          ------
     Total:...............        1,503            100.00%        $70,980,137.21          100.00%
                                 ------            ------         --------------          ------
                                 ------            ------         --------------          ------

     The Combined Loan-to-Value Ratios shown above represent the ratio of the sum of the principal amount of each Home Equity Loan and the unpaid principal balance of the related first mortgage loan, if any, at the time of origination of such Home Equity Loan divided by the lesser of the appraised value of the related Mortgaged Property at the time of origination (the "Appraised Values") or the purchase price of such Mortgaged Property, if applicable. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Home Equity Loans become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, defaults, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

                           MORTGAGE RATE DISTRIBUTION

                                                                                           % OF AGGREGATE
                                                                       AGGREGATE UNPAID    UNPAID LOAN
                                                     % OF AGGREGATE     LOAN BALANCE       BALANCE AS OF
                                   NUMBER OF HOME    NUMBER OF HOME       AS OF THE        THE CUT-OFF
RANGE OF MORTGAGE RATES            EQUITY LOANS      EQUITY LOANS       CUT-OFF DATE          DATE
--------------------------------   --------------    --------------    ----------------    --------------
 8.001- 8.500%..................            4              0.27         $   624,101.50           0.88%
 8.501- 9.000...................           34              2.26           2,306,262.25           3.25
 9.001- 9.500...................           53              3.53           3,742,950.85           5.27
 9.501-10.000...................          128              8.52           8,500,262.58          11.98
10.001-10.500...................          189             12.57          10,131,264.25          14.27
10.501-11.000...................          231             15.37          12,229,643.30          17.23
11.001-11.500...................          314             20.89          12,513,947.97          17.63
11.501-12.000...................          153             10.18           6,953,247.14           9.80
12.001-12.500...................          240             15.97           8,216,465.89          11.58
12.501-13.000...................           82              5.46           3,600,726.75           5.07
13.001-13.500...................           29              1.93           1,061,628.84           1.50
13.501-14.000...................           13              0.86             298,137.38           0.42
14.001-14.500...................           16              1.06             394,782.61           0.56
14.501-15.000...................           16              1.06             382,735.39           0.54
15.001-15.500...................            1              0.07              23,980.51           0.03
                                       ------            ------         --------------         ------
                                       ------            ------         --------------         ------
     Total......................        1,503            100.00%        $70,980,137.21         100.00%
                                       ------            ------         --------------         ------
                                       ------            ------         --------------         ------

        DISTRIBUTION OF OUTSTANDING LOAN BALANCES AS OF THE CUT-OFF DATE

                                                                                           % OF AGGREGATE
                                                                       AGGREGATE UNPAID    UNPAID LOAN
                                                     % OF AGGREGATE     LOAN BALANCE       BALANCE AS OF
                                   NUMBER OF HOME    NUMBER OF HOME       AS OF THE        THE CUT-OFF
RANGE OF LOAN BALANCES             EQUITY LOANS      EQUITY LOANS       CUT-OFF DATE          DATE
--------------------------------   --------------    --------------    ---------------     --------------
$     0.01- 50,000.00...........        1,009             67.13%        $30,072,777.10          42.37%
 50,000.01-100,000.00...........          391             26.01          26,109,358.34          36.78
100,000.01-150,000.00...........           75              4.99           8,888,728.09          12.52
150,000.01-200,000.00...........           17              1.13           2,963,315.53           4.17
200,000.01-250,000.00...........            5              0.33           1,166,328.42           1.64
250,000.01-300,000.00...........            4              0.27           1,114,901.84           1.57
300,000.01-350,000.00...........            2              0.13             664,727.89           0.94
                                       ------            ------         --------------         ------
     Total......................        1,503            100.00%        $70,980,137.21         100.00%
                                       ------            ------         --------------         ------
                                       ------            ------         --------------         ------

                        LIEN STATUS AND OCCUPANCY STATUS

                                                                                           % OF AGGREGATE
                                                                       AGGREGATE UNPAID    UNPAID LOAN
                                                     % OF AGGREGATE     LOAN BALANCE       BALANCE AS OF
                                   NUMBER OF HOME    NUMBER OF HOME       AS OF THE        THE CUT-OFF
LIEN STATUS AND OCCUPANCY STATUS   EQUITY LOANS      EQUITY LOANS       CUT-OFF DATE          DATE
--------------------------------   --------------    --------------    ----------------    --------------
First Lien Owner Occupied.......        1,209             80.44%        $61,634,367.17          86.83%
First Lien Non-Owner Occupied...          109              7.25           4,968,948.02           7.00
First Lien Second Home..........            1              0.07              45,414.07           0.06
Second Lien Owner Occupied......          184             12.24           4,331,407.95           6.10
                                       ------            ------         --------------         ------
     Total......................        1,503            100.00%        $70,980,137.21         100.00%
                                       ------            ------         --------------         ------
                                       ------            ------         --------------         ------

                     DISTRIBUTION OF LOAN AGES (IN MONTHS)

                                                                                    % OF AGGREGATE
                                                                AGGREGATE UNPAID    UNPAID LOAN
RANGE OF                                      % OF AGGREGATE     LOAN BALANCE       BALANCE AS OF
LOAN AGES                   NUMBER OF HOME    NUMBER OF HOME       AS OF THE        THE CUT-OFF
(MONTHS)                    EQUITY LOANS      EQUITY LOANS       CUT-OFF DATE          DATE
-------------------------   --------------    --------------    ----------------    --------------
  0-  6..................        1,470             97.80%        $69,110,389.49          97.37%
  7- 12..................           14              0.93             909,247.82           1.28
 13- 18..................            9              0.60             394,775.87           0.56
 19- 24..................            3              0.20             177,131.53           0.25
 25- 30..................            1              0.07              52,797.03           0.07
 37- 42..................            1              0.07              48,937.00           0.07
 43- 48..................            1              0.07             193,224.08           0.27
 85- 96..................            1              0.07              19,961.76           0.03
 97-108..................            1              0.07              32,111.83           0.05
121-132..................            2              0.13              41,560.80           0.06
                                ------            ------         --------------         ------
     Total...............        1,503            100.00%        $70,980,137.21         100.00%
                                ------            ------         --------------         ------
                                ------            ------         --------------         ------

                                 PROPERTY TYPE

                                                                                    % OF AGGREGATE
                                                                AGGREGATE UNPAID    UNPAID LOAN
                                              % OF AGGREGATE     LOAN BALANCE       BALANCE AS OF
                            NUMBER OF HOME    NUMBER OF HOME       AS OF THE        THE CUT-OFF
PROPERTY TYPE               EQUITY LOANS      EQUITY LOANS       CUT-OFF DATE          DATE
-------------------------   --------------    --------------    ----------------    --------------
Condominium..............           26              1.73%        $ 1,429,171.33           2.01%
Duplex...................           51              3.39           2,725,710.48           3.84
Fourplex.................            6              0.40             495,821.88           0.70
Manufactured Housing.....          216             14.37           7,818,934.88          11.02
Modular Housing..........            2              0.13              91,774.20           0.13
PUD......................            1              0.07             145,524.51           0.21
Rowhouse.................           10              0.67             260,524.73           0.37
Single Family Detached...        1,186             78.91          57,676,604.86          81.26
Townhouse................            1              0.07              56,907.03           0.08
Triplex..................            4              0.27             279,163.31           0.39
                                ------            ------         --------------         ------
     Total:..............        1,503            100.00%        $70,980,137.21         100.00%
                                ------            ------         --------------         ------
                                ------            ------         --------------         ------

                   DISTRIBUTION OF REMAINING TERM TO MATURITY
                       (IN MONTHS) AS OF THE CUT-OFF DATE

                                                            AGGREGATE UNPAID    % OF AGGREGATE
                                          % OF AGGREGATE     LOAN BALANCE       UNPAID LOAN
RANGE OF MONTHS         NUMBER OF HOME    NUMBER OF HOME       AS OF THE        BALANCE AS OF
REMAINING TO MATURITY   EQUITY LOANS      EQUITY LOANS       CUT-OFF DATE       THE CUT-OFF DATE
---------------------   --------------    --------------    ----------------    ----------------
49-60................           32              2.13%        $   475,968.61            0.67%
61-72................            3              0.20              52,742.74            0.07
73-84................            7              0.47             177,934.97            0.25
85-96................            8              0.53             213,208.19            0.30
97-108...............            1              0.07              19,401.51            0.03
109-120..............          165             10.98           3,869,287.12            5.45
121-132..............            1              0.07              28,312.34            0.04
133-144..............           64              4.26           1,853,901.38            2.61
145-156..............            3              0.20             120,249.34            0.17
157-168..............            7              0.47             274,114.03            0.39
169-180..............          600             39.92          24,644,953.48           34.72
193-204..............            3              0.20             117,174.55            0.17
205-216..............            1              0.07             160,314.37            0.23
229-240..............          163             10.84           7,428,026.28           10.46
265-276..............            1              0.07              34,633.46            0.05
289-300..............           18              1.20             988,893.39            1.39
313-324..............            2              0.13             249,473.18            0.35
325-336..............            1              0.07              52,797.03            0.07
337-348..............            8              0.53             536,228.25            0.76
349-360..............          415             27.61          29,682,522.99           41.82
                            ------            ------         --------------          ------
     Total...........        1,503            100.00%        $70,980,137.21          100.00%
                            ------            ------         --------------          ------
                            ------            ------         --------------          ------

     ARMS. As of the Cut-Off Date: the Loan Balances ranged from $5,156 to $945,000; the average Loan Balance was $79,949; the Current Mortgage Rates ranged from 6.88% to 13.99% per annum; the weighted average current Mortgage Rate was 9.98% per annum; the original Loan-to-Value Ratios ranged from 9.40% to 100.00%; the weighted average original Loan-to-Value Ratio was 82.34%; the remaining terms to stated maturity ranged from 57 months to 360 months; the weighted average remaining term to stated maturity was 339 months; the loan ages ranged from 0 months to 41 months; the weighted average loan age was 2 months; the Gross Margins ranged from 1.75% to 9.05%; the weighted average Gross Margin was 5.21%; the Lifetime Floors ranged from 3.63% to 12.75%; the weighted average Lifetime Floor was 8.73%; the Lifetime Caps ranged from 11.63% to 19.99%; the weighted average Lifetime Cap was 16.00%; the weighted average current Mortgage Rate of the ARMs with initial fixed Mortgage Rates was 9.97% per annum; the weighted average number of months to the next Change Date for the ARMs with initial fixed Mortgage Rates was 35 months; and the weighted average number of months to the next Change Date for the remaining ARMs was 6 months. The percentages indicated in the following tables under the columns entitled "% of Aggregate Number of Home Equity Loans" and "% of Aggregate Unpaid Loan Balance as of the Cut-off Date" refer to the percentages of ARMs included in the Pool.

                            GEOGRAPHIC DISTRIBUTION

                                                            AGGREGATE UNPAID    % OF AGGREGATE
                           NUMBER OF      % OF AGGREGATE      LOAN BALANCE      UNPAID LOAN
                           HOME EQUITY    NUMBER OF HOME       AS OF THE        BALANCE AS OF
STATE                       LOANS         EQUITY LOANS        CUT-OFF DATE      THE CUT-OFF DATE
------------------------   -----------    --------------    ----------------    ----------------
Alabama.................         57             0.72%       $   5,165,123.32           0.81%
Arizona.................         49             0.62            5,437,147.11           0.86
Arkansas................        120             1.51            6,923,509.21           1.09
California..............        455             5.73           71,782,316.16          11.30
Colorado................        108             1.36           11,248,996.41           1.77
Connecticut.............         86             1.08            9,589,106.91           1.51
Delaware................          4             0.05              476,288.34           0.07
District of Columbia....         17             0.21            2,198,500.61           0.35
Florida.................        270             3.40           24,544,313.34           3.86
Georgia.................        220             2.77           23,692,654.46           3.73
Hawaii..................          1             0.01              199,558.67           0.03
Idaho...................         20             0.25            1,574,712.17           0.25
Illinois................        223             2.81           12,062,757.00           1.90
Indiana.................        488             6.14           26,751,699.54           4.21
Iowa....................        149             1.88            8,432,331.06           1.33
Kansas..................        105             1.32            5,576,485.35           0.88
Kentucky................        207             2.61           12,361,751.69           1.95
Louisiana...............        326             4.10           22,086,607.08           3.48
Maine...................        141             1.77           10,958,074.64           1.72
Maryland................         68             0.86            7,944,427.31           1.25
Massachusetts...........         90             1.13           10,070,529.44           1.59
Michigan................        580             7.30           36,694,196.66           5.78
Minnesota...............         76             0.96            5,251,750.87           0.83
Mississippi.............        304             3.83           19,596,503.10           3.08
Missouri................        115             1.45            7,372,545.19           1.16
Montana.................          1             0.01               71,925.05           0.01
Nebraska................         56             0.70            2,911,909.31           0.46
Nevada..................         10             0.13              915,863.51           0.14
New Hampshire...........        130             1.64           11,127,566.75           1.75
New Jersey..............        113             1.42           15,626,445.38           2.46
New Mexico..............         70             0.88            5,901,780.90           0.93
New York................        275             3.46           25,605,293.55           4.03
North Carolina..........        440             5.54           35,309,609.70           5.56
North Dakota............          1             0.01              111,200.00           0.02
Ohio....................        789             9.93           50,904,464.35           8.01
Oklahoma................        169             2.13            8,971,334.44           1.41
Oregon..................         70             0.88            8,091,709.56           1.27
Pennsylvania............        271             3.41           20,393,976.77           3.21
Rhode Island............         12             0.15            1,614,295.17           0.25
South Carolina..........        166             2.09           12,041,770.98           1.90
Tennessee...............        428             5.39           32,867,563.79           5.17
Texas...................        146             1.84           10,519,953.88           1.66
Utah....................         86             1.08            8,845,164.49           1.39
Vermont.................          6             0.08              633,506.87           0.10
Virginia................        146             1.84           13,084,340.05           2.06
Washington..............         83             1.04            9,211,934.19           1.45
West Virginia...........         72             0.91            4,318,407.42           0.68
Wisconsin...............        121             1.52            7,776,076.83           1.22
Wyoming.................          6             0.08              430,579.73           0.07
                              -----           ------        ----------------         ------
  Total.................      7,946           100.00%       $ 635,278,558.31         100.00%
                              -----           ------        ----------------         ------
                              -----           ------        ----------------         ------

                   ORIGINAL LOAN-TO-VALUE RATIO DISTRIBUTION

                                                            AGGREGATE UNPAID    % OF AGGREGATE
                           NUMBER OF      % OF AGGREGATE      LOAN BALANCE      UNPAID LOAN
RANGE OF ORIGINAL          HOME EQUITY    NUMBER OF HOME       AS OF THE        BALANCE AS OF
LOAN-TO-VALUE RATIOS        LOANS         EQUITY LOANS        CUT-OFF DATE      THE CUT-OFF DATE
------------------------   -----------    --------------    ----------------    ----------------
 5.01- 10.00%...........          1             0.01%       $      14,861.50           0.00%
10.01- 15.00............          5             0.06              115,036.05           0.02
15.01- 20.00............         11             0.14              352,029.65           0.06
20.01- 25.00............         19             0.24              599,193.17           0.09
25.01- 30.00............         20             0.25            1,063,312.94           0.17
30.01- 35.00............         33             0.42            1,082,788.50           0.17
35.01- 40.00............         48             0.60            1,836,650.04           0.29
40.01- 45.00............         69             0.87            3,478,340.44           0.55
45.01- 50.00............         99             1.25            5,509,292.77           0.87
50.01- 55.00............        102             1.28            6,608,118.58           1.04
55.01- 60.00............        156             1.96            8,847,434.14           1.39
60.01- 65.00............        254             3.20           18,204,619.30           2.87
65.01- 70.00............        337             4.24           26,959,557.46           4.24
70.01- 75.00............        522             6.57           44,102,935.36           6.94
75.01- 80.00............      1,491            18.76          139,050,812.14          21.89
80.01- 85.00............      1,071            13.48           93,443,013.59          14.71
85.01- 90.00............      1,861            23.42          154,138,874.48          24.26
90.01- 95.00............      1,175            14.79           86,838,145.69          13.67
95.01-100.00............        672             8.46           43,033,542.51           6.77
                              -----           ------        ----------------         ------
     Total..............      7,946           100.00%       $ 635,278,558.31         100.00%
                              -----           ------        ----------------         ------
                              -----           ------        ----------------         ------

     The Loan-to-Value Ratios shown above represent the ratio of the principal amount of each Home Equity Loan at the time of origination of such Home Equity Loan divided by the lesser of the appraised value of the related Mortgaged Property at the time of origination (the "Appraised Values") or the purchase price of such Mortgaged Property, if applicable. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Home Equity Loans become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, defaults, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

                       CURRENT MORTGAGE RATE DISTRIBUTION

                                            % OF AGGREGATE    AGGREGATE UNPAID    % OF AGGREGATE
                             NUMBER OF      NUMBER OF           LOAN BALANCE      UNPAID LOAN
RANGE OF CURRENT             HOME EQUITY    HOME EQUITY          AS OF THE        BALANCE AS OF
MORTGAGE RATES                LOANS           LOANS             CUT-OFF DATE      THE CUT-OFF DATE
--------------------------   -----------    --------------    ----------------    ----------------
 6.501- 7.000%............          1             0.01%       $     174,705.10           0.03%
 7.001- 7.500.............         12             0.15            2,131,788.83           0.34
 7.501- 8.000.............         87             1.09           12,152,604.47           1.91
 8.001- 8.500.............        278             3.50           35,460,970.40           5.58
 8.501- 9.000.............        587             7.39           67,353,379.89          10.60
 9.001- 9.500.............      1,090            13.72          100,013,647.03          15.74
 9.501-10.000.............      1,638            20.61          138,557,996.67          21.81
10.001-10.500.............      1,111            13.98           89,576,006.87          14.10
10.501-11.000.............      2,060            25.92          131,976,846.46          20.77
11.001-11.500.............        203             2.55           12,455,209.47           1.96
11.501-12.000.............        822            10.34           41,813,661.35           6.58
12.001-12.500.............         39             0.49            2,462,619.33           0.39
12.501-13.000.............         12             0.15              900,803.38           0.14
13.001-13.500.............          2             0.03               91,635.50           0.01
13.501-14.000.............          4             0.05              156,683.56           0.02
                                -----           ------        ----------------         ------
     Total................      7,946           100.00%       $ 635,278,558.31         100.00%
                                -----           ------        ----------------         ------
                                -----           ------        ----------------         ------

        DISTRIBUTION OF OUTSTANDING LOAN BALANCES AS OF THE CUT-OFF DATE

                                            % OF AGGREGATE    AGGREGATE UNPAID    % OF AGGREGATE
                             NUMBER OF      NUMBER OF           LOAN BALANCE      UNPAID LOAN
RANGE OF                     HOME EQUITY    HOME EQUITY          AS OF THE        BALANCE AS OF
LOAN BALANCES                 LOANS           LOANS             CUT-OFF DATE      THE CUT-OFF DATE
--------------------------   -----------    --------------    ----------------    ----------------
$      0.01- 50,000.00....      2,465            31.02%       $  89,004,052.98          14.01%
  50,000.01-100,000.00....      3,643            45.85          255,019,317.30          40.14
 100,000.01-150,000.00....      1,135            14.28          137,096,557.74          21.58
 150,000.01-200,000.00....        403             5.07           68,888,530.48          10.84
 200,000.01-250,000.00....        139             1.75           30,993,140.37           4.88
 250,000.01-300,000.00....         85             1.07           23,356,056.86           3.68
 300,000.01-350,000.00....         30             0.38            9,696,941.81           1.53
 350,000.01-400,000.00....         16             0.20            6,113,269.64           0.96
 400,000.01-450,000.00....         11             0.14            4,668,194.93           0.73
 450,000.01-500,000.00....         11             0.14            5,349,321.79           0.84
 500,000.01-550,000.00....          3             0.04            1,621,730.78           0.26
 550,000.01-600,000.00....          2             0.03            1,158,143.75           0.18
 600,000.01-650,000.00....          1             0.01              649,464.14           0.10
 700,000.01-750,000.00....          1             0.01              718,835.74           0.11
 900,000.01-950,000.00....          1             0.01              945,000.00           0.15
                                -----           ------        ----------------         ------
     Total................      7,946           100.00%       $ 635,278,558.31         100.00%
                                -----           ------        ----------------         ------
                                -----           ------        ----------------         ------

                        LIEN STATUS AND OCCUPANCY STATUS

                                            % OF AGGREGATE    AGGREGATE UNPAID    % OF AGGREGATE
                             NUMBER OF      NUMBER OF           LOAN BALANCE      UNPAID LOAN
LIEN STATUS AND              HOME EQUITY    HOME EQUITY          AS OF THE        BALANCE AS OF
OCCUPANCY STATUS              LOANS           LOANS             CUT-OFF DATE      THE CUT-OFF DATE
--------------------------   -----------    --------------    ----------------    ----------------
First Lien Non-Owner
  Occupied................        174             2.19%       $  11,975,726.55           1.89%
First Lien Owner
  Occupied................      7,767            97.75          622,798,046.21          98.04
First Lien Second Home....          5             0.06              504,785.55           0.08
                                -----           ------        ----------------         ------
     Total................      7,946           100.00%       $ 635,278,558.31         100.00%
                                -----           ------        ----------------         ------
                                -----           ------        ----------------         ------

                     DISTRIBUTION OF LOAN AGES (IN MONTHS)

                                            % OF AGGREGATE    AGGREGATE UNPAID    % OF AGGREGATE
RANGE OF                     NUMBER OF      NUMBER OF           LOAN BALANCE      UNPAID LOAN
LOAN AGES                    HOME EQUITY    HOME EQUITY          AS OF THE        BALANCE AS OF
(MONTHS)                      LOANS           LOANS             CUT-OFF DATE      THE CUT-OFF DATE
--------------------------   -----------    --------------    ----------------    ----------------
  0-  6...................      7,888            99.27%       $ 629,954,122.18          99.16%
  7- 12...................         41             0.52            3,597,137.86           0.57
 13- 18...................          2             0.03              277,595.05           0.04
 19- 24...................          7             0.09              910,326.62           0.14
 25- 30...................          7             0.09              518,588.99           0.08
 37- 42...................          1             0.01               20,787.61           0.00
                                -----           ------        ----------------         ------
     Total................      7,946           100.00%       $ 635,278,558.31         100.00%
                                -----           ------        ----------------         ------
                                -----           ------        ----------------         ------

                                 PROPERTY TYPE

                                               % OF AGGREGATE     AGGREGATE UNPAID    % OF AGGREGATE
                            NUMBER OF           NUMBER OF           LOAN BALANCE      UNPAID LOAN
                            HOME EQUITY        HOME EQUITY           AS OF THE        BALANCE AS OF
PROPERTY TYPE                 LOANS               LOANS             CUT-OFF DATE      THE CUT-OFF DATE
-------------------------   ---------------    ---------------    ----------------    ----------------
Condominium..............          174                2.19%       $  14,591,221.76           2.30%
Duplex...................          205                2.58           18,356,318.54           2.89
Fourplex.................           22                0.28            1,945,162.86           0.31
Manufactured Housing.....           15                0.19              867,460.19           0.14
Modular Housing..........           10                0.13              697,843.53           0.11
PUD......................           46                0.58            5,998,407.82           0.94
Rowhouse.................           29                0.36            2,151,321.58           0.34
Single Family Detached...        7,399               93.12          586,460,632.08          92.32
Townhouse................           26                0.33            2,431,421.31           0.38
Triplex..................           20                0.25            1,778,768.64           0.28
                                 -----             -------        ----------------         ------
     Total...............        7,946              100.00%       $ 635,278,558.31         100.00%
                                 -----             -------        ----------------         ------
                                 -----             -------        ----------------         ------

                   DISTRIBUTION OF REMAINING TERM TO MATURITY
                       (IN MONTHS) AS OF THE CUT-OFF DATE

                                               % OF AGGREGATE     AGGREGATE UNPAID    % OF AGGREGATE
                            NUMBER OF           NUMBER OF           LOAN BALANCE      UNPAID LOAN
RANGE OF MONTHS             HOME EQUITY        HOME EQUITY           AS OF THE        BALANCE AS OF
REMAINING TO MATURITY         LOANS               LOANS             CUT-OFF DATE      THE CUT-OFF DATE
-------------------------   -----------        --------------     ----------------    ----------------
 49- 60..................            4                0.05%       $      99,359.09           0.02%
 61- 72..................            1                0.01               34,334.65           0.01
 85- 96..................            1                0.01               35,945.76           0.01
109-120..................           25                0.31              634,972.08           0.10
133-144..................            1                0.01               29,485.06           0.00
169-180..................          885               11.14           40,603,080.86           6.39
205-216..................            2                0.03               74,781.89           0.01
229-240..................          686                8.63           36,567,976.93           5.76
289-300..................           12                0.15              661,910.70           0.10
313-324..................            1                0.01               20,787.61           0.00
325-336..................            7                0.09              518,588.99           0.08
337-348..................           11                0.14            1,273,467.06           0.20
349-360..................        6,310               79.41          554,723,867.63          87.32
                                 -----             -------        ----------------         ------
     Total...............        7,946              100.00%       $ 635,278,558.31         100.00%
                                 -----             -------        ----------------         ------
                                 -----             -------        ----------------         ------

                         DISTRIBUTION OF GROSS MARGINS

                                       % OF AGGREGATE     AGGREGATE UNPAID    % OF AGGREGATE
                    NUMBER OF           NUMBER OF           LOAN BALANCE      UNPAID LOAN
RANGE OF            HOME EQUITY        HOME EQUITY           AS OF THE        BALANCE AS OF
GROSS MARGINS         LOANS               LOANS             CUT-OFF DATE      THE CUT-OFF DATE
-----------------   ---------------    ---------------    ----------------    ----------------
1.501-1.750%.....            1                0.01%       $     130,289.93           0.02%
2.501-2.750......            3                0.04              158,299.09           0.02
2.751-3.000......           93                1.17            8,699,945.68           1.37
3.001-3.250......           13                0.16            1,240,227.73           0.20
3.251-3.500......          111                1.40           10,089,710.69           1.59
3.501-3.750......           77                0.97            7,510,553.32           1.18
3.751-4.000......          671                8.44           51,379,860.81           8.09
4.001-4.250......          244                3.07           17,775,893.98           2.80
4.251-4.500......        1,120               14.10           83,080,468.17          13.08
4.501-4.750......          157                1.98           15,269,209.08           2.40
4.751-5.000......          658                8.28           73,385,679.68          11.55
5.001-5.250......        2,040               25.67          146,579,329.73          23.07
5.251-5.500......          220                2.77           19,296,812.33           3.04
5.501-5.750......          458                5.76           42,898,469.31           6.75
5.751-6.000......        1,259               15.84           77,531,759.45          12.20
6.001-6.250......          176                2.21           15,557,213.17           2.45
6.251-6.500......          177                2.23           18,325,032.14           2.88
6.501-6.750......          129                1.62           11,384,166.63           1.79
6.751-7.000......          141                1.77           14,547,892.95           2.29
7.001-7.250......           64                0.81            6,141,726.69           0.97
7.251-7.500......           46                0.58            4,987,226.97           0.79
7.501-7.750......           60                0.76            6,547,440.76           1.03
7.751-8.000......           14                0.18            1,616,975.17           0.25
8.001-8.250......            5                0.06              310,578.11           0.05
8.251-8.500......            4                0.05              370,080.15           0.06
8.501-8.750......            2                0.03               90,401.11           0.01
8.751-9.000......            2                0.03              255,355.32           0.04
9.001-9.250......            1                0.01              117,960.16           0.02
                         -----             -------        ----------------         ------
     Total.......        7,946              100.00%       $ 635,278,558.31         100.00%
                         -----             -------        ----------------         ------
                         -----             -------        ----------------         ------

                         DISTRIBUTION OF LIFETIME CAPS

                                       % OF AGGREGATE     AGGREGATE UNPAID    % OF AGGREGATE
                    NUMBER OF           NUMBER OF           LOAN BALANCE      UNPAID LOAN
RANGE OF            HOME EQUITY        HOME EQUITY           AS OF THE        BALANCE AS OF
LIFETIME CAPS         LOANS               LOANS             CUT-OFF DATE      THE CUT-OFF DATE
-----------------   ---------------    ---------------    ----------------    ----------------
11.501-12.000%...            3                0.04%       $     196,513.97           0.03%
12.001-12.500....            2                0.03              343,914.14           0.05
12.501-13.000....            3                0.04              310,907.96           0.05
13.001-13.500....           11                0.14            1,847,618.55           0.29
13.501-14.000....           74                0.93           10,660,961.35           1.68
14.001-14.500....          274                3.45           34,958,098.82           5.50
14.501-15.000....          578                7.27           66,421,418.57          10.46
15.001-15.500....        1,072               13.49           98,686,277.31          15.53
15.501-16.000....        1,634               20.56          138,393,457.18          21.78
16.001-16.500....        1,125               14.16           90,696,042.61          14.28
16.501-17.000....        2,068               26.03          132,757,787.92          20.90
17.001-17.500....          207                2.61           12,868,744.30           2.03
17.501-18.000....          830               10.45           42,723,761.18           6.73
18.001-18.500....           43                0.54            2,754,834.15           0.43
18.501-19.000....           16                0.20            1,409,901.24           0.22
19.001-19.500....            2                0.03               91,635.50           0.01
19.501-20.000....            4                0.05              156,683.56           0.02
                         -----             -------        ----------------         ------
     Total.......        7,946              100.00%       $ 635,278,558.31         100.00%
                         -----             -------        ----------------         ------
                         -----             -------        ----------------         ------

                        DISTRIBUTION OF LIFETIME FLOORS

                                       % OF AGGREGATE     AGGREGATE UNPAID    % OF AGGREGATE
                    NUMBER OF           NUMBER OF           LOAN BALANCE      UNPAID LOAN
RANGE OF            HOME EQUITY        HOME EQUITY           AS OF THE        BALANCE AS OF
LIFETIME FLOORS       LOANS               LOANS             CUT-OFF DATE      THE CUT-OFF DATE
-----------------   ---------------    ---------------    ----------------    ----------------
 3.501- 4.000%...            2                0.03              193,145.13           0.03
 4.001- 4.500....            2                0.03              153,506.76           0.02
 4.501- 5.000....            5                0.06              780,741.14           0.12
 5.001- 5.500....            7                0.09            1,037,966.60           0.16
 5.501- 6.000....           35                0.44            7,029,144.24           1.11
 6.001- 6.500....          123                1.55           20,030,651.18           3.15
 6.501- 7.000....          271                3.41           36,413,876.68           5.73
 7.001- 7.500....          477                6.00           52,090,865.06           8.20
 7.501- 8.000....          779                9.80           80,438,540.84          12.66
 8.001- 8.500....        1,038               13.06           89,391,206.78          14.07
 8.501- 9.000....        1,410               17.74          110,417,085.86          17.38
 9.001- 9.500....          770                9.69           58,730,924.25           9.24
 9.501-10.000....        1,579               19.87           96,817,098.00          15.24
10.001-10.500....          279                3.51           18,394,675.87           2.90
10.501-11.000....        1,079               13.58           58,601,055.15           9.22
11.001-11.500....           37                0.47            2,041,246.02           0.32
11.501-12.000....           47                0.59            2,369,852.94           0.37
12.001-12.500....            4                0.05              142,621.69           0.02
12.501-13.000....            2                0.03              204,354.12           0.03
                         -----             -------        ----------------         ------
     Total.......        7,946              100.00%       $ 635,278,558.31         100.00%
                         -----             -------        ----------------         ------
                         -----             -------        ----------------         ------

                      NUMBER OF MONTHS TO NEXT CHANGE DATE

                                      % OF AGGREGATE     AGGREGATE UNPAID    % OF AGGREGATE
                   NUMBER OF           NUMBER OF           LOAN BALANCE      UNPAID LOAN
MONTHS TO          HOME EQUITY        HOME EQUITY           AS OF THE        BALANCE AS OF
NEXT CHANGE DATE     LOANS               LOANS             CUT-OFF DATE      THE CUT-OFF DATE
----------------   ---------------    ---------------    ----------------    ----------------
 3..............          221                2.78%       $  14,052,375.76           2.21%
 4..............          241                3.03           18,584,905.62           2.93
 5..............          163                2.05           10,855,968.32           1.71
 6..............          105                1.32            7,487,739.68           1.18
 7..............           90                1.13            8,175,778.77           1.29
 8..............           38                0.48            2,962,757.01           0.47
 9..............           13                0.16              723,953.55           0.11
10..............            7                0.09              353,857.70           0.06
11..............            7                0.09              422,997.13           0.07
12..............            7                0.09              264,470.05           0.04
13..............            6                0.08              252,400.00           0.04
14..............            2                0.03              131,300.00           0.02
16..............            7                0.09              674,352.62           0.11
17..............            4                0.05              479,012.68           0.08
19..............            3                0.04              397,186.90           0.06
20..............            6                0.08              945,877.19           0.15
21..............           10                0.13              897,633.10           0.14
22..............            5                0.06              404,863.51           0.06
23..............            9                0.11            1,404,126.98           0.22
24..............            5                0.06            1,113,815.61           0.18
25..............            2                0.03               85,545.39           0.01
26..............            1                0.01               40,457.80           0.01
27..............            3                0.04              318,084.48           0.05
28..............            4                0.05              258,171.75           0.04
29..............            6                0.08              454,440.20           0.07
30..............           10                0.13            1,054,960.70           0.17
31..............           26                0.33            2,937,856.52           0.46
32..............          308                3.88           30,996,389.98           4.88
33..............        1,110               13.97           90,051,183.62          14.18
34..............        1,126               14.17           91,783,088.22          14.45
35..............        1,554               19.56          125,055,637.16          19.69
36..............        1,364               17.17          106,966,438.57          16.84
37..............        1,251               15.74           96,355,826.74          15.17
38..............          232                2.92           18,335,105.00           2.89
                        -----             -------        ----------------         ------
     Total......        7,946              100.00%       $ 635,278,558.31         100.00%
                        -----             -------        ----------------         ------
                        -----             -------        ----------------         ------

     THE POOL. As of the Cut-Off Date: the Loan Balances ranged from $5,156 to $945,000 the average Loan Balance was $74,744; the current Mortgage Rates ranged from 6.88% to 15.24% per annum; the weighted average current Mortgage Rate was 10.09% per annum; the original Combined Loan-to-Value Ratios ranged from 8.00% to 100.00%; the weighted average original Combined Loan-to-Value Ratio was 82.11%; the remaining terms to stated maturity ranged from 51 months to 360 months; the weighted average remaining term to stated maturity was 331 months; the loan ages ranged from 0 months to 123 months; the weighted average loan age was 2 months; 10.05% of the aggregate Principal Balance of the Home Equity Loans as of the Cut-Off Date bear interest at fixed rates for the life of such Home Equity Loans; and 89.95% of the aggregate Principal Balance of the Home Equity Loans as of the Cut-Off Date are ARMs.

                            GEOGRAPHIC DISTRIBUTION

                                                           AGGREGATE UNPAID    % OF AGGREGATE
                          NUMBER OF      % OF AGGREGATE      LOAN BALANCE      UNPAID LOAN
                          HOME EQUITY    NUMBER OF HOME       AS OF THE        BALANCE AS OF
STATE                      LOANS         EQUITY LOANS        CUT-OFF DATE      THE CUT-OFF DATE
-----------------------   -----------    --------------    ----------------    ----------------
Alabama................         72             0.76%       $   6,029,158.77           0.85%
Arizona................         58             0.61            5,976,535.30           0.85
Arkansas...............        157             1.66            8,458,154.97           1.20
California.............        508             5.38           75,623,236.28          10.71
Colorado...............        116             1.23           11,754,776.02           1.66
Connecticut............         94             0.99           10,023,307.85           1.42
Delaware...............          7             0.07              791,768.07           0.11
District of Columbia...         17             0.18            2,198,500.61           0.31
Florida................        379             4.01           29,922,608.16           4.24
Georgia................        284             3.01           27,051,241.18           3.83
Hawaii.................          1             0.01              199,558.67           0.03
Idaho..................         20             0.21            1,574,712.17           0.22
Illinois...............        250             2.65           13,108,676.61           1.86
Indiana................        518             5.48           27,894,299.95           3.95
Iowa...................        165             1.75            9,063,844.28           1.28
Kansas.................        107             1.13            5,713,729.79           0.81
Kentucky...............        237             2.51           13,739,865.42           1.95
Louisiana..............        532             5.63           30,651,216.20           4.34
Maine..................        157             1.66           11,657,467.51           1.65
Maryland...............         78             0.83            8,502,808.28           1.20
Massachusetts..........         99             1.05           10,541,877.38           1.49
Michigan...............        647             6.85           39,702,571.04           5.62
Minnesota..............         87             0.92            5,849,153.75           0.83
Mississippi............        396             4.19           23,193,963.60           3.28
Missouri...............        134             1.42            8,093,862.90           1.15
Montana................          1             0.01               71,925.05           0.01
Nebraska...............         64             0.68            3,159,921.61           0.45
Nevada.................         13             0.14            1,036,734.97           0.15
New Hampshire..........        133             1.41           11,357,883.90           1.61
New Jersey.............        132             1.40           17,346,365.40           2.46
New Mexico.............         76             0.80            6,227,904.36           0.88
New York...............        338             3.58           28,996,349.79           4.11
North Carolina.........        533             5.64           40,300,860.89           5.71
North Dakota...........          1             0.01              111,200.00           0.02
Ohio...................        867             9.18           54,122,575.72           7.66
Oklahoma...............        240             2.54           11,626,795.47           1.65
Oregon.................         75             0.79            8,500,518.25           1.20
Pennsylvania...........        321             3.40           22,711,353.99           3.22
Rhode Island...........         12             0.13            1,614,295.17           0.23
South Carolina.........        216             2.29           14,031,716.11           1.99
Tennessee..............        496             5.25           36,429,551.28           5.16
Texas..................        207             2.19           12,806,980.74           1.81
Utah...................         92             0.97            9,079,242.28           1.29
Vermont................          9             0.10              911,770.63           0.13
Virginia...............        159             1.68           13,828,611.51           1.96
Washington.............         89             0.94            9,563,997.73           1.35
West Virginia..........         85             0.90            4,801,561.17           0.68
Wisconsin..............        164             1.74            9,873,105.01           1.40
Wyoming................          6             0.06              430,579.73           0.06
                             -----           ------        ----------------         ------
  Total................      9,449           100.00%       $ 706,258,695.52         100.00%
                             -----           ------        ----------------         ------
                             -----           ------        ----------------         ------

               ORIGINAL COMBINED LOAN-TO-VALUE RATIO DISTRIBUTION

                                                              AGGREGATE UNPAID    % OF AGGREGATE
                             NUMBER OF      % OF AGGREGATE      LOAN BALANCE      UNPAID LOAN
RANGE OF ORIGINAL COMBINED   HOME EQUITY    NUMBER OF HOME       AS OF THE        BALANCE AS OF
LOAN-TO-VALUE RATIOS          LOANS         EQUITY LOANS        CUT-OFF DATE      THE CUT-OFF DATE
--------------------------   -----------    --------------    ----------------    ----------------
 5.01- 10.00%.............          2             0.02%       $      23,836.57           0.00%
10.01- 15.00..............          9             0.10              167,597.47           0.02
15.01- 20.00..............         15             0.16              434,643.98           0.06
20.01- 25.00..............         29             0.31              869,976.72           0.12
25.01- 30.00..............         26             0.28            1,284,286.98           0.18
30.01- 35.00..............         43             0.46            1,365,423.42           0.19
35.01- 40.00..............         65             0.69            2,189,662.95           0.31
40.01- 45.00..............        105             1.11            4,730,005.36           0.67
45.01- 50.00..............        126             1.33            6,285,399.99           0.89
50.01- 55.00..............        146             1.55            8,018,142.15           1.14
55.01- 60.00..............        197             2.08           10,127,601.09           1.43
60.01- 65.00..............        323             3.42           20,604,831.01           2.92
65.01- 70.00..............        439             4.65           31,064,738.58           4.40
70.01- 75.00..............        682             7.22           50,774,428.39           7.19
75.01- 80.00..............      1,756            18.58          153,561,900.14          21.74
80.01- 85.00..............      1,303            13.79          104,433,922.83          14.79
85.01- 90.00..............      2,061            21.81          165,121,834.85          23.38
90.01- 95.00..............      1,310            13.86           94,522,658.15          13.38
95.01-100.00..............        812             8.59           50,677,804.89           7.18
                                -----           ------        ----------------         ------
     Total................      9,449           100.00%       $ 706,258,695.52         100.00%
                                -----           ------        ----------------         ------
                                -----           ------        ----------------         ------

                       CURRENT MORTGAGE RATE DISTRIBUTION

                                                  % OF AGGREGATE    AGGREGATE UNPAID    % OF AGGREGATE
                                   NUMBER OF      NUMBER OF           LOAN BALANCE      UNPAID LOAN
RANGE OF CURRENT                   HOME EQUITY    HOME EQUITY          AS OF THE        BALANCE AS OF
MORTGAGE RATES                      LOANS           LOANS             CUT-OFF DATE      THE CUT-OFF DATE
--------------------------------   -----------    --------------    ----------------    ----------------
 6.501- 7.000%..................          1             0.01%       $     174,705.10           0.02%
 7.001- 7.500...................         12             0.13            2,131,788.83           0.30
 7.501- 8.000...................         87             0.92           12,152,604.47           1.72
 8.001- 8.500...................        282             2.98           36,085,071.90           5.11
 8.501- 9.000...................        621             6.57           69,659,642.14           9.86
 9.001- 9.500...................      1,143            12.10          103,756,597.88          14.69
 9.501-10.000...................      1,766            18.69          147,058,259.25          20.82
10.001-10.500...................      1,300            13.76           99,707,271.12          14.12
10.501-11.000...................      2,291            24.25          144,206,489.76          20.42
11.001-11.500...................        517             5.47           24,969,157.44           3.54
11.501-12.000...................        975            10.32           48,766,908.49           6.90
12.001-12.500...................        279             2.95           10,679,085.22           1.51
12.501-13.000...................         94             0.99            4,501,530.13           0.64
13.001-13.500...................         31             0.33            1,153,264.34           0.16
13.501-14.000...................         17             0.18              454,820.94           0.06
14.001-14.500...................         16             0.17              394,782.61           0.06
14.501-15.000...................         16             0.17              382,735.39           0.05
15.001-15.500...................          1             0.01               23,980.51           0.00
                                      -----           ------        ----------------         ------
     Total......................      9,449           100.00%       $ 706,258,695.52         100.00%
                                      -----           ------        ----------------         ------
                                      -----           ------        ----------------         ------

        DISTRIBUTION OF OUTSTANDING LOAN BALANCES AS OF THE CUT-OFF DATE

                                                  % OF AGGREGATE    AGGREGATE UNPAID    % OF AGGREGATE
                                   NUMBER OF      NUMBER OF           LOAN BALANCE      UNPAID LOAN
RANGE OF                           HOME EQUITY    HOME EQUITY          AS OF THE        BALANCE AS OF
LOAN BALANCES                       LOANS           LOANS             CUT-OFF DATE      THE CUT-OFF DATE
--------------------------------   -----------    --------------    ----------------    ----------------
$      0.01- 50,000.00..........      3,474            36.77%       $ 119,076,830.08          16.86%
  50,000.01-100,000.00..........      4,034            42.69          281,128,675.64          39.81
 100,000.01-150,000.00..........      1,210            12.81          145,985,285.83          20.67
 150,000.01-200,000.00..........        420             4.44           71,851,846.01          10.17
 200,000.01-250,000.00..........        144             1.52           32,159,468.79           4.55
 250,000.01-300,000.00..........         89             0.94           24,470,958.70           3.46
 300,000.01-350,000.00..........         32             0.34           10,361,669.70           1.47
 350,000.01-400,000.00..........         16             0.17            6,113,269.64           0.87
 400,000.01-450,000.00..........         11             0.12            4,668,194.93           0.66
 450,000.01-500,000.00..........         11             0.12            5,349,321.79           0.76
 500,000.01-550,000.00..........          3             0.03            1,621,730.78           0.23
 550,000.01-600,000.00..........          2             0.02            1,158,143.75           0.16
 600,000.01-650,000.00..........          1             0.01              649,464.14           0.09
 700,000.01-750,000.00..........          1             0.01              718,835.74           0.10
 900,000.01-950,000.00..........          1             0.01              945,000.00           0.13
                                      -----           ------        ----------------         ------
     Total......................      9,449           100.00%       $ 706,258,695.52         100.00%
                                      -----           ------        ----------------         ------
                                      -----           ------        ----------------         ------

                        LIEN STATUS AND OCCUPANCY STATUS

                                                  % OF AGGREGATE    AGGREGATE UNPAID    % OF AGGREGATE
                                   NUMBER OF      NUMBER OF           LOAN BALANCE      UNPAID LOAN
LIEN STATUS AND                    HOME EQUITY    HOME EQUITY          AS OF THE        BALANCE AS OF
OCCUPANCY STATUS                    LOANS           LOANS             CUT-OFF DATE      THE CUT-OFF DATE
--------------------------------   -----------    --------------    ----------------    ----------------
First Lien Non-Owner Occupied...        283             3.00%       $  16,944,674.57           2.40%
First Lien Owner Occupied.......      8,976            94.99          684,432,413.38          96.91
First Lien Second Home..........          6             0.06              550,199.62           0.08
Second Lien Owner Occupied......        184             1.95            4,331,407.95           0.61
                                      -----           ------        ----------------         ------
     Total......................      9,449           100.00%       $ 706,258,695.52         100.00%
                                      -----           ------        ----------------         ------
                                      -----           ------        ----------------         ------

                     DISTRIBUTION OF LOAN AGES (IN MONTHS)

                                                  % OF AGGREGATE    AGGREGATE UNPAID    % OF AGGREGATE
RANGE OF                           NUMBER OF      NUMBER OF           LOAN BALANCE      UNPAID LOAN
LOAN AGES                          HOME EQUITY    HOME EQUITY          AS OF THE        BALANCE AS OF
(MONTHS)                            LOANS           LOANS             CUT-OFF DATE      THE CUT-OFF DATE
--------------------------------   -----------    --------------    ----------------    ----------------
  0-  6.........................      9,358            99.04%       $ 699,064,511.67          98.98%
  7- 12.........................         55             0.58            4,506,385.68           0.64
 13- 18.........................         11             0.12              672,370.92           0.10
 19- 24.........................         10             0.11            1,087,458.15           0.15
 25- 30.........................          8             0.08              571,386.02           0.08
 37- 42.........................          2             0.02               69,724.61           0.01
 43- 48.........................          1             0.01              193,224.08           0.03
 85- 96.........................          1             0.01               19,961.76           0.00
 97-108.........................          1             0.01               32,111.83           0.00
121-132.........................          2             0.02               41,560.80           0.01
                                      -----           ------        ----------------         ------
     Total......................      9,449           100.00%       $ 706,258,695.52         100.00%
                                      -----           ------        ----------------         ------
                                      -----           ------        ----------------         ------

                                 PROPERTY TYPE

                                                  % OF AGGREGATE    AGGREGATE UNPAID    % OF AGGREGATE
                                   NUMBER OF      NUMBER OF           LOAN BALANCE      UNPAID LOAN
                                   HOME EQUITY    HOME EQUITY          AS OF THE        BALANCE AS OF
PROPERTY TYPE                       LOANS           LOANS             CUT-OFF DATE      THE CUT-OFF DATE
--------------------------------   -----------    --------------    ----------------    ----------------
Condominium.....................        200             2.12%       $  16,020,393.09           2.27%
Duplex..........................        256             2.71           21,082,029.02           2.99
Fourplex........................         28             0.30            2,440,984.74           0.35
Manufactured Housing............        231             2.44            8,686,395.07           1.23
Modular Housing.................         12             0.13              789,617.73           0.11
PUD.............................         47             0.50            6,143,932.33           0.87
Rowhouse........................         39             0.41            2,411,846.31           0.34
Single Family Detached..........      8,585            90.86          644,137,236.94          91.20
Townhouse.......................         27             0.29            2,488,328.34           0.35
Triplex.........................         24             0.25            2,057,931.95           0.29
                                      -----           ------        ----------------         ------
     Total......................      9,449           100.00%       $ 706,258,695.52         100.00%
                                      -----           ------        ----------------         ------
                                      -----           ------        ----------------         ------

                   DISTRIBUTION OF REMAINING TERM TO MATURITY
                       (IN MONTHS) AS OF THE CUT-OFF DATE

                                           % OF AGGREGATE     AGGREGATE UNPAID    % OF AGGREGATE
                        NUMBER OF           NUMBER OF           LOAN BALANCE      UNPAID LOAN
RANGE OF MONTHS         HOME EQUITY        HOME EQUITY           AS OF THE        BALANCE AS OF
REMAINING TO MATURITY     LOANS               LOANS             CUT-OFF DATE      THE CUT-OFF DATE
---------------------   ---------------    ---------------    ----------------    ----------------
 49- 60..............           36                0.38%       $     575,327.70           0.08%
 61- 72..............            4                0.04               87,077.39           0.01
 73- 84..............            7                0.07              177,934.97           0.03
 85- 96..............            9                0.10              249,153.95           0.04
 97-108..............            1                0.01               19,401.51           0.00
109-120..............          190                2.01            4,504,259.20           0.64
121-132..............            1                0.01               28,312.34           0.00
133-144..............           65                0.69            1,883,386.44           0.27
145-156..............            3                0.03              120,249.34           0.02
157-168..............            7                0.07              274,114.03           0.04
169-180..............        1,485               15.72           65,248,034.34           9.24
193-204..............            3                0.03              117,174.55           0.02
205-216..............            3                0.03              235,096.26           0.03
229-240..............          849                8.99           43,996,003.21           6.23
265-276..............            1                0.01               34,633.46           0.00
289-300..............           30                0.32            1,650,804.09           0.23
313-324..............            3                0.03              270,260.79           0.04
325-336..............            8                0.08              571,386.02           0.08
337-348..............           19                0.20            1,809,695.31           0.26
349-360..............        6,725               71.17          584,406,390.62          82.75
                             -----             -------        ----------------         ------
     Total...........        9,449              100.00%       $ 706,258,695.52         100.00%
                             -----             -------        ----------------         ------
                             -----             -------        ----------------         ------

SUBSEQUENT LOANS

     The Depositor expects to sell Subsequent Loans to the Trust during the Pre-Funding Period. The purchase price for such Subsequent Loans will equal the outstanding principal balances thereof as the related subsequent cut-off date and will be paid by withdrawal of funds on deposit in the Pre-Funding Account. The Subsequent Loans will be pledged to the Indenture Trustee for the benefit of the Owners of the Notes. The Subsequent Loans may have characteristics which differ from the Home Equity Loans initially included in the Trust. As a result, following any sale of Subsequent Loans, the description of the Home Equity Loans set forth above may not accurately reflect the characteristics of all of the Home Equity Loans and Subsequent Loans in the Trust. However, the Subsequent Loans must conform to the representations and warranties set forth in the Sale and Servicing Agreement. Following the end of the Pre-Funding Period, the Depositor expects that the Home Equity Loans (including Subsequent Loans) will have the following approximate characteristics.

  Average Unpaid Principal Balance...................................................   at least $74,000
  Weighted Average Mortgage Rate.....................................................   10.00% - 10.625%
  Weighted Average Remaining Term to Stated Maturity.................................   330 months - 336 months
  Weighted Average Original Loan-to-Value Ratio......................................   not more than 83%
  Weighted Average Loan Age..........................................................   0 months - 4 months
  Weighted Average Gross Margin......................................................   at least 5.20%
  Loans Secured by Primary Residences................................................   at least 95%
  Single Family Detached.............................................................   at least 90%
  Hybrid Loans (2/28, 3/12, 3/17 and 3/27 Loans).....................................   not more than 85%
  State Distribution
     California......................................................................   not more than 13%
     Florida.........................................................................   not more than 8%
     Indiana.........................................................................   not more than 8%
     Louisiana.......................................................................   not more than 8%
     Michigan........................................................................   not more than 8%
     New York........................................................................   not more than 8%
     North Carolina..................................................................   not more than 8%
     Ohio............................................................................   not more than 10%
     Pennsylvania....................................................................   not more than 8%
     Tennessee.......................................................................   not more than 8%
     Wisconsin.......................................................................   not more than 8%
     Any other individual state......................................................   not more than 7%

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     Prepayments. The weighted average life of and, if purchased at a price other than par, the yield to maturity on, the Notes will be directly related to the rate of payment of principal of the Home Equity Loans (which, for purposes of this discussion, includes Subsequent Loans, if any) including for this purpose Prepayments, delinquencies, liquidations due to defaults, casualties and condemnations, and repurchases of Home Equity Loans by the Originators or the Servicer. The Home Equity Loans may be prepaid by the related obligors on the Mortgage Notes ("Mortgagors") at any time. However, prepayment may subject the Mortgagor to a prepayment penalty, the existence and terms of which depend on state regulation. The actual rate of principal prepayments on pools of home equity loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of home equity loans at any time because of specific factors relating to the home equity loans in the particular pool, including, among other things, the age of the home equity loans, the geographic locations of the properties securing the home equity loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment. Generally, however, with respect to the Home Equity Loans which bear interest at fixed rates over the life of the Home Equity Loan, because the rate of prepayment on fixed rate home equity loans is sensitive to prevailing interest rates, if prevailing interest rates were to fall, such Home Equity Loans may be subject to higher prepayment rates. Conversely, if prevailing interest rates were to rise, the rate of prepayments on such Home Equity Loans could decrease.

     Although 89.95% of the Home Equity Loans are ARMs, the initial Change Dates for approximately 0.65% and 88.89% (by Principal Balance as of the Cut-Off Date) of the ARMs delivered on the Closing Date will occur on the 24th and 36th due dates, respectively ("Delayed Adjustment Loans"). As is the case with fixed rate Home Equity Loans, the ARMs may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, Mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The prepayment behavior of the Delayed Adjustment Loans may differ from that of the fixed rate Home Equity Loans and the other ARMs. As a Delayed Adjustment Loan approaches its initial Change Date, the borrower may become more likely to refinance such loan to avoid an increase in the Mortgage Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Mortgage Rate before adjustment. The existence of the applicable Periodic Rate Cap, Lifetime Cap and Lifetime Floor also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the ARMs may differ from that on the fixed rate home equity loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Change Date.

     The prepayment experience on non-conventional home equity loans may differ from that on conventional first mortgage loans, primarily due to the credit quality of the typical borrower. Because the credit histories of many home equity borrowers may preclude them from other traditional sources of financing, such borrowers may be less likely to refinance due to a decline in market interest rates. Non-conventional home equity loans may experience more prepayments in a rising interest rate environment as the borrowers' finances are stressed to the point of default. However, the increased level of competition among home equity lenders has increased the awareness among credit-impaired borrowers of the availability of credit and the attraction of refinancing.

     If purchased at a price other than par, the yield to maturity on a Note will be affected by the rate and timing of payments of principal, including Prepayments, of the Home Equity Loans. If the actual rate of payments on the Home Equity Loans is slower than the rate anticipated by an investor who purchases a Note at a discount, the actual yield to maturity to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Home Equity Loans is faster than the rate anticipated by an investor who purchases a Note at a premium, the actual yield to maturity to such investor will be lower than such investor's anticipated yield.

     Appendix C hereto sets forth life-to-date prepayment rates and pool factors as of June 30, 1998, with respect to certain home equity loans previously securitized by the Depositor.

     Subsequent Loans. As described herein, the Depositor expects to sell Subsequent Loans to the Trust during the Pre-Funding Periods. If the Pre-Funded Amount is not used to purchase Subsequent Loans, the unused portion will be applied as a Prepayment and allocated to the Notes as a payment of principal as provided herein.

     Maturity Date. The Maturity Date for the Notes is set forth on the cover hereof. The Maturity Date is the 360th Payment Date. The weighted average life of the Notes is likely to be shorter, and the final Payment Date could occur significantly earlier than the Maturity Date because (i) Prepayments are likely to occur, (ii) the Originators may repurchase Home Equity Loans in the event of breaches of representations and warranties and (iii) the Servicer may purchase the Home Equity Loans on or after the Servicer Optional Termination Date.

     Balloon Loans. The ability of Mortgagors to make payments of Balloon Payments will normally depend on each Mortgagor's ability to obtain refinancing of its Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing is required, including, without limitation, real estate values, the Mortgagor's financial situation and prevailing mortgage loan interest rates. Although the Originators sometimes provide refinancing of Balloon Loans and may refinance any Home Equity Loan, they are under no obligation to do so, and make no representation or warranty that they will do so in the case of any Home Equity Loan. Delinquencies, if any, in the payment of Balloon Payments may delay the date on which the Class Principal Balance of the Notes is reduced to zero, and may increase the weighted average life of the Notes. Although a low interest rate environment may facilitate the refinancing of a Balloon Loan, the receipt and reinvestment by Note Owners of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Balloon Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults.

     Note Rate. Each Accrual Period for the Notes will consist of the actual number of days elapsed from the Payment Date in the month preceding the month of the applicable Payment Date (or, in the case of the first Accrual Period, from the Closing Date) through the day preceding such Payment Date. After the initial Accrual Period, the Note Rate will be adjusted by reference to changes in the level of 1-Month LIBOR, subject to the effects of the Maximum Rate.

     The Note Rate for the Notes may be calculated by reference to the Mortgage Rates on the Home Equity Loans. Although the Mortgage Rates on the ARMs are subject to adjustment, the Mortgage Rates adjust less frequently than the Note Rate and adjust by reference to the Index. Changes in 1-Month LIBOR may not correlate with changes in the applicable Index and either may not correlate with prevailing interest rates. It is possible that an increased level of 1-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Notes.

     Certain of the ARMs, including the Delayed Adjustment Loans, were originated with initial Mortgage Rates that were based on competitive conditions and did not equal the sum of the Index and the related Gross Margin. As a result, the Mortgage Rates on such ARMs are more likely to adjust on their first, and possibly subsequent Change Dates, subject to the effects of the applicable Periodic Rate Cap and Lifetime Cap. Because each Note Rate is limited by the Maximum Rate on each Payment Date, limits on changes in the Mortgage Rates of the ARMs may limit changes in the Note Rate. In addition, the Mortgage Rates for the Delayed Adjustment Loans will not adjust until the date on which the 24th or 36th scheduled monthly payment is due.

     The Maximum Rate on a Payment Date will depend, in part, on the weighted average of the then-current Mortgage Rates of the outstanding Home Equity Loans. If Home Equity Loans bearing higher Mortgage Rates were to prepay, the weighted average Mortgage Rate of such Home Equity Loans, and consequently the Maximum Rate, would be lower than otherwise would be the case. Although the Owners of the Notes will be entitled to receive any related LIBOR Interest Carryover from and to the extent of funds available therefor as described herein, there is no assurance that such funds will be available or sufficient for such purposes. The
Note Insurance Policy does not guarantee the payment, and the ratings of the Notes do not address the likelihood of receipt, of any LIBOR Interest Carryover.

     For additional factors which may affect the yield on the Notes, see "Maturity, Prepayment and Yield Considerations" in the Prospectus.

STRUCTURING ASSUMPTIONS

     The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Home Equity Loans and the following additional assumptions (collectively, the "Structuring Assumptions"): (i) the fixed rate Home Equity Loans prepay at the specified percentages of HEP (as defined below) and the ARMs prepay at the specified percentages of PPC (as defined below) each as stated in the "Prepayment Scenarios" table below,
(ii) no defaults or delinquencies in the payment by Mortgagors of principal of and interest on the Home Equity Loans are experienced, (iii) the initial Class Principal Balance of the Notes is as set forth on the cover page hereof,
(iv) interest accrues on the Notes in each period at the initial Note Rate described herein, (v) payments in respect of the Notes are received in cash on the 15th day of each month commencing in October 1998, (vi) the Servicer does not exercise its option to repurchase the Home Equity Loans described herein under "The Transfer and Servicing Agreement--Realization Upon Defaulted Home Equity Loans," and the Home Equity Loans are not purchased on the first Servicer Optional Termination Date, (vii) the Notes are purchased on September 24, 1998,
(viii) scheduled payments on the Home Equity Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (ix) prepayments represent prepayments in full of individual Home Equity Loans and are received on the last day of each month and include
30 days' interest thereon, commencing in the calendar month of the Closing Date,
(x) the scheduled monthly payment for each Home Equity Loan has been calculated based on the assumed Home Equity Loan characteristics set forth in the following table such that each Home Equity Loan will amortize in amounts sufficient to repay the balance of such Home Equity Loan by its indicated remaining term to maturity, (xi) the Trust consists of 28 Home Equity Loans with the characteristics set forth in the following table, (xii) the levels of 6-Month LIBOR, CMT and 1-Month LIBOR remain constant at 5.500%, 4.650% and 5.625%, respectively, (xiii) the Mortgage Rate for each ARM is adjusted on its next Change Date (and on subsequent Change Dates, if necessary) to equal the sum of
(a) the assumed level of the applicable Index and (b) the Gross Margin (such sum being subject to the applicable Periodic Rate Cap) and (xiv) the Servicing Fee Rate is 0.50% per annum for each Home Equity Loan. While it is assumed that each of the Home Equity Loans prepays at the specified percentages of HEP or PPC, as applicable, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Home Equity Loans which will be delivered to the Indenture Trustee (including Subsequent Loans) and characteristics of the Home Equity Loans assumed in preparing the tables herein.

     Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. One model used with respect to the Notes is the Home Equity Prepayment ("HEP") assumption. HEP assumes that a pool of loans prepays in the first month of the life of such loan at a constant prepayment rate that corresponds in CPR to one-tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. "CPR" represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. Another model used herein is the Prepayment Curve ("PPC"). 100% PPC assumes (i) for ARMs with initial Change Dates after 24 months, a CPR of 4% in month one of the life of such home equity loans, increasing in a linear fashion to 30% CPR in month 30, remaining constant at 30% CPR for months 30 to 40 and reducing to 25% CPR in month 41 and thereafter and
(ii) for all other ARMs, a CPR of 28%. Neither model purports to be either an historical description of the prepayment experience of any pool of home equity loans or a prediction of the anticipated rate of prepayment of any home equity loans, including the Home Equity Loans to be included in the Pool.

                                                 WEIGHTED     ORIGINAL     REMAINING    REMAINING                 MONTHS
                                      CURRENT    AVERAGE      TERM TO      AMORTIZING   TERM TO                  TO NEXT RATE
                        PRINCIPAL     MORTGAGE   LOAN AGE     MATURITY      TERM        MATURITY      GROSS      ADJUSTMENT
                       BALANCE($)     RATE(%)    (IN MONTHS)  (IN MONTHS)  (IN MONTHS)  (IN MONTHS)  MARGIN(%)     DATE
                     ---------------  ---------  -----------  -----------  -----------  -----------  ----------  ------------
6-Month LIBOR.......    1,397,866.10    8.4430         6          359          353          353        6.0310           1
6-Month LIBOR.......      286,607.93    8.7500         5          360          355          355        5.3740           2
6-Month LIBOR.......      655,144.50    9.0820         4          360          356          356        6.0840           2
6-Month LIBOR.......   17,274,604.57   10.3740         4          326          322          322        5.4680           3
6-Month LIBOR.......   15,115,786.40    8.3800         3          359          356          356        6.5800           3
6-Month LIBOR.......   15,490,017.95   10.2790         3          330          327          327        5.3470           4
6-Month LIBOR.......   29,067,880.10    8.6330         2          359          357          357        6.5250           4
6-Month LIBOR.......   10,676,599.61   10.2900         2          321          319          319        5.3050           5
6-Month LIBOR.......    1,689,645.05    8.9360         3          345          342          342        6.1090           5
6-Month LIBOR.......    8,663,430.24   10.2010         1          324          323          323        5.2410           6
6-Month LIBOR.......      302,814.62    9.2900         7          360          353          353        6.1030           6
6-Month LIBOR(1)....    3,027,540.07    9.4350         7          355          348          348        6.1760          10
6-Month LIBOR(1)....   17,161,586.43    9.9030         2          344          342          342        5.4910          12
6-Month LIBOR(2)....      409,462.16   11.0390        12          360          348          348        6.1100          25
6-Month LIBOR(2)....    7,092,907.87   10.0170         7          356          349          349        5.8220          30
6-Month LIBOR(2)....  148,511,035.42    9.7340         4          342          338          338        5.0970          33
6-Month LIBOR(2)....  265,519,622.83    9.9930         2          341          339          339        5.2060          35
6-Month LIBOR(2)....  148,140,489.03    9.9940         1          343          342          342        5.2500          36
6-Month LIBOR(2)....  115,201,856.70   10.2390         0          338          338          338        5.0490          37
CMT.................    4,893,088.21    8.3520        37          360          323          323        3.9630           5
CMT.................    9,587,034.73    8.9760        25          329          304          304        4.5240          11
CMT(2)..............    7,341,560.22   10.8040         2          326          324          324        5.5860          35
CMT(2)..............      825,557.91   11.2310         0          341          341          341        5.8200          37
Fixed Balloon.......    1,651,933.96   10.5230         3          360          357          175           N/A         N/A
Fixed...............      448,896.48   10.9520        26          360          334          334           N/A         N/A
Fixed...............   30,477,498.32   11.1750         2          166          364          164           N/A         N/A
Fixed...............    7,764,538.20   11.2800         2          239          237          237           N/A         N/A
Fixed...............   31,324,994.39   10.9060         3          357          354          354           N/A         N/A

                      INITIAL   SUBSEQUENT
                      PERIODIC  PERIODIC
                       RATE       RATE
                      CAP(%)     CAP(%)
                      --------  ----------
6-Month LIBOR.......   1.0000     1.0000
6-Month LIBOR.......   1.0000     1.0000
6-Month LIBOR.......   1.0000     1.0000
6-Month LIBOR.......   1.0110     1.0000
6-Month LIBOR.......   1.0080     1.0000
6-Month LIBOR.......   1.0060     1.0000
6-Month LIBOR.......   1.0000     1.0000
6-Month LIBOR.......   1.0000     1.0000
6-Month LIBOR.......   1.0810     1.0810
6-Month LIBOR.......   1.0000     1.0000
6-Month LIBOR.......   1.0000     1.0000
6-Month LIBOR(1)....   1.4890     1.0610
6-Month LIBOR(1)....   1.5010     1.0180
6-Month LIBOR(2)....   3.0000     1.0000
6-Month LIBOR(2)....   2.8350     1.0000
6-Month LIBOR(2)....   1.9150     1.0010
6-Month LIBOR(2)....   1.8150     1.0030
6-Month LIBOR(2)....   1.8410     1.0070
6-Month LIBOR(2)....   1.2780     1.0010
CMT.................   1.0000     2.4060
CMT.................   1.1090     2.2540
CMT(2)..............   1.5960     2.0130
CMT(2)..............   1.2220     2.1790
Fixed Balloon.......      N/A        N/A
Fixed...............      N/A        N/A
Fixed...............      N/A        N/A
Fixed...............      N/A        N/A
Fixed...............      N/A        N/A

------------------
(1) Such Home Equity Loans are the 2/28 Loans.
(2) Such Home Equity Loans are the 3/27 Loans.

                              PREPAYMENT SCENARIOS

                         SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
                         ----------    -----------    ------------    -----------    ----------
Fixed Rate Loans(1)...         0%           75%            100%           150%           200%
ARMs(2)...............         0%           75%            100%           150%           200%

------------------
(1) As a percentage of HEP.
(2) As a percentage of PPC.

DECREMENT TABLES

     The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Class Principal Balance of the Notes that would be outstanding after each of the Payment Dates shown under the various Prepayment Scenarios, and the corresponding weighted average lives of such Notes. It is not likely that (i) all of the Home Equity Loans will have the characteristics assumed, (ii) the Home Equity Loans will prepay in accordance with the specified Prepayment Scenarios, or at any other constant percentage or (iii) the levels of 1-Month LIBOR, CMT and 6-Month LIBOR will remain constant at the levels assumed or at any other levels. Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables in accordance with specified Prepayment Scenarios, even if the weighted average remaining term to maturity of the Home Equity Loans is consistent with the remaining terms to maturity of the Home Equity Loans specified in the Structuring Assumptions.

                       PERCENT OF INITIAL CLASS PRINCIPAL
                              BALANCE OUTSTANDING*

                                                PREPAYMENT SCENARIOS
              PAYMENT                 -----------------------------------------
               DATE                     I        II      III       IV       V
-----------------------------------   -----     ----     ----     ----     ----
Initial Percent....................     100%    100%     100%     100%      100%
September 1999.....................      99      89       85       78        71
September 2000.....................      98      73       66       51        39
September 2001.....................      98      57       46       29        16
September 2002.....................      97      45       34       17         8
September 2003.....................      96      36       25       11         4
September 2004.....................      94      29       18        7         2
September 2005.....................      93      23       14        4         1
September 2006.....................      92      18       10        2         0
September 2007.....................      90      15        7        1         0
September 2008.....................      88      12        5        1         0
September 2009.....................      86       9        4        1         0
September 2010.....................      84       7        3        0         0
September 2011.....................      82       6        2        0         0
September 2012.....................      79       4        1        0         0
September 2013.....................      76       4        1        0         0
September 2014.....................      74       3        1        0         0
September 2015.....................      70       2        1        0         0
September 2016.....................      67       2        0        0         0
September 2017.....................      63       1        0        0         0
September 2018.....................      59       1        0        0         0
September 2019.....................      54       1        0        0         0
September 2020.....................      49       1        0        0         0
September 2021.....................      43       0        0        0         0
September 2022.....................      37       0        0        0         0
September 2023.....................      30       0        0        0         0
September 2024.....................      22       0        0        0         0
September 2025.....................      13       0        0        0         0
September 2026.....................       4       0        0        0         0
September 2027.....................       1       0        0        0         0
September 2028.....................       0       0        0        0         0
                                      -----     ----     ----     ----     ----
Weighted Average Life (years)**       19.87     4.89     3.75     2.54     1.91
Weighted Average Life (years)***      19.81     4.49     3.43     2.33     1.77

------------------
  * Rounded to the nearest whole percentage.
 ** The weighted average life of a Note is determined by (a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Note on each Payment Date by the number of years from the date of issuance to such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Balance of such Note referred to in clause (a).
*** Assumes the Servicer exercises its option to repurchase the Home Equity
    Loans on the first Servicer Optional Termination Date.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued in original principal amounts of $25,000 and integral multiples of $1,000 in excess thereof. The Trust also will issue a class of certificates (the "Certificates") which are not being offered hereby.

PAYMENT DATES AND PAYMENTS

     On the 15th day of each month, or, if such day is not a business day then the next succeeding business day, commencing in October 1998 (each, a "Payment Date"), the Indenture Trustee will be required to distribute to the Owners of record of the Notes as of the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date"), such Owners' Percentage Interests in the amounts required to be distributed to the Owners of the Notes on such Payment Date.

      The "Percentage Interest" of each Note as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Note as of the Cut-Off Date by the Class Principal Balance of the Notes as of the Cut-Off Date.

BOOK-ENTRY NOTES

     The Notes will be book-entry notes (the "Book-Entry Notes"). Persons acquiring beneficial ownership interests in the Notes ("Note Owners") will hold their Notes through DTC (in the United States), or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more certificates which equal the aggregate principal balance of the Notes of the applicable Series and will initially be registered in the name of Cede, the nominee of DTC. Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Notes will be Cede, as nominee of DTC. Note Owners will not be Noteholders as that term is used in the Indentures. Note Owners are only permitted to exercise their rights indirectly through Participants and DTC. Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

     For a description of the procedures generally applicable to the Book-Entry Notes, see "Description of the Securities--Book-Entry Registration" in the Prospectus and Annex I hereto.

     None of the Depositor, the Servicer, the Note Insurer, the Owner Trustee or the Indenture Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

FLOW OF FUNDS AND PAYMENTS ON THE NOTES

     The Principal and Interest Accounts. The Sale and Servicing Agreement requires the Servicer to establish one or more custodial accounts (each, a "Principal and Interest Account") on behalf of the Indenture Trustee at a depository institution meeting the requirements set forth in the Sale and Servicing Agreement. The Sale and Servicing Agreement requires the Servicer to deposit all collections (other than amounts escrowed for taxes and insurance) related to the Home Equity Loans to the Principal and Interest Account on a daily basis (but no later than the first business day after receipt). All funds in the Principal and Interest Account are required to be invested in Eligible Investments. Investment earnings on funds held in the Principal and Interest Account are for the account of the Servicer.

     Pursuant to the Sale and Servicing Agreement, on the tenth day (the "Remittance Date") of each month commencing in October 1998, the Servicer is required to remit to the Indenture Trustee the following amounts with respect to the Home Equity Loans (including any related Subsequent Loans): (i) an amount equal to the sum of (x) the aggregate portions of the interest payments (whether or not collected) becoming due on the Home Equity Loans during the immediately preceding Remittance Period, calculated at the applicable Adjusted Note

Rate (defined below) and (y) any Compensating Interest (calculated for this purpose at the applicable Adjusted Note Rate) due with respect to the Home Equity Loans with respect to the immediately preceding Remittance Period, but for purposes of this clause (i) net of the Servicing Fee (the amount described in this clause (i) being the "Interest Remittance Amount"), (ii) an amount equal to the sum of (x) all scheduled principal collected by the Servicer on the Home Equity Loans during the immediately preceding Remittance Period and (y) any Prepayments, Insurance Proceeds, Net Liquidation Proceeds (but only to the extent that such Net Liquidation Proceeds do not exceed the Loan Balance of the related Home Equity Loan), REO Proceeds and Released Mortgaged Property Proceeds, in each case, only to the extent collected on the Home Equity Loans during the preceding Remittance Period (the amount described in this clause
(ii) being the "Principal Remittance Amount"), (iii) all Loan Purchase Prices and Substitution Amounts with respect to such Remittance Date and (iv) an amount equal to the Excess Interest. For any Remittance Date, the Interest Remittance Amount, the Principal Remittance Amount and the amounts described in clause
(iii) of the preceding sentence, are collectively referred to as the "Monthly Remittance" for such Remittance Date.

     The "Excess Interest" for any Remittance Date is the product of
(x) one-twelfth of the difference between (i) the weighted average Mortgage Rate on the Home Equity Loans (including Subsequent Loans, if any) as of the first day of the related Remittance Period and (ii) the applicable Adjusted Note Rate and (y) the Pool Principal Balance as of the first day of the related Remittance Period, to the extent such amount is received or advanced.

     The "Adjusted Note Rate" for any Payment Date will equal the sum of
(i) the Expense Fee Rate and (ii) the Note Rate (as in effect for the applicable Accrual Period).

     Delinquency Advances. The Sale and Servicing Agreement requires that if, on any Remittance Date, the amount then on deposit in the Principal and Interest Account from collections on the Home Equity Loans with respect to the preceding Remittance Period is less than the applicable Monthly Remittance plus, prior to the Subordination Termination Date, the aggregate amount of Excess Interest with respect to the immediately preceding Remittance Period, then the Servicer is required to deposit to the Principal and Interest Account a sufficient amount of its own funds ("Delinquency Advances") to make such amount equal to the sum of the Interest Remittance Amount, the Principal Remittance Amount, plus, prior to the Subordination Termination Date, the aggregate amount of Excess Interest.

     The Servicer is permitted to fund its payment of Delinquency Advances on any Remittance Date from collections on the Home Equity Loans deposited in the Principal and Interest Account subsequent to the related Remittance Period, but must reimburse such Principal and Interest Account for any such amounts on or prior to a subsequent Remittance Date on which such amounts are required.

     Accounts. The Sale and Servicing Agreement provides that the Indenture Trustee will create and maintain the Excess Interest Account, the Insured Payment Account, the Note Account, the Pre-Funding Account and the Capitalized Interest Account (collectively, the "Accounts"). In addition the Reserve Account, including the Residual Sub-Account and the Guarantee Fee Sub-Account will be established with Bankers Trust Company of California, N.A. The Sale and Servicing Agreement provides that the Indenture Trustee will (i) deposit the initial deposit, if any, in the Residual Sub-Account, (ii) deposit the Pre-Funded Amounts in the Pre-Funding Account, (iii) deposit the required amounts in the Capitalized Interest Account, (iv) deposit monthly in the Note Account (the "Note Account") the remittances received from the Servicer with respect to the Home Equity Loans described in clauses (i) through (iii) above under "The Principal and Interest Account," (v) deposit monthly in the Excess Interest Account (the "Excess Interest Account") all remittances of Excess Interest received from the Servicer and (vi) deposit all Insured Payments in the Insured Payment Account (the "Insured Payment Account").

     On each Payment Date prior to the Subordination Termination Date, the Indenture Trustee will withdraw, in the priority indicated, the following amounts from the Excess Interest Account and deposit such amounts as follows:
(i) the Residual Remittance Amount to the Residual Sub-Account; and (ii) the Guarantee Fee to the Guarantee Fee Sub-Account; provided, however, that no amount will be required to be retained in the Reserve Account, after the payments to be made therefrom with respect to the Notes on such Payment Date, in excess of the Specified Reserve Account Requirement.

     Payments on Notes. On each Payment Date, in preparation of making payments to Note Owners, the Indenture Trustee will be required (i) on the Payment Dates prior to termination of the Pre-Funding Period, to transfer from the Capitalized Interest Account to the Note Account an amount equal to the excess of (a) the Interest Payment Amount over (b) the Interest Remittance Amount, (ii) on the Payment Date occurring at or immediately following the end of the Pre-Funding Period, to transfer from the Pre-Funding Account to the Note Account the amount remaining on deposit in such Pre-Funding Account, (iii) if the amount on deposit in the Note Account is insufficient to pay the full amount of the Payment Amount for the Notes, and the fees of the Indenture Trustee and the premium due to the
Note Insurer for such Payment Date, to transfer to the Note Account the amount of such insufficiency first from the Residual Sub-Account and second from the Guarantee Fee Sub-Account, in each case to the extent of amounts available therein, (iv) from amounts on deposit in the Note Account, to pay the premium due the Note Insurer and the fees of the Indenture Trustee and (v) to transfer to the Note Account from funds on deposit in the related Insured Payment Account, the amount of any Insured Payments for the Notes.

     On each Payment Date, the Trustee will be required to make the following payments from the Note Account in the order of priority indicated:

               (a) to the Owners of the Notes, the Interest Payment Amount for such Payment Date;

               (b) to the Owners of the Notes, the Principal Payment Amount, until the Class Principal Balance thereof is reduced to zero;

               (c) to the Note Insurer, any remaining Reimbursement Obligations (as defined in the Insurance Agreement);

               (d) to the Owner of the Notes, the related LIBOR Interest Carryover, if any; and

               (e) to the Owners of the Certificates, on behalf of the Trust, any remaining funds and, at or immediately following the end of the Pre-Funding Period, any amounts remaining in the Capitalized Interest Account.

     Any payments of principal of the Notes on a Payment Date will include any Principal Carry-Forward Amount for such Series and Payment Date to the extent funds are available therefor.

     On each Payment Date, to the extent the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Requirement for such Payment Date, such excess will be distributed first, to the reserve account for UCFC Home Equity Loan Trust 1998-C to the extent necessary to satisfy its reserve account requirements, second to the Owners of the Notes to the extent of any related LIBOR Interest Carryover, and third, to the Owners of the Certificates or paid to the person entitled thereto.

     If prior to any Payment Date, the Indenture Trustee determines that Available Funds on such Payment Date will be insufficient to fund the full amount of the Payment Amount for the Notes, the Indenture Trustee will be required to make a claim for an Insured Payment under the Note Insurance Policy.

     The Indenture provides that to the extent the Note Insurer makes Insured Payments, the Note Insurer will be subrogated to the rights of the Owners of the Notes with respect to such Insured Payments, will be deemed, to the extent of the payments so made, to be a registered Owner of such Notes and will be entitled to reimbursement for such Insured Payments, with interest thereon at the Late Payment Rate specified in the Insurance Agreement on each Payment Date following the making of an Insured Payment, only after the Owners of the Notes have received the amount due such Owners on such Payment Date.

     For purposes of the provisions described above, the following terms have the respective meanings ascribed to them below, each determined as of any Payment Date, and the term "Home Equity Loans" includes Subsequent Loans.

     "Accrual Period" means with respect to any Payment Date, the period beginning on the Payment Date in the month preceding the month of such Payment Date (or, in the case of the first Payment Date, beginning on the Closing Date) and ending on the day preceding such Payment Date.

     "Available Funds" means, as of any Payment Date, the sum, without duplication, of (a) the amount on deposit in the Note Account on such Payment Date, plus (b) any amount transferred from the Reserve Account to the Note Account on such Payment Date, minus (c) the monthly premium due the Note Insurer and the monthly fees of the Indenture Trustee. The Sale and Servicing Agreement provides that the term "Available Funds" does not include Insured Payments and does not include any amounts that cannot be distributed to the Owners of the Notes by the Indenture Trustee as a result of proceedings under the United States Bankruptcy Code.

     "Basic Principal Amount" means, as to any Payment Date, an amount equal to the sum, without duplication, of the following amounts: (i) the principal portion of all scheduled and unscheduled payments received on the Home Equity Loans during the calendar month preceding the calendar month in which such Payment Date occurs (the "Remittance Period"), including (a) any full or partial principal prepayments of any Home Equity Loans ("Prepayments") received during the related Remittance Period, (b) the proceeds of any insurance policy relating to a Home Equity Loan, a Mortgaged Property or a property related to Mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the Servicer pending disposition (an "REO Property"), net of proceeds to be applied to the repair of the Mortgaged Property or released to the Mortgagor and net of expenses reimbursable therefrom ("Insurance Proceeds"), (c) proceeds received in connection with the liquidation of any defaulted Home Equity Loans, whether by trustee's sale, foreclosure sale or otherwise ("Liquidation Proceeds"), net of fees and advances reimbursable therefrom ("Net Liquidation Proceeds"), (d) net rental income, if any, from REO Properties ("REO Proceeds") and (e) proceeds received in connection with a taking of a Mortgaged Property by condemnation or the exercise of eminent domain or in connection with a release of part of the Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds"), (ii) the principal portion of all amounts deposited into the Principal and Interest Account by the Originators in connection with the repurchase of, or the substitution of a substantially similar home equity loan for, a Home Equity Loan as to which there is defective documentation or a breach of a representation or warranty contained in the Sale and Servicing Agreement or by the Servicer in connection with the purchase of any Home Equity Loan as permitted by the Sale and Servicing Agreement, (iii) the principal balance of each defaulted Home Equity Loan or REO Property as to which the Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Mortgage Loan") to the extent not included in the amounts described in the preceding clauses (i) and (ii) and (iv) any amounts released from the Pre-Funding Account at or following termination of the Pre-Funding Period which are treated as a Prepayment.

     "Class Principal Balance" means the Class Principal Balance of the Notes on the Closing Date, reduced by the sum of all amounts previously paid to the Owners of the Notes in respect of principal on all previous Payment Dates.

     "Current Interest" means with respect to any Payment Date, the interest accrued during the related Accrual Period at the applicable Note Rate on the Class Principal Balance immediately prior to such Payment Date.

     "Interest Carryover Amount" means for any Payment Date, the sum of (i) the excess, if any, of the Current Interest for the preceding Payment Date plus any outstanding Interest Carryover Amount on such preceding Payment Date over the amount in respect of interest that is actually paid on the Notes on such preceding Payment Date and (ii) one month's interest on such excess at the related Note Rate, to the extent permitted by law.

     "Interest Payment Amount" means for any Payment Date, the sum of the related Current Interest and the related Interest Carryover Amount.

     "LIBOR Interest Carryover" means with respect to any Payment Date, the excess, if any, of the related Current Interest, calculated at the LIBOR Rate, over the actual Current Interest calculated at the applicable Maximum Rate, together with any unpaid portion of such excess from prior Payment Dates (and interest accrued thereon at the then-applicable LIBOR Rate).

     "Payment Amount" means with respect to any Payment Date, the sum of the applicable Principal Payment Amount and the applicable Interest Payment Amount for such Payment Date.

     "Principal Carryforward Amount" means for any Payment Date, the amount, if any, by which the amount in respect of principal required to be paid to the Owners of the Notes as of the preceding Payment Date exceeded the amount of the actual payment of principal (exclusive of amounts representing Insured Payments) to the Owners of the Notes on such preceding Payment Date.

     "Principal Payment Amount" means with respect to any Payment Date, the sum of (i) the Basic Principal Amount for such Payment Date and (ii) the Principal Carry-Forward Amount for such Payment Date.

CALCULATION OF 1-MONTH LIBOR

     The Note Rate for the Notes for the initial Accrual Period will be determined on the business day preceding the Closing Date. With respect to each other Payment Date, 1-Month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Accrual Period. "Telerate Page 3750" means the display designated as page 3750 on Bridge Telerate (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in the amounts approximately equal to the Class Principal Balance of the Notes. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Class Principal Balance of the Notes. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day on which commercial banks are open for business and foreign currency deposits in the the London interbank market.

     The establishment of 1-Month LIBOR by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Indenture Trustee at (949) 253-7575 or accessing the Indenture Trustee's website at http:\\online.bankerstrust.com\invr.

RESERVE ACCOUNT

     On the Closing Date, a reserve account comprised of two sub-accounts, the Residual Sub-Account and the Guarantee Fee Sub-Account (collectively, the "Reserve Account") will be established with Bankers Trust Company of California, N.A. On the Closing Date, an initial deposit may be made into the Residual Sub-Account. On each Remittance Date on or prior to the Subordination Termination Date, the Indenture Trustee is required to deposit (i) the Residual Remittance Amount into the Residual Sub-Account and (ii) the Guarantee Fee into the Guarantee Fee Sub-Account. As to any Remittance Date, the sum of the Residual Remittance Amount and the Guarantee Fee will equal the Excess Interest for such Remittance Date. The Reserve Account may be funded by cash or by one or more letters of credit (each, a "Letter of Credit").

     The aggregate amount required to be on deposit at any time in the Reserve Account (after taking into account the amounts available to be withdrawn under any Letters of Credit deposited therein) will be determined in accordance with the terms of the Sale and Servicing Agreement (such amount, the "Specified Reserve Account Requirement"). Amounts, if any, on deposit in the Reserve Account up to the Subordinated Amount (as defined below) will be available to fund any shortfall between the Available Funds (before any withdrawals from the Reserve Account on a Payment Date) and the Payment Amount for the Notes. Withdrawals from the Reserve Account for such purposes will be made first from the Residual Sub-Account and second from the Guarantee Fee Sub-Account.

     The Sale and Servicing Agreement provides that, in the event aggregate withdrawals from the Reserve Account with respect to shortfalls on the Notes equal the amount specified in the Sale and Servicing Agreement (such amount, the "Subordinated Amount"), no further withdrawals with respect to such shortfalls may be made from the Reserve Account and the Specified Reserve Account Requirement will thereafter be zero. The Payment Date on which the Subordinated Amount is reduced to zero is the "Subordination Termination Date."

     The Sale and Servicing Agreement additionally provides that the Specified Reserve Account Requirement and the Subordinated Amount may decline over time based on criteria established by the Note Insurer, even if no withdrawals from the Reserve Account are made.

     The provisions of the Sale and Servicing Agreement relating to the Reserve Account may be amended in any respect by the Depositor, the Servicer, the Trust and the Note Insurer without the consent of, or notice to, the Owners of the Notes but with prior notice to each of Fitch, Moody's and S&P. Such amendment could reduce or eliminate the funding requirements of the Reserve Account. Funds on deposit in the Reserve Account may be used to provide credit enhancement for other transactions involving the Depositor or its affiliates and the Note Insurer. Notwithstanding any reduction in or elimination of the funding requirements of the Reserve Account, or depletion of the Subordinated Amount, the Note Insurer will be obligated, in accordance with the terms of the Note Insurance Policy, on each Payment Date to fund the full amount of the Payment Amount for the Notes on such Payment Date.

                                   THE ISSUER

     The Issuer is a Delaware business trust established by the Depositor pursuant to the Trust Agreement under the laws of the State of Delaware. After its formation, the Issuer will not engage in any activity other than
(i) acquiring, holding and managing the Home Equity Loans and the other assets of the Trust and the proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith. The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust.

     The Owner Trustee of the Issuer will be Wilmington Trust Company. The address of the Issuer will be c/o Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890.

                                THE ORIGINATORS

OVERVIEW

     United Companies, headquartered in Baton Rouge, Louisiana, originates, purchases, sells and services primarily first lien, non-conventional, home equity loans which are typically not loans for the purchase of homes. These loans are made primarily to individuals who may not otherwise qualify for conventional loans which are readily marketable to government-sponsored mortgage agencies or conduits and available through most commercial banks and many other lending institutions. It operates through a branch network and correspondent (i.e., wholesale) loan programs. As of June 30, 1998, United Companies' branch network consisted of 237 offices located in 42 states.

     UNICOR Mortgage(Registered), Inc. ("UNICOR") operates through a wholesale loan network of correspondents and brokers. As of June 30, 1998, UNICOR was operating in 47 states. UNICOR offers fixed and adjustable rate home equity loans to borrowers of a credit quality comparable to borrowers who typically receive loans through the United Companies' branch network. Loans may be secured by one or more single family, owner-occupied or non-owner occupied, and multi-family properties. A network of field account executives solicit qualifying loans from mortgage correspondents and brokers within target markets by employing a combination of direct solicitation, participation in seminars, trade shows and conventions, as well as advertising directed at the mortgage lender/broker market.

     Correspondents and brokers are subjected to an approval process, which includes, but is not limited to, requiring evidence of appropriate licensing and the execution of a contract with UNICOR prior to closing any loans. Appraisers and closing agents are also subjected to an approval process including verification that certification and licensing requirements are obtained and maintained. All loans are underwritten prior to approval and funding by UNICOR personnel under guidelines comparable to those used for loans originated by United Companies through its branch network.

     United Companies operates another wholesale loan network which offers substantially the same products as the UNICOR program to banks and other financial depository institutions through its division operating under the registered servicemark GINGER MAE(Registered), the acronym for the Good Neighbor Reinvestment Mortgage Assistance Loan Program. This program is intended to permit participating institutions to originate loans to borrowers who do not qualify for conventional credit. Loans purchased by United Companies under this program are underwritten by the United Companies personnel prior to approval and funding under substantially the same guidelines as those utilized by UNICOR. As of June 30, 1998, GINGER MAE(Registered) had 225 active financial institutions in 35 states participating in the GINGER MAE(Registered) program. GINGER MAE(Registered) is separate from, and is not related to, the Government National Mortgage Association, which is sometimes referred to as "Ginnie Mae."

     Home equity loans also are purchased in bulk by Southern Mortgage Acquisition, Inc., d/b/a UC Acquisition, an affiliate of United Companies, and are generally re-underwritten by United Companies or UNICOR personnel prior to purchase utilizing the underwriting guidelines of United Companies.

RECENT DEVELOPMENTS

     United Companies Financial Corporation (the "Parent") has a revolving credit facility with a maximum commitment amount of $850 million (the "Credit Facility") and outstanding senior and subordinated unsecured notes (collectively, the "Unsecured Notes") in an aggregate principal amount of $375 million. The Credit Facility and the Unsecured Notes require the Parent to maintain a minimum consolidated fixed charge coverage ratio. The Parent has experienced a declining trend in this ratio. Failure to maintain such minimum consolidated fixed charge coverage ratio as of September 30, 1998 would result in an event of default under the Credit Facility and the Unsecured Notes. In such event the outstanding principal amount of the Credit Facility and the Unsecured Notes would become due unless, prior to the cure periods provided therein, waivers were to be obtained. Any such event would have a material adverse effect on the Parent and its consolidated subsidiaries, including the Originators and the Servicer, and would likely adversely affect their abilities to fulfill their obligations with respect to the Home Equity Loans. Even if the Originators and the Servicer were to be able to fulfill their respective obligations, the prices of the Notes in the secondary market may be adversely affected. Management of the Parent has advised the Depositor that they presently expect the Parent to satisfy the minimum consolidated fixed charge coverage ratio at September 30, 1998.

     On July 21, 1998, the Parent announced that its Board of Directors had decided it was desirable to seek a potential strategic partnership that could improve the Parent's ability to access additional capital to accelerate its growth, and that the Board of Directors had appointed a Special Committee to explore this strategic alternative and had retained an investment banker to assist in this process. No further announcements have been made regarding this process. There can be no assurance regarding the consequences of the success or failure of this process.

     At the same time, the Parent announced a $10 million negative adjustment to the valuation of the Parent's interest only and residual certificates from prior securitizations, and recorded this adjustment and a $10 million increase in the allowance for loan losses on loans serviced during the second quarter of 1998.

     On July 21, 1998, following this announcement, Duff & Phelps Credit Rating Co. ("DCR") added the Parent's ratings to Rating Watch--Uncertain, and Standard and Poor's ("S&P") placed the ratings of the Parent on CreditWatch with "developing" implications, meaning the ratings could be raised, lowered, or affirmed, depending on the outcome of the strategic review. DCR's present ratings are "BBB" for the Parent's senior debt, "BBB-" for its subordinated debt and "BBB-" for its preferred stock. S&P currently rates the Parent's senior unsecured debt "BB+", its subordinated debt "BB-" and its preferred stock "B+" having previously lowered such ratings in March 1998. Also on July 21, 1998, following the announcement, Moody's Investor's Service ("Moody's") lowered the debt and preferred stock ratings of the Parent and maintained its negative outlook for the Parent. Moody's lowered the Parent's senior debt ratings to "Ba3" from "Ba1", its subordinated debt ratings to "B2" from "Ba3" and its preferred stock ratings to "b2" from "ba3". On July 22, 1998, Fitch IBCA, Inc. ("Fitch") placed the Parent's ratings on RatingAlert with evolving implications, which reflects that the ratings could be raised, lowered or maintained depending on the terms of the intended partnership. The Parent's current ratings with Fitch are "BBB-" for its senior notes and "BB+" for its subordinated notes.

HOME EQUITY LOANS

     The Originators' principal products are home equity loans with a fixed amount, and term to maturity, which is typically secured by a first mortgage on the borrower's residence. These types of loans are commonly referred to as "B" and "C" grade or "sub-prime" loans. These loans are distinct from home equity revolving lines of credit, which are generally secured by a second mortgage and typically carry a floating interest rate. The Originators and their affiliates originated $2.888 billion and $1.539 billion in home equity loans during the year ended December 31, 1997 and the six months ended June 30, 1998, respectively. The Originators also make second mortgage loans. Most of the Originators' loan originations are sold in the secondary market, and servicing rights are retained by United Companies on substantially all loans sold. Certain loan products are originated by the Originators for sale on a whole loan, servicing released basis.

     As of June 30, 1998 approximately 96.5% in aggregate principal amount of the home equity loans owned by the Originators and/or serviced by United Companies are secured by a first mortgage with the remaining 3.5% in aggregate principal amount secured by second or multi-property mortgages. The average home equity loan at origination was approximately $58,000 during 1997 and $57,000 during the first six months of 1998. Typically, the proceeds of the home equity loan will be used by the borrower to refinance an existing first mortgage in order to finance home improvements or for debt consolidation. On most home equity loans for home improvements, the loan proceeds are disbursed to an escrow agent which, according to guidelines established by the Originators, releases such proceeds upon completion of the improvements or in draws as the work on the improvements progresses. Costs incurred by the borrower for loan origination, including origination points, and appraisal, legal and title fees, are often included in the amount financed.

     The Originators' principal market for home equity loans is individuals who may not otherwise qualify for conventional loans which are readily marketable to the government-sponsored mortgage agencies or conduits and available through most commercial banks and many other lending institutions. Loans to such borrowers may present a greater risk and therefore produce higher loan origination fees and interest rates as compared to loans to customers of banks and thrifts. There are generally numerous competitors for these borrowers in each of the Originators' geographic markets. Principal competitors include recognized national and regional lenders. The Originators believe that prompt underwriting and response to loan applications provide a competitive advantage in loan originations.

DELINQUENCY AND LOSS EXPERIENCE

     The following two tables set forth information relating to certain contractual delinquency, default and loan loss experience of United Companies for its servicing portfolio of home equity loans as of the dates indicated in the first table and for the periods indicated in the second table, including loans owned by United Companies or its affiliates and loans serviced for others.

             DELINQUENCY EXPERIENCE ON UNITED COMPANIES' PORTFOLIO
                              OF HOME EQUITY LOANS

                                                        AS OF DECEMBER 31,                  AS OF JUNE 30,
                                              --------------------------------------    ------------------------
                                                 1995          1996          1997          1997          1998
                                              ----------    ----------    ----------    ----------    ----------
                                                                    (DOLLARS IN THOUSANDS)
Dollar amount of home equity loans
  serviced.................................   $2,701,481    $4,040,138    $5,528,923    $4,669,196    $5,930,552
                                              ----------    ----------    ----------    ----------    ----------
                                              ----------    ----------    ----------    ----------    ----------
Delinquency Period(1)
  30-59 days...............................         2.73%         3.39%         3.20%         3.50%         2.36%
  60-89 days...............................         0.61%         1.31%         1.05%         0.74%         0.96%
  90 days and over.........................         0.28%         0.71%         0.85%         0.38%         1.52%

Defaults(1)
  Foreclosures in process..................         2.78%         3.36%         3.43%         3.72%         3.29%
  Bankruptcy...............................         1.75%         1.83%         2.10%         2.04%         2.21%

Real Estate Owned & Serviced...............   $   30,073    $   52,573    $   98,924    $   74,436    $  117,375

------------------
(1) As a percentage of total "dollar amount of home equity loans serviced" as of the date indicated.

              LOAN LOSS EXPERIENCE ON UNITED COMPANIES' PORTFOLIO
                              OF HOME EQUITY LOANS

                                                                                           SIX MONTHS ENDING
                                                    YEAR ENDING DECEMBER 31,                   JUNE 30,
                                              --------------------------------------    ------------------------
                                                 1995          1996          1997          1997          1998
                                              ----------    ----------    ----------    ----------    ----------
                                                                    (DOLLARS IN THOUSANDS)
Average dollar amount of home equity loans
  outstanding during period................   $2,192,590    $3,370,810    $4,784,531    $4,354,667    $5,729,738
Net Losses
  Gross Losses (1).........................   $   13,818    $   19,484    $   32,984    $   15,030    $   23,133
  Recoveries (2)...........................   $   (1,597)   $   (2,371)   $   (1,937)   $     (861)   $   (1,164)
                                              ----------    ----------    ----------    ----------    ----------
  Net Losses...............................   $   12,221    $   17,113    $   31,047    $   14,169    $   21,969
                                              ----------    ----------    ----------    ----------    ----------
                                              ----------    ----------    ----------    ----------    ----------
Net Losses for the last four quarters as a
  percentage of average amount
  outstanding..............................         0.56%         0.51%         0.65%         0.61%         0.72%

------------------
(1) "Gross Losses" are amounts which have been determined to be uncollectible relating to home equity loans for each respective period.
(2) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

     The Servicer believes that the decrease in the total percentage of delinquencies and defaults at June 30, 1998 compared to December 31, 1997 is not attributable to any single factor but rather reflects a combination of factors, such as the seasonal nature of delinquencies inherent in the portfolio.

     Loans are placed on a non-accrual status when they are 150 days past due.

     The above delinquency, default and loan loss experience represents United Companies' recent experience. However, the delinquency, default and net loss percentages may be affected by the increase in the size and aging of the portfolio. In addition, United Companies can neither quantify the impact of property value declines, if any, on the Home Equity Loans nor predict whether, to what extent or how long such declines may exist. In a period of such decline, the rates of delinquencies, defaults and losses on the Home Equity Loans could be higher than those heretofore experienced in the residential mortgage lending industry in general. Adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, defaults and losses. As a result, the information in the above tables should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies or losses on the Home Equity Loans and no assurance can be given that the delinquency, default and loss experience presented in the tables will be indicative of such experience on the Home Equity Loans.

     Appendix D hereto sets forth certain historical contractual delinquency, default and cumulative loss information by year of origination for home equity loans originated or acquired by the Originators.

                     THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

     UCFC Home Equity Loan Owner Trust 1998-BA (the "Trust") will issue the Notes pursuant to the Indenture dated as of September 1, 1998, between the Trust and the Indenture Trustee. The Trust also will issue the Certificates pursuant to the terms of a Trust Agreement dated as of September 1, 1998, between the Depositor and the Owner Trustee. The Notes will be secured by the collateral pursuant to the Indenture. The Certificates will represent an undivided ownership interest in the Trust. Only the Notes are being offered hereby. The Home Equity Loans will be sold to the Trust pursuant to the Sale and Serving Agreement, dated as of September 1, 1998, among the Depositor, the Trust, the Servicer, the MS1 Trust and the Indenture Trustee. The Servicer will service the Home Equity Loans pursuant to the Sale and Servicing Agreement. The following summary, together with the information set forth in the Prospectus under the caption "The Agreements" describes the material terms of the Trust Agreement, the Indenture and the Sale and Servicing Agreement (collectively, the "Transfer and Servicing Agreements"), but does not purport to describe all of the terms of the Transfer and Servicing Agreements and is therefore qualified in its entirety by reference to the Transfer and Servicing Agreements. Reference is made to the Prospectus for important additional information regarding the terms of the Transfer and Servicing Agreements and the Notes.

PRE-FUNDING ACCOUNT

     On the Closing Date, the Indenture Trustee will establish and thereafter maintain with itself a separate trust account (the "Pre-Funding Account"). On the Closing Date, the Pre-Funded Amount will be deposited in the Pre-Funding Account. The Pre-Funded Amount may be used only to (i) acquire additional single family residential home equity and home improvement loans (the "Subsequent Loans") and (ii) make accelerated payments of principal of the Notes. All Subsequent Loans will be ARMs. During the period (the "Pre-Funding Period") from the Closing Date to the earliest to occur of (a) the Funding Termination Date (defined below), (b) an Event of Default under the Indenture or a Servicer Termination Event under the Sale and Servicing Agreement and (c) December 15, 1998, amounts on deposit in the Pre-Funding Account may be withdrawn from time to time to acquire Subsequent Loans in accordance with the Sale and Servicing Agreement. The "Funding Termination Date" will be the date on which the Pre-Funded Amount has been reduced to less than $100,000. Any Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be paid on the Payment Date at or immediately following the end of such Pre-Funding Period as a Prepayment and allocated to the Notes.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date, the Indenture Trustee will establish and thereafter maintain with itself a separate trust account (the "Capitalized Interest Account"), into which amounts will be deposited. The amounts so deposited will be used by the Indenture Trustee on the Payment Dates during the Pre-Funding Period to fund the excess, if any, of the amount of interest accrued on the Notes at the applicable Note Rate, over the Interest Remittance Amount for such Payment Dates.

COMPENSATING INTEREST

     A full month's interest at the applicable Adjusted Note Rate (minus the Servicing Fee), plus, prior to the Subordination Termination Date, a full month's Excess Interest with respect to each Home Equity Loan, is due to the Indenture Trustee on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Remittance Period. If a Prepayment of a Home Equity Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor during such calendar month and the full month's interest at the applicable Adjusted Note Rate, plus, prior to the Subordination Termination Date, a full month's Excess Interest with respect to such Home Equity Loan ("Compensating Interest") that is due is required to be deposited by the Servicer to the Principal and Interest Account and will be included in the Monthly Remittance and the aggregate amount of Excess Interest, if any, to be made available to the Indenture Trustee on the next succeeding Remittance Date; provided, however, that the Servicer's obligation in respect of Compensating Interest is limited to the aggregate amount of its Servicing Fee for the related Remittance Period.

ASSIGNMENT OF HOME EQUITY LOANS

     Approximately $547,198,505 of the Home Equity Loans to be delivered on the Closing Date will be sold to the Trust by the MS1 Trust. The remaining Home Equity Loans and any Subsequent Loans will be sold to the Trust by the Depositor. The Trust will, concurrently with the sale of the Home Equity Loans and the deposit of funds in the Pre-Funding Account, the Capitalized Interest Account and the Reserve Account, deliver or cause to be delivered the Certificates to the Depositor in exchange for the Home Equity Loans. The Trust will pledge and assign the Home Equity Loans, the Pre-Funding Account and the Capitalized Interest Account to the Indenture Trustee in exchange for the Notes.

     The Depositor will deliver or cause to be delivered to the Indenture Trustee on or before the Closing Date Mortgage Notes duly endorsed to the order of the Indenture Trustee. The other items described in clauses (b)(i)-
(iv) under "The Agreements--Assignment of Mortgage Assets" in the Prospectus are required to be delivered within 30 days after the Closing Date (subject to certain extensions as set forth therein). In lieu of delivering certified copies of mortgages and intervening assignments, the originals of which are unavailable due to the recording process and originals of title policies or binders, the Depositor will deliver or cause to be delivered a computerized list of such documents.

DUE-ON-SALE CLAUSES; ASSUMPTION AND SUBSTITUTION AGREEMENTS

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer, to the extent it has knowledge of such conveyance or prospective conveyance, is required to exercise its rights to accelerate the maturity of the related Home Equity Loan under any "due on sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer will not be required to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law; and provided further, that the Servicer may refrain from exercising any such right if the Note Insurer gives its prior consent to such non-enforcement. See "The Agreements--Enforcement of Due on Sale Clauses" in the Prospectus.

REALIZATION UPON DEFAULTED HOME EQUITY LOANS

     In accordance with the Sale and Servicing Agreement, if the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure contains environmental or hazardous waste risks known to the Servicer, the Servicer will notify the Note Insurer and the Indenture Trustee prior to acquiring the Property. The Servicer is not permitted to take any action with respect to such a Mortgaged Property without the prior written approval of the Note Insurer.

     The Servicer has the right and the option under the Sale and Servicing Agreement, but not the obligation, to purchase for its own account any Home Equity Loan (i) which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer and (ii) (x) with respect to which the Note Insurer has refused to give its consent to the Servicer's non-exercise of its rights under any "due-on-sale" clause and (y) which is in default or as to which a default is imminent. Any such Home Equity Loan so purchased will be purchased by the Servicer on a Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price will be deposited in the Principal and Interest Account.

EVIDENCE OF COMPLIANCE

     The accountant's report and officer's certificate referred to in the Prospectus under "The Agreements--Evidence of Compliance" must be delivered on or before the last day of April of each year, commencing in 1999.

ASSIGNMENT OF SALE AND SERVICING AGREEMENT

     The Servicer may not assign its obligations under the Sale and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Indenture Trustee and the Note Insurer; provided, however, that any assignee must meet the eligibility requirements set forth in the Sale and Servicing Agreement for a successor servicer.

REMOVAL AND RESIGNATION OF SERVICER

     The Note Insurer or, with the consent of the Note Insurer, the Indenture Trustee (or the Owners acting on behalf of the Indenture Trustee) may remove the Servicer upon the occurrence of any Master Servicer Termination Event, defined as an Event of Default in the Prospectus under "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Sale and Servicing Agreement." In addition, the Note Insurer has the option to remove the Servicer in the event that certain delinquency triggers set forth in the Sale and Servicing Agreement are met.

TERMINATION

     The Trust Agreement provides that the Trust will terminate upon the payment to the Owners of all Notes from amounts other than those available under the
Note Insurance Policy of all amounts required to be paid to such Owners upon the final payment and other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust.

     At its option, the Servicer may purchase all (but not fewer than all) remaining Home Equity Loans and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the Trust, and thereby effect redemption of the Notes, on any Payment Date when the aggregate outstanding Loan Balances of the Home Equity Loans is 10% or less of an amount equal to the aggregate principal balances of the Home Equity Loans on the Cut-Off Date including, the aggregate balances of the Subsequent Loans as of the related subsequent cut-off date(s) added to the Trust.

     The Owners of the Notes would receive from the proceeds of such purchase any accrued interest thereon together with any principal not yet paid, in the order set forth herein under "Description of the Notes--Flow of Funds and Payments on the Notes." The purchase price must include any related LIBOR Interest Carryover then outstanding.

THE INDENTURE TRUSTEE

     Pursuant to the Indenture, Bankers Trust Company of California, N.A. will serve as Indenture Trustee. See "The Agreement--The Trustee" in the Prospectus.

THE INDENTURE

     Modification of Indenture. The Indenture Trustee and the Issuer may, with the consent of the Note Insurer and the Owners of not less than a majority of the outstanding principal amount of the Notes, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the affected Noteholders (except as provided below).

     Without the consent of the holder of each outstanding Note affected thereby no supplemental indenture will: (i) change the date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust to payment of principal or interest on the Notes, or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (ii) reduce the percentage of the aggregate principal amount of the outstanding Notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences as provided for in such Indenture; (iii) modify or alter the provisions of the Indenture regarding the definition of the term "outstanding";
(iv) reduce the percentage of the aggregate principal amount of the outstanding Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (v) modify the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the outstanding Notes necessary to amend such Indenture or certain other related agreements;
(vi) modify the provisions of the Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes; or
(vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such property or deprive the holder of any such Note of the security provided by the lien of such Indenture.

     The Indenture Trustee and the Issuer may also enter into supplemental indentures, without the consent of the Noteholders but with the consent of the
Note Insurer, for the purpose of, among other things adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or modifying in any manner the rights of the Noteholders, provided that such action shall not adversely affect in any material respect the interests of any Noteholder.

     Certain Covenants. The Indenture will provide that the Issuer will not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuer under the Indenture, (iii) no Event or Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Note Insurer consents thereto and (v) the Issuer has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any related Noteholder.

     The Issuer will not, among other things, (i) except as expressly permitted by the Indenture or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, unless directed to do so by the Indenture Trustee with the consent of the Note Insurer,
(ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of tax levied or assessed upon any part of the Trust; (iii) engage in any business or activity other than as permitted by the Trust Agreement; (iv) permit the validity or effectiveness of the Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby; or
(v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the Indenture) to be created on or extend to or otherwise arise upon or burden the Trust or any part thereof, or any interest therein or the proceeds thereof.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, respectively.

     The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor thereto. The Noteholders, with the consent of the Note Insurer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable, acceptable to the Note Insurer. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the execution and authentication thereof), the Notes or of any Home Equity Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the Home Equity Loans, or the investment of any monies by the Servicer before such monies are deposited into the Note Account. So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or the Sale and Servicing Agreement which failure constitutes an Event of Default unless the Owner Trustee obtains actual knowledge of such failure as will be specified in the Trust Agreement.

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than the execution and authentication thereof) or of any Home Equity Loans or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Notes, the Certificates or the Home Equity Loans, or the investment of any monies by the Servicer before such monies are deposited into the Accounts. So long as no Event of Default under the Indenture has occurred and is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or the Sale and Servicing Agreement which failure constitutes an Event of Default unless the Indenture Trustee obtains actual knowledge of such failure as will be specified in the Indenture.

     The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

                 THE NOTE INSURANCE POLICY AND THE NOTE INSURER

     The information set forth in this section and in the financial statements of Financial Guaranty Insurance Company (the "Note Insurer") set forth in Appendix A and Appendix B hereto, has been provided by the Note Insurer.

     Financial Guaranty Insurance Company, the Note Insurer, a New York stock insurance corporation, is a monoline financial guaranty insurance company which, since January 1984, has been a leading insurer of bonds issued by municipal governmental subdivisions and agencies thereof. The Note Insurer also insures a variety of non-municipal structured debt obligations and pass-through securities. The Note Insurer is authorized to write insurance in all 50 states and the District of Columbia and is also authorized to carry on general insurance business in the United Kingdom and to write credit and guaranty insurance in France.

     The Note Insurer is a wholly-owned subsidiary of FGIC Corporation, a Delaware holding company. FGIC Corporation is a subsidiary of General Electric Capital Corporation ("GE Capital"). Neither FGIC Corporation nor GE Capital is obligated to pay the debts of or the claims of the Note Insurer.

     The Note Insurer and its holding company, FGIC Corporation, are subject to regulation by the State of New York Insurance Department and by each other jurisdiction in which the Note Insurer is licensed to write insurance. These regulations vary from jurisdiction to jurisdiction, but generally require insurance holding companies and their insurance subsidiaries to register and file certain reports, including information concerning their capital structure, ownership and financial condition and require prior approval by the insurance department of their state of domicile of changes in control, of dividends and of other intercorporate transfer of assets and of transactions between insurance companies, their parents and affiliates. The Note Insurer is required to file quarterly and annual statutory financial statements and is subject to statutory restrictions concerning the types and quality of investments, the use of policy forms, premium rates and the size of risk that it may insure, subject to reinsurance. Additionally, the Note Insurer is subject to triennial audits by the State of New York Insurance Department.

     The Note Insurer considers its role in providing insurance to be credit enhancement rather than credit substitution. The Note Insurer only insures securities that it considers to be of investment grade quality. With respect to each category of obligations considered for insurance, the Note Insurer has established and maintains its own underwriting standards that are based on those aspects of credit quality that the Note Insurer deems important for the category and that take into account criteria established for the category typically used by rating agencies. Credit criteria for evaluating securities include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flow, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios, underlying levels of protection such as insurance or overcollateralization, and, particularly in the case of long-term municipal securities, the importance of the project being financed.

     The Note Insurer also reviews the security features and reserves created by the financing documentation, as well as the financial and other covenants imposed upon the credit backing the issue. In connection with underwriting new issues, the Note Insurer sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the insured obligation by a party of acceptable credit quality obligated to make payment prior to any payment by the
Note Insurer.

     Insurance written by the Note Insurer insures the full and timely payment of interest and principal when due on insured debt securities and timely interest and ultimate principal payments due in respect of pass-through securities such as the Notes. If the issuer of a security insured by the Note Insurer defaults on its obligations to pay such debt service, or, in the case of a pass-through security, available funds are insufficient to pay the insured amounts, the Note Insurer will make the scheduled insured payments, without regard to any acceleration of the securities which may have occurred, and will be subrogated to the rights of security holders to the extent of its payments. The claims paying ability of the Note Insurer is rated Aaa, AAA and AAA by Moody's, Standard & Poor's and Fitch, respectively.

     In consideration for issuing its insurance, the Note Insurer receives a premium which is generally paid in full upon issuance of the policy or on an annual, semiannual or monthly basis. The premium rates charged depend principally on the credit strength of the securities as judged by the Note Insurer according to its internal credit rating system and the type of issue.

     As of June 30, 1998 and December 31, 1997 and 1996, the Note Insurer had written directly or assumed through reinsurance, guaranties of approximately $246.7 billion, $230.2 billion, and $205.0 billion par value of securities, respectively (of which approximately 80 percent, 86 percent and 82 percent constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $2.19 billion, $2.14 billion and $2.05 billion, respectively. As of June 30, 1998, the Note Insurer had reinsured approximately 21 percent of the risks it had written, 30 percent through quota share reinsurance, 24 percent through excess of loss reinsurance, and 46 percent through facultative arrangements.

CAPITALIZATION

     The following table sets forth the capitalization of the Note Insurer as of December 31, 1996, December 31, 1997 and June 30, 1998, respectively, on the basis of generally accepted accounting principles (subject to year-end adjustments with respect to the unaudited June 30, 1998 information). No material adverse change in the capitalization of the Note Insurer has occurred since June 30, 1998.

                                                                DECEMBER 31,    DECEMBER 31,    (UNAUDITED)
                                                                  1996            1997           JUNE 30,
                                                                   (IN             (IN             1998
                                                                MILLIONS)       MILLIONS)       (IN MILLIONS)
                                                                ------------    ------------    -------------
Unearned premiums............................................      $  682          $  629          $   604
Other liabilities............................................         288             250              292
Stockholder's equity(1)
  Common stock...............................................          15              15               15
  Additional paid-in capital.................................         334             384              384
  Accumulated other comprehensive income.....................          38              84               64
  Retained earnings..........................................       1,297           1,470            1,542
                                                                   ------          ------          -------
Total stockholder's equity...................................       1,684           1,953            2,005
                                                                   ------          ------          -------
Total liabilities and stockholder's equity...................      $2,654          $2,832          $ 2,901
                                                                   ------          ------          -------
                                                                   ------          ------          -------

------------------
(1) Components of stockholder's equity have been restated for all periods presented to reflect "accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the Note Insurer effective January 1, 1998. As this new standard only requires additional information in the financial statements, it does not affect the Note Insurer's financial position or results of operations.

     For further financial information concerning the Note Insurer, see the audited financial statements of the Note Insurer included as Appendix A and the unaudited interim financial statements of the Note Insurer included as Appendix B.

     Copies of the Note Insurer's quarterly and annual statutory statements filed by the Note Insurer with the New York Insurance Department are available upon request to Financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006, Attention: Corporate Communications Department. The Note Insurer's telephone number is (212) 312-3000.

     The Note Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or the Prospectus or any information or disclosure contained herein, or omitted here from, other than with respect to the accuracy of information in this Prospectus Supplement regarding the Note Insurer and the Note Insurance Policy set forth under the heading "The Note Insurer and the Note Insurance Policy" herein and in Appendix A and Appendix B.

     The Note Insurer will issue a note insurance policy for the Notes (the "Note Insurance Policy"). The Note Insurance Policy unconditionally guarantees the payment of Insured Payments on the Notes. "Insured Payments" as to any Payment Date means the sum of (i) the excess of the Interest Payment Amount for the Notes over the Available Funds, (ii) the Principal Shortfall Amount and
(iii) on the Payment Date in September 2028, the Class Principal Balance of the Notes then outstanding after all other payments on such Payment Date. The Note Insurer will make each such Insured Payment (other than that portion of an Insured Payment constituting a Preference Amount (defined below)) to the Indenture Trustee as paying agent on the later of (a) the Payment Date on which such Insured Payment is distributable to the Owner pursuant to the Sale and Servicing Agreement and (b) the business day next following the day on which the
Note Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Indenture Trustee as paying agent specifying that an Insured Payment is due. The Note Insurance Policy will provide for payment of the amount (a "Preference Amount") of any distributions in respect of principal or interest previously paid to an Owner that are subsequently recovered from such Owner prior to the expiration date of the Note Insurance Policy, pursuant to a final, nonappealable order of a court of competent jurisdiction under the United States Bankruptcy Code. Any such payments would be made under the Note Insurance Policy on the second business day following receipt by the Note Insurer of notice as described above, a certified copy of such final order, assignment to the Note Insurer of such Owner's rights and claims with respect to such Preference Amount and appointment of the Note Insurer as such Owner's agent in respect of the Preference Amount. No Owner shall be entitled to reimbursement for any payment avoided as a preference as to which the Note Insurer previously has made a payment under the Note Insurance Policy, nor is the Note Insurer obligated to make any payment in respect of any Preference Amount which represent a payment of the principal amount of the Notes prior to the time the Note Insurer otherwise would have been required to make a payment in respect of such principal.

     The Note Insurer's obligation under the Note Insurance Policy will be discharged to the extent that funds are received by the Indenture Trustee for distribution to the Owners, whether or not such funds are properly distributed by the Indenture Trustee.

     For purposes of the Note Insurance Policy, "Owner" as to a particular Note, does not include the Trust, Indenture Trustee, the Servicer, any Sub-Servicer or the Depositor.

     The Note Insurer only insures the timely receipt of interest on the Notes and the ultimate receipt of principal on the Notes. The Note Insurer does not guarantee (i) any rate of principal payments on the Notes, (ii) any recovery of payments deemed voidable preferences under state law, or (iii) the payment of the purchase price by the Originators in connection with the purchase of Home Equity Loans due to defective documentation or a breach of representation or warranty. The Note Insurance Policy is non-cancelable. The Note Insurance Policy expires and terminates without any action on the part of the Note Insurer or any other person on the date that is one year and one day following the date on which the Notes have been paid in full.

     THE NOTE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     Pursuant to the Sale and Servicing Agreement, the Note Insurer will be subrogated to the Owners to the extent of any such payment under the Note Insurance Policy.

     In the absence of payments under the Note Insurance Policy, Owners will directly bear the credit and other risks associated with their undivided interest in the Trust.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     PROSPECTIVE NOTEHOLDERS ARE ADVISED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN THE NOTES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

     Stroock & Stroock & Lavan LLP, special tax counsel to the Trust, is of the opinion, that for federal income tax purpose the Notes will be characterized as debt, and the Trust will be characterized as a partnership or division of the owner of the equity, but not a publicly traded partnership taxable as a corporation. Opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion. Moreover, no ruling will be sought from the IRS with respect to the transaction described herein. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes. See "Federal Income Tax Considerations" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.

     The Notes may be treated as having been issued with original issue discount. As a result, holders of Notes may be required to recognize income with respect to the Notes in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used for pupose of computing original issue discount for federal income tax purposes is Scenario III.

                                LEGAL INVESTMENT

     The Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA, and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.
Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Depositor believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among the Depositor and the Underwriters named below (the "Underwriters") the Depositor has agreed to sell to the Underwriters and each Underwriter has agreed to purchase from the Depositor the principal amount of the Notes set forth below after its name.

                                                                     PRINCIPAL
UNDERWRITER                                                            AMOUNT
-------------------------------------------------------             ------------
Morgan Stanley & Co. Incorporated                                   $225,000,000
J.P. Morgan Securities Inc.                                         $225,000,000

                                                                     PRINCIPAL
UNDERWRITER                                                            AMOUNT
-------------------------------------------------------             ------------
NationsBanc Montgomery Securities LLC                               $225,000,000
Prudential Securities Incorporated                                  $225,000,000

     The Notes will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor, including accrued interest, are expected to be approximately 99.750000% of the aggregate principal balance of the Notes, before deducting expenses payable by the Depositor in connection with the Notes, estimated to be $450,000. In connection with the purchase and sale of the Notes, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Certain of the proceeds of the sale of the Notes will be used to purchase certain of the Home Equity Loans from the MSI Trust and to retire debt issued by the MSI Trust that is held by an affiliate of Morgan Stanley & Co. Incorporated. Additionally, certain of the proceeds of the sale of the Notes will be used to repay an affiliate of Prudential Securities Incorporated in connection with certain financings of the Home Equity Loans.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                               REPORT OF EXPERTS

     The financial statements of Financial Guaranty Insurance Company included in this Prospectus Supplement in Appendix A, as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, have been included in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing in Appendix A, upon the authority of such firm as experts in accounting and auditing.

                             CERTAIN LEGAL MATTERS

     Certain tax matters concerning the issuance of the Notes will be passed upon by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters relating to the validity of the Notes will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York and Cadwalader, Wickersham & Taft, New York, New York. Stroock & Stroock & Lavan LLP represents the Servicer and United Companies Financial Corporation, an affiliate of the Depositor and the Servicer, from time to time.

                                    RATINGS

     It is a condition of the original issuance of the Notes that they receive ratings of AAA by Fitch, Aaa by Moody's and AAA, by S&P. Such ratings are the highest long-term ratings assigned to securities by such rating agencies. The ratings do not address the likelihood of the payment of any LIBOR Interest Carryover or the possibility that, as a result of principal prepayments, Owners may receive a lower than anticipated yield. Such ratings will be based primarily on the ratings assigned to the claims paying ability of the Note Insurer. Any reduction in such ratings of the Note Insurer would most likely result in a reduction in the ratings given to the Notes. The ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Notes. A security rating is not a recommendation to buy, sell or hold securities.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Asset-Backed Notes, Series 1998-BA (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Direct and Indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global

Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel Participants or Euroclear Participants through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income
(Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity treated as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any political subdivision thereof,
(iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, or (iv) a trust other than a "foreign trust" as defined in
Section 7701(a)(31) of the Internal Revenue Code of 1986, as amended. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities and does not deal with the application of Treasury regulations relating to the documentation requirements that are generally effective with respect to payments made after December 31, 1999. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      [This page intentionally left blank]

                                                                      APPENDIX A

                      FINANCIAL GUARANTY INSURANCE COMPANY

                              Financial Statements

                               December 31, 1997


                  (With Independent Auditors' Report Thereon)

                      FINANCIAL GUARANTY INSURANCE COMPANY

                          AUDITED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

Report of Independent Auditors...........................................   A-1
Balance Sheets...........................................................   A-2
Statements of Income.....................................................   A-3
Statements of Stockholder's Equity.......................................   A-4
Statements of Cash Flows.................................................   A-5
Notes to Financial Statements............................................   A-6

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
Financial Guaranty Insurance Company:

We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 1997 and 1996, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the years in the three year period then ended in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

January 23, 1998

                      FINANCIAL GUARANTY INSURANCE COMPANY

                                 BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                        DECEMBER 31,    DECEMBER 31,
                                                                                           1997            1996
                                                                                        ------------    ------------
                                       ASSETS
Fixed maturity securities available-for-sale (amortized cost of $2,313,458 in 1997
  and $2,190,303 in 1996)............................................................    $2,443,746      $2,250,549
Short-term investments, at cost, which approximates market...........................        76,039          73,839
Cash.................................................................................           802             860
Accrued investment income............................................................        38,927          37,655
Reinsurance recoverable..............................................................         8,220           7,015
Prepaid reinsurance premiums.........................................................       154,208         167,683
Deferred policy acquisition costs....................................................        86,286          91,945
Property and equipment, net of accumulated depreciation ($17,346 in 1997 and $15,333
  in 1996)...........................................................................         3,142           4,696
Receivable for securities sold.......................................................            --             379
Prepaid expenses and other assets....................................................        21,002          19,520
                                                                                         ----------      ----------
     Total assets....................................................................    $2,832,372      $2,654,141
                                                                                         ----------      ----------
                                                                                         ----------      ----------

                        LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Unearned premiums..................................................................    $  628,553      $  681,816
  Loss and loss adjustment expenses..................................................        76,926          72,616
  Ceded reinsurance balances payable.................................................         3,932          10,561
  Accounts payable and accrued expenses..............................................        26,352          54,165
  Payable to Parent..................................................................            --           1,791
  Current federal income taxes payable...............................................        19,335          52,016
  Deferred federal income taxes......................................................       118,522          91,805
  Payable for securities purchased...................................................         5,811           4,937
                                                                                         ----------      ----------
     Total liabilities...............................................................       879,431         969,707
                                                                                         ----------      ----------
                                                                                         ----------      ----------

Stockholder's Equity:
  Common stock, par value $1,500 per share; 10,000 shares authorized, issued and
     outstanding.....................................................................        15,000          15,000
  Additional paid-in capital.........................................................       383,511         334,011
  Net unrealized gains on fixed maturity securities available-for-sale, net of tax...        84,687          39,160
  Foreign currency translation adjustment, net of tax................................          (752)           (429)
  Retained earnings..................................................................     1,470,495       1,296,692
                                                                                         ----------      ----------
     Total stockholder's equity......................................................     1,952,941       1,684,434
                                                                                         ----------      ----------
     Total liabilities and stockholder's equity......................................    $2,832,372      $2,654,141
                                                                                         ----------      ----------
                                                                                         ----------      ----------

                See accompanying notes to financial statements.

                      FINANCIAL GUARANTY INSURANCE COMPANY

                              STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                                --------------------------------
                                                                                  1997        1996        1995
                                                                                --------    --------    --------
REVENUES:
Gross premiums written.......................................................   $ 95,995    $ 97,027    $ 97,288
Ceded premiums...............................................................    (19,780)    (29,376)    (19,319)
                                                                                --------    --------    --------
  Net premiums written.......................................................     76,215      67,651      77,969
Decrease in net unearned premiums............................................     39,788      51,314      27,309
                                                                                --------    --------    --------
  Net premiums earned........................................................    116,003     118,965     105,278
Net investment income........................................................    127,773     124,635     120,398
Net realized gains...........................................................     16,700      15,022      30,762
                                                                                --------    --------    --------
  Total revenues.............................................................    260,476     258,622     256,438

EXPENSES:
Loss and loss adjustment expenses............................................     12,539       2,389      (8,426)
Policy acquisition costs.....................................................     12,936      16,327      13,072
Decrease (Increase) in deferred policy acquisition costs.....................      5,659       2,923      (3,940)
Other underwriting expenses..................................................     14,691      12,508      19,100
                                                                                --------    --------    --------
  Total expenses.............................................................     45,825      34,147      19,806
                                                                                --------    --------    --------
Income before provision for Federal income taxes.............................    214,651     224,475     236,632
                                                                                --------    --------    --------
Federal income tax expense:
  Current....................................................................     39,133      41,548      28,913
  Deferred...................................................................      1,715       5,318      19,841
                                                                                --------    --------    --------
  Total Federal income tax expense...........................................     40,848      46,866      48,754
                                                                                --------    --------    --------
  Net income.................................................................   $173,803    $177,609    $187,878
                                                                                --------    --------    --------
                                                                                --------    --------    --------

                See accompanying notes to financial statements.

                      FINANCIAL GUARANTY INSURANCE COMPANY

                       STATEMENTS OF STOCKHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                            NET UNREALIZED
                                                                            GAINS (LOSSES)          FOREIGN
                                                                            ON FIXED MATURITY      CURRENCY
                                                               ADDITIONAL     SECURITIES           TRANSLATION
                                                     COMMON     PAID-IN       AVAILABLE-           ADJUSTMENT,    RETAINED
                                                      STOCK     CAPITAL     FOR-SALE, NET OF TAX   NET OF TAX     EARNINGS
                                                     -------   ----------   --------------------   -----------   ----------
Balance, January 1, 1995...........................  $15,000    $334,011          $(41,773)          $(1,221)    $  973,706
Net income.........................................      --           --                --                --        187,878
Dividend paid......................................      --           --                --                --        (25,000)
Change in fixed maturity securities available for
  sale, net of tax of $56,839......................      --           --           105,558                --             --
Foreign currency translation adjustment............      --           --                --              (278)            --
                                                     -------    --------          --------           -------     ----------
Balance, December 31, 1995.........................  15,000      334,011            63,785            (1,499)     1,136,584
                                                     -------    --------          --------           -------     ----------

Net Income.........................................      --           --                --                --        177,609
Dividend paid......................................      --           --                --                --        (17,500)
Change in fixed maturity securities available for
  sale, net of tax of ($13,260)....................      --           --           (24,625)               --             --
Foreign currency translation adjustment............      --           --                --             1,070             --
                                                     -------    --------          --------           -------     ----------
Balance at December 31, 1996.......................  15,000      334,011            39,160              (429)     1,296,692
                                                     -------    --------          --------           -------     ----------

Net Income.........................................      --           --                --                --        173,803
Capital contribution...............................      --       49,500                --                --             --
Change in fixed maturity securities available for
  sale, net of tax of $24,516......................      --           --            45,527                --             --
Foreign currency translation adjustment............      --           --                --              (323)            --
                                                     -------    --------          --------           -------     ----------
Balance at December 31, 1997.......................  $15,000    $383,511          $ 84,687           ($  752)    $1,470,495
                                                     -------    --------          --------           -------     ----------
                                                     -------    --------          --------           -------     ----------

                See accompanying notes to financial statements.

                      FINANCIAL GUARANTY INSURANCE COMPANY

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                             -------------------------------------
                                                                                1997          1996         1995
                                                                             ----------    ----------    ---------
OPERATING ACTIVITIES:
Net income................................................................   $  173,803    $  177,609    $ 187,878
  Adjustments to reconcile net income to net cash provided by operating activities:
  Change in unearned premiums.............................................      (53,263)      (45,719)     (29,890)
  Change in loss and loss adjustment expense reserves.....................        4,310        (5,192)     (20,938)
  Depreciation of property and equipment..................................        2,013         2,472        2,348
  Change in reinsurance receivable........................................       (1,205)          657        6,800
  Change in prepaid reinsurance premiums..................................       13,475        (5,596)       2,581
  Change in foreign currency translation adjustment.......................         (497)        1,646         (427)
  Policy acquisition costs deferred.......................................      (12,936)      (16,327)     (16,219)
  Amortization of deferred policy acquisition costs.......................       18,595        19,250       12,279
  Change in accrued investment income, and prepaid expenses and other
     assets...............................................................       (2,754)       (7,201)       2,906
  Change in other liabilities.............................................      (36,233)       30,117      (12,946)
  Change in deferred income taxes.........................................        1,715         5,318       19,841
  Amortization of fixed maturity securities...............................        2,698           792        1,922
  Change in current income taxes payable..................................      (32,681)          720      (30,827)
  Net realized gains on investments.......................................      (16,700)      (15,022)     (30,762)
                                                                             ----------    ----------    ---------
  Net cash provided by operating activities...............................       60,340       143,524       94,546
                                                                             ----------    ----------    ---------
INVESTING ACTIVITIES:
Sales and maturities of fixed maturity securities.........................      741,604       891,643      836,103
Purchases of fixed maturity securities....................................     (848,843)   (1,033,345)    (891,108)
Purchases, sales and maturities of short-term investments, net............       (2,200)       17,193      (15,358)
Purchases of property and equipment, net..................................         (459)         (854)        (750)
                                                                             ----------    ----------    ---------
Net cash used in investing activities.....................................     (109,898)     (125,363)     (71,113)
                                                                             ----------    ----------    ---------
FINANCING ACTIVITIES:
Capital Contributions.....................................................       49,500            --           --
Dividends paid............................................................           --       (17,500)     (25,000)
                                                                             ----------    ----------    ---------
Net cash provided by financing activities.................................       49,500       (17,500)     (25,000)
                                                                             ----------    ----------    ---------
(Decrease) Increase in cash...............................................          (58)          661       (1,567)
Cash at beginning of year.................................................          860           199        1,766
                                                                             ----------    ----------    ---------
Cash at end of year.......................................................   $      802    $      860    $     199
                                                                             ----------    ----------    ---------
                                                                             ----------    ----------    ---------

                See accompanying notes to financial statements.

                      FINANCIAL GUARANTY INSURANCE COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS

     Financial Guaranty Insurance Company (the "Company") is a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"). The Parent is owned approximately ninety-nine percent by General Electric Capital Corporation ("GE Capital") and approximately one percent by Sumitomo Marine and Fire Insurance Company, Ltd. The Company provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 86% of the business written since inception by the Company has been municipal bond insurance.

     The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The prior years financial statements have been reclassified to conform to the 1997 presentation. Significant accounting policies are as follows:

  Investments

     The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." The Statement defines three categories for classification of debt securities and the related accounting treatment for each respective category. The Company has determined that its fixed maturity securities portfolio should be classified as available-for-sale. Under SFAS 115, securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

     Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

  Premium Revenue Recognition

     Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Financial guaranty insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

                      FINANCIAL GUARANTY INSURANCE COMPANY

2. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Policy Acquisition Costs

     Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses are considered in determining the recoverability of acquisition costs.

  Loss and Loss Adjustment Expenses

     Provision for loss and loss adjustment expenses is made in an amount equal to the present value of unpaid principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $76.9 million and $72.6 million at December 31, 1997 and 1996, respectively. As of December 31, 1997 and 1996, such reserves included $35.1 million and $28.9 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 1997 and 1996, case-basis loss and loss adjustment expense reserves were $41.8 million and $43.7 million, respectively. Loss and loss adjustment expenses include amounts discounted at an interest rate between 5.9% and 6.0% in 1997 and between 6.5% and 6.6% in 1996. The discount rate used is based upon the risk free rate for the average maturity of the applicable bond sector. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

  Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

  Property and Equipment

     Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

                      FINANCIAL GUARANTY INSURANCE COMPANY

2. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Foreign Currency Translation

     The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1997 and 1996 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss at December 31, 1997 and 1996 was $0.7 million and $0.4 million, respectively, net of tax, and is reported as a separate component of stockholder's equity.

3. STATUTORY ACCOUNTING PRACTICES

     The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

          (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time.

          (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

          (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

          (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

          (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;

          (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

          (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

                      FINANCIAL GUARANTY INSURANCE COMPANY

3. STATUTORY ACCOUNTING PRACTICES--(CONTINUED)

     The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):

                                                                          YEARS ENDED DECEMBER 31,
                                            -------------------------------------------------------------------------------------
                                                      1997                          1996                          1995
                                            -------------------------     -------------------------     -------------------------
                                              NET       STOCKHOLDER'S       NET       STOCKHOLDER'S       NET       STOCKHOLDER'S
                                             INCOME        EQUITY          INCOME        EQUITY          INCOME        EQUITY
                                            --------    -------------     --------    -------------     --------    -------------
GAAP basis amount........................   $173,803     $ 1,952,941      $177,609     $ 1,684,434      $187,878     $ 1,547,881
Premium revenue recognition..............     (4,924)       (181,209)       (9,358)       (176,285)      (22,555)       (166,927)
Deferral of acquisition costs............      5,659         (86,286)        2,923         (91,945)       (3,940)        (94,868)
Contingency reserve......................         --        (540,677)           --        (460,973)           --        (386,564)
Contingency reserve tax deduction (see
  Note 2)................................         --          95,185            --          85,176            --          78,196
Non-admitted assets......................         --          (2,593)           --          (3,879)           --          (5,731)
Case basis loss reserves.................      1,377          (1,872)       (3,197)         (3,249)        4,048             (52)
Portfolio loss reserves..................      5,000          29,000            --          24,000       (22,100)         24,000
Deferral of income taxes.................      1,715          72,260         5,317          70,719        19,842          64,825
Unrealized (gains) on fixed maturity
  securities held at fair value, net of
  tax....................................         --         (84,687)           --         (39,160)           --         (63,785)
Recognition of profit commission.........     (1,203)         (7,388)         (441)         (6,185)        3,096          (5,744)
Allocation of tax benefits due to
  Parent's net operating loss to the
  Company (see Note 5)...................        313          10,916           313          10,603          (637)         10,290
                                            --------     -----------      --------     -----------      --------     -----------
     Statutory-basis amount..............   $181,740     $ 1,255,590      $173,166     $ 1,093,256      $166,906     $ 1,001,521
                                            --------     -----------      --------     -----------      --------     -----------
                                            --------     -----------      --------     -----------      --------     -----------

                      FINANCIAL GUARANTY INSURANCE COMPANY

4. INVESTMENTS

     Investments in fixed maturity securities carried at fair value of $3.1 million and $3.1 million as of December 31, 1997 and 1996, respectively, were on deposit with various regulatory authorities as required by law.

     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):

                                                                                GROSS        GROSS
                                                                              UNREALIZED    UNREALIZED
                                                                AMORTIZED      HOLDING      HOLDING          FAIR
1997                                                               COST         GAINS       LOSSES          VALUE
-------------------------------------------------------------   ----------    ----------    ----------    ----------
U.S. Treasury securities and obligations of U.S. government
  corporations and agencies..................................   $   11,539     $    185        $ --       $   11,724
Obligations of states and political subdivisions.............    2,272,225      130,183         655        2,401,753
Debt securities issued by foreign governments................       29,694          603          28           30,269
                                                                ----------     --------        ----       ----------
Investments available-for-sale...............................    2,313,458      130,971         683        2,443,746
Short-term investments.......................................       76,039           --          --           76,039
                                                                ----------     --------        ----       ----------
Total........................................................   $2,389,497     $130,971        $683       $2,519,785
                                                                ----------     --------        ----       ----------
                                                                ----------     --------        ----       ----------

     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1997, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                     AMORTIZED        FAIR
1997                                                                    COST         VALUE
------------------------------------------------------------------   ----------    ----------
Due in one year or less...........................................   $   85,199    $   85,395
Due after one year through five years.............................       61,168        62,955
Due after five years through ten years............................      589,772       619,972
Due after ten years through twenty years..........................    1,604,167     1,700,193
Due after twenty years............................................       49,191        51,270
                                                                     ----------    ----------
Total.............................................................   $2,389,497    $2,519,785
                                                                     ----------    ----------
                                                                     ----------    ----------

                                                                                GROSS        GROSS
                                                                              UNREALIZED    UNREALIZED
                                                                AMORTIZED      HOLDING      HOLDING          FAIR
1996                                                               COST         GAINS        LOSSES         VALUE
-------------------------------------------------------------   ----------    ----------    ----------    ----------
U.S. Treasury securities and obligations of U.S. government
  corporations and agencies..................................   $   57,987     $    373       $    1      $   58,359
Obligations of states and political subdivisions.............    2,098,486       65,254        4,854       2,158,886
Debt securities issued by foreign governments................       33,830           --          526          33,304
                                                                ----------     --------       ------      ----------
Investments available-for-sale...............................    2,190,303       65,627        5,381       2,250,549
Short-term investments.......................................       73,839           --           --          73,839
                                                                ----------     --------       ------      ----------
Total........................................................   $2,264,142     $ 65,627       $5,381      $2,324,388
                                                                ----------     --------       ------      ----------
                                                                ----------     --------       ------      ----------

     In 1997, 1996 and 1995, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $741.6 million, $891.6 million, and $836.1 million, respectively. For 1997, 1996 and 1995 gross gains of $19.1 million, $19.8 million and $36.3 million respectively, and gross losses of $2.4 million, $4.8 million and $5.5 million respectively, were realized on such sales.

                      FINANCIAL GUARANTY INSURANCE COMPANY

4. INVESTMENTS--(CONTINUED)

     Net investment income of the Company is derived from the following sources (in thousands):

                                                                                    YEAR ENDED DECEMBER 31,
                                                                                --------------------------------
                                                                                  1997        1996        1995
                                                                                --------    --------    --------
Income from fixed maturity securities                                           $122,372    $119,290    $112,684
Income from short-term investments...........................................      6,366       6,423       8,450
                                                                                --------    --------    --------
Total investment income......................................................    128,738     125,713     121,134
Investment expenses..........................................................        965       1,078         736
                                                                                --------    --------    --------
Net investment income........................................................   $127,773    $124,635    $120,398
                                                                                --------    --------    --------
                                                                                --------    --------    --------

     As of December 31, 1997, the Company did not have more than 10% of its investment portfolio concentrated in a single issuer or industry.

5. INCOME TAXES

     The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company also has a separate tax sharing agreement with its Parent. Under this agreement the Company can utilize its Parent's net operating loss to offset taxable income on a stand-alone basis. The Company's effective federal corporate tax rate (19.0 percent in 1997, 20.8 percent in 1996 and 20.6 percent in 1995) is less than the corporate tax rate on ordinary income of 35 percent in 1997, 1996 and 1995.

     Federal income tax expense relating to operations of the Company for 1997, 1996 and 1995 is comprised of the following (in thousands):

                                                                                    YEAR ENDED DECEMBER 31,
                                                                                --------------------------------
                                                                                  1997        1996        1995
                                                                                --------    --------    --------
Current tax expense..........................................................   $ 39,133    $ 41,548    $ 28,913
Deferred tax expense.........................................................      1,715       5,318      19,841
                                                                                --------    --------    --------
Federal income tax expense...................................................   $ 40,848    $ 46,866    $ 48,754
                                                                                --------    --------    --------
                                                                                --------    --------    --------

     The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):

                                                                                    YEAR ENDED DECEMBER 31,
                                                                                --------------------------------
                                                                                  1997        1996        1995
                                                                                --------    --------    --------
Income taxes computed on income before provision for federal income taxes, at
  the statutory rate.........................................................   $ 75,128    $ 78,566    $ 82,821
Tax effect of:
  Tax-exempt interest........................................................    (34,508)    (32,609)    (30,630)
  Other, net.................................................................        228         909      (3,437)
                                                                                --------    --------    --------
Provision for income taxes...................................................   $ 40,848    $ 46,866    $ 48,754
                                                                                --------    --------    --------
                                                                                --------    --------    --------

                      FINANCIAL GUARANTY INSURANCE COMPANY

5. INCOME TAXES--(CONTINUED)

     The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability or asset at December 31, 1997 and 1996 are presented below (in thousands):

                                                                                     1997        1996
                                                                                   --------    --------
Deferred tax assets:
  Loss reserves.................................................................   $ 10,999    $  9,249
  Deferred compensation.........................................................      2,242       2,531
  Tax over book capital gains...................................................      2,996       2,144
  Other.........................................................................      2,260       2,601
                                                                                   --------    --------
Total gross deferred tax assets.................................................     18,497      16,525
                                                                                   --------    --------
Deferred tax liabilities:
  Unrealized gains on fixed maturity securities, available-for-sale.............     45,601      21,086
  Deferred acquisition costs....................................................     30,200      32,181
  Premium revenue recognition...................................................     40,103      37,159
  Rate differential on tax and loss bonds.......................................      9,454       9,454
  Other.........................................................................     11,661       8,450
                                                                                   --------    --------
Total gross deferred tax liabilities............................................    137,019     108,330
                                                                                   --------    --------
Net deferred tax liability......................................................   $118,522    $ 91,805
                                                                                   --------    --------
                                                                                   --------    --------

     Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1997 and 1996. The Company anticipates that the related deferred tax asset will be realized based on future profitable business.

     Total federal income tax payments during 1997, 1996 and 1995 were $71.8 million, $33.9 million, and $59.8 million, respectively.

6. REINSURANCE

     The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $37.0 million that can be drawn on in the event of default.

     Net premiums earned are presented net of ceded earned premiums of $33.3 million, $23.7 million and $21.9 million for the years ended December 31, 1997, 1996 and 1995, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $0.2 million, $(0.8) million and $1.1 million for the years ended December 31, 1997, 1996 and 1995, respectively.

                      FINANCIAL GUARANTY INSURANCE COMPANY

7. LOSS AND LOSS ADJUSTMENT EXPENSES

     Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):

                                                                                    YEAR ENDED DECEMBER 31,
                                                                                --------------------------------
                                                                                  1997        1996        1995
                                                                                --------    --------    --------
Balance at January 1,........................................................   $ 72,616    $ 77,808    $ 98,746
  Less reinsurance recoverable...............................................      7,015      (7,672)     14,472
                                                                                --------    --------    --------
  Net balance at January 1,..................................................     65,601      70,136      84,274
Incurred related to:
Current year.................................................................      1,047          --      26,681
Prior years..................................................................      6,492       2,389      (1,207)
Portfolio reserves...........................................................      5,000          --     (33,900)
                                                                                --------    --------    --------
Total Incurred...............................................................     12,539       2,389      (8,426)
                                                                                --------    --------    --------
Paid related to:
Current year.................................................................     (1,047)         --        (197)
Prior years..................................................................     (8,387)     (6,924)     (5,515)
                                                                                --------    --------    --------
Total Paid...................................................................     (9,434)     (6,924)     (5,712)
                                                                                --------    --------    --------
Net balance at December 31,..................................................     68,706      65,601      70,136
Plus reinsurance recoverable.................................................      8,220       7,015       7,672
                                                                                --------    --------    --------
Balance at December 31,......................................................   $ 76,926    $ 72,616    $ 77,808
                                                                                --------    --------    --------
                                                                                --------    --------    --------

     The changes in incurred portfolio and case reserves principally relates to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors.

8. RELATED PARTY TRANSACTIONS

     The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $4.9 million, $8.1 million and $3.2 million in expenses were incurred in 1997, 1996 and 1995, respectively, related to such transactions.

     The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.5 million in 1997, $0.6 million in 1996, and $1.3 million in 1995. As of December 31, 1997, par outstanding on these deals before reinsurance was $112.9 million.

     The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 1997, 1996 and 1995.

9. COMPENSATION PLANS

     Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $5.0 million, $4.5 million and $7.5 million in 1997, 1996 and 1995, respectively, before deduction for related tax benefits.

                      FINANCIAL GUARANTY INSURANCE COMPANY

10. DIVIDENDS

     Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $66.4 million in 1997 and 1996, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1997 and 1996, the amount of the Company's surplus available for dividends was approximately
$124.6 million and $91.8 million, respectively.

     During 1997, 1996 and 1995, the Company paid dividends of $0.0, $17.5 million and $25.0 million, respectively.

11. CAPITAL CONTRIBUTION

     During 1997, the Parent made a capital contribution of $49.5 million to the Company.

12. FINANCIAL INSTRUMENTS

  Fair Value of Financial Instruments

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

          Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

          Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

          Cash, Receivable for Securities Sold, and Payable for Securities
     Purchased: The carrying amounts of these items approximate their fair values.

          The estimated fair values of the Company's financial instruments at December 31, 1997 and 1996 are as follows (in thousands):

                                                            1997                        1996
                                                  ------------------------    ------------------------
                                                   CARRYING                    CARRYING
                                                    AMOUNT      FAIR VALUE      AMOUNT      FAIR VALUE
                                                  ----------    ----------    ----------    ----------
Financial Assets
  Cash
     On hand and in demand accounts............   $      802    $      802    $      860    $      860
  Short-term investments.......................   $   76,039    $   76,039    $   73,839    $   73,839
  Fixed maturity securities....................   $2,443,746    $2,443,746    $2,250,549    $2,250,549

     Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $355.7 million and $382.6 million compared to a carrying value of $456.8 million as of December 31, 1997 and between $358.7 million and $387.4 million compared to a carrying value of $487.8 million as of December 31, 1996.

                      FINANCIAL GUARANTY INSURANCE COMPANY

12. FINANCIAL INSTRUMENTS--(CONTINUED)

  Concentrations of Credit Risk

     The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

     In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

     As of December 31, 1997, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $108.4 billion, net of reinsurance of $31.6 billion. The Company's insured portfolio as of December 31, 1997 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

     As of December 31, 1997, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                                                                                 NET
                                                                                              PRINCIPAL
                                                                                             OUTSTANDING
                                                                                             -----------
Municipal:
  General obligation......................................................................   $  57,244.4
  Special revenue.........................................................................      35,526.8
  Industrial revenue......................................................................         405.7
  Non-municipal...........................................................................      15,268.7
                                                                                             -----------
Total.....................................................................................   $ 108,445.6
                                                                                             -----------
                                                                                             -----------

     The Company's gross and net exposure outstanding was $254,441.1 million and $193,612.9 million, respectively, as of December 31, 1997.

     As of December 31, 1997, the composition of principal exposure ceded to reinsurers was as follows (in millions):

                                                                                                CEDED
                                                                                              PRINCIPAL
                                                                                              OUTSTANDING
                                                                                              -----------
Reinsurer:
  Capital Re...............................................................................    $14,909.1
  Enhance Re...............................................................................      8,431.7
  Other....................................................................................      8,290.7
                                                                                               ---------
     Total.................................................................................    $31,631.5
                                                                                               ---------
                                                                                               ---------

                      FINANCIAL GUARANTY INSURANCE COMPANY

12. FINANCIAL INSTRUMENTS--(CONTINUED)

     The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1997 by state, net of reinsurance, was as follows (in millions):

                                                                                                 NET
                                                                                              PRINCIPAL
                                                                                             OUTSTANDING
                                                                                             -----------
California................................................................................   $  12,308.1
Pennsylvania..............................................................................      10,277.8
Florida...................................................................................      10,181.7
New York..................................................................................       8,945.5
Illinois..................................................................................       7,203.8
Texas.....................................................................................       6,072.4
Michigan..................................................................................       4,526.3
New Jersey................................................................................       4,476.2
Arizona...................................................................................       3,109.2
Ohio......................................................................................       2,616.1
                                                                                             -----------
Sub-total.................................................................................      69,717.1
Other states..............................................................................      38,421.7
International.............................................................................         306.8
                                                                                             -----------
Total.....................................................................................   $ 108,445.6
                                                                                             -----------
                                                                                             -----------

13. COMMITMENTS

     Total rent expense was $2.4 million, $2.8 million and $2.2 million in 1997, 1996 and 1995, respectively. For each of the next five years and in the aggregate as of December 31, 1997, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

YEAR                                                                                            AMOUNT
---------------------------------------------------------------------------------------------   -------
1998.........................................................................................   $ 2,909
1999.........................................................................................     2,909
2000.........................................................................................     2,909
2001.........................................................................................     2,911
2002.........................................................................................        --
                                                                                                -------
Total minimum future rental payments.........................................................   $11,638
                                                                                                -------
                                                                                                -------

                                                                      APPENDIX B

                      FINANCIAL GUARANTY INSURANCE COMPANY
                     UNAUDITED INTERIM FINANCIAL STATEMENTS
                                 JUNE 30, 1998

Balance Sheets............................................................   B-1
Statements of Income......................................................   B-2
Statements of Cash Flows..................................................   B-3
Notes to Unaudited Interim Financial Statements...........................   B-4

                      FINANCIAL GUARANTY INSURANCE COMPANY

                                 BALANCE SHEETS
                                ($ IN THOUSANDS)

                                                                                         JUNE 30,      DECEMBER 31,
                                                                                           1998           1997
                                                                                        -----------    ------------
                                                                                        (UNAUDITED)
                                       ASSETS
Fixed maturity securities, available for sale, at fair value (amortized cost of
  $2,439,765 in 1998 and $2,313,458 in 1997).........................................   $ 2,538,259     $2,443,746
Short-term investments, at cost, which approximates market...........................        74,599         76,039
Cash.................................................................................         1,068            802
Accrued investment income............................................................        38,593         38,927
Reinsurance receivable...............................................................         7,581          8,220
Deferred policy acquisition costs....................................................        84,225         86,286
Property, plant and equipment net of accumulated depreciation of $6,904 in 1998 and
  $17,346 in 1997....................................................................         2,469          3,142
Prepaid reinsurance premiums.........................................................       146,578        154,208
Prepaid expenses and other assets....................................................         7,617         21,002
                                                                                        -----------     ----------
     Total assets....................................................................   $ 2,900,989     $2,832,372
                                                                                        -----------     ----------
                                                                                        -----------     ----------
                        LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Unearned premiums..................................................................   $   604,325     $  628,553
  Losses and loss adjustment expenses................................................        61,170         76,926
  Ceded reinsurance payable..........................................................         1,178          3,932
  Accounts payable and accrued expenses..............................................        42,395         26,352
  Current federal income taxes payable...............................................        49,114         19,335
  Deferred federal income taxes payable..............................................       108,190        118,522
  Payable for securities purchased...................................................        29,213          5,811
                                                                                        -----------     ----------
     Total liabilities...............................................................       895,585        879,431
                                                                                        -----------     ----------
Stockholder's Equity:
  Common stock, par value $1,500 per share at June 30, 1998 and at December 31, 1997:
     10,000 shares authorized, issued and outstanding................................        15,000         15,000
  Additional paid-in capital.........................................................       383,511        383,511
  Accumulated other comprehensive income, net of tax.................................        63,517         83,935
  Retained earnings..................................................................     1,543,376      1,470,495
                                                                                        -----------     ----------
     Total stockholder's equity......................................................     2,005,404      1,952,941
                                                                                        -----------     ----------
     Total liabilities and stockholder's equity......................................   $ 2,900,989     $2,832,372
                                                                                        -----------     ----------
                                                                                        -----------     ----------

        See accompanying notes to unaudited interim financial statements

                      FINANCIAL GUARANTY INSURANCE COMPANY

                              STATEMENTS OF INCOME
                                ($ IN THOUSANDS)

                                                                                    SIX MONTHS ENDED JUNE 30,
                                                                              -------------------------------------
                                                                                    1998                 1997
                                                                              -----------------    ----------------
                                                                                           (UNAUDITED)
REVENUES
Gross premiums written.....................................................           $ 46,221        $ 46,339
Ceded premiums.............................................................             (4,818)         (11,668)
                                                                                      --------        --------
  Net premiums written.....................................................             41,403          34,671
Decrease in net unearned premiums..........................................             16,654          23,982
                                                                                      --------        --------
  Net premiums earned......................................................             58,057          58,653
Net investment income......................................................             66,023          63,518
Net realized gains.........................................................             25,773           9,127
                                                                                      --------        --------
  Total revenues...........................................................            149,853         131,298
                                                                                      --------        --------
EXPENSES
Losses and loss adjustment expenses........................................              3,381           1,063
Policy acquisition costs...................................................             10,576           7,525
Other underwriting expenses................................................              9,426           7,949
                                                                                      --------        --------
  Total expenses...........................................................             23,383          16,537
                                                                                      --------        --------
Income before provision for federal income taxes...........................            126,470         114,761
Provision for federal income taxes.........................................             28,589          24,733
                                                                                      --------        --------
  Net income...............................................................           $ 97,881        $ 90,028
                                                                                      --------        --------
                                                                                      --------        --------

        See accompanying notes to unaudited interim financial statements

                      FINANCIAL GUARANTY INSURANCE COMPANY
                            STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)

                                                                                            SIX MONTHS ENDED JUNE 30,
                                                                                        ----------------------------------
                                                                                              1998              1997
                                                                                        -----------------  ---------------
                                                                                                     (UNAUDITED)
Operating activities:
Net income...........................................................................          $   97,881      $   90,028
  Adjustments to reconcile net income to net cash provided by operating activities:
     Provision for deferred income taxes.............................................                 663           1,586
     Amortization of fixed maturity securities.......................................               1,886             671
     Policy acquisition costs deferred...............................................              (8,515)          (6,979)
     Amortization of deferred policy acquisition costs...............................              10,576           7,525
     Depreciation of fixed assets....................................................                 732           1,267
     Change in reinsurance receivable................................................                 639             (62)
     Change in prepaid reinsurance premiums..........................................               7,630           1,977
     Foreign currency translation adjustment.........................................                 382            (380)
     Change in accrued investment income, prepaid expenses and other assets..........              13,719           4,090
     Change in unearned premiums.....................................................             (24,228)         (25,959)
     Change in losses and loss adjustment expense reserves...........................             (15,756)          (2,500)
     Change in other liabilities.....................................................              13,289         (25,679)
     Change in current income taxes payable..........................................              29,779         (27,208)
     Net realized gains on investments...............................................             (25,773)          (9,127)
                                                                                               ----------      ----------
  Net cash provided by operating activities..........................................             102,904           9,250
                                                                                               ----------      ----------
Investing activities:
  Sales or maturities of fixed maturity securities...................................             431,647         425,102
  Purchases of fixed maturity securities.............................................            (535,726)        (419,674)
  Sales or maturities (purchases) of short-term investments, net.....................               1,441         (12,863)
  Purchases of property and equipment, net...........................................                  --            (484)
                                                                                               ----------      ----------
Net cash used for investing activities...............................................            (102,638)          (7,919)
Increase in cash.....................................................................                 266           1,331
Cash at beginning of period..........................................................                 802             860
                                                                                               ----------      ----------
Cash at end of period................................................................          $    1,068      $    2,191
                                                                                               ----------      ----------
                                                                                               ----------      ----------

        See accompanying notes to unaudited interim financial statements

                      FINANCIAL GUARANTY INSURANCE COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

     The interim financial statements of Financial Guaranty Insurance Company (the Company) in this report reflect all adjustments necessary, in the opinion of management, for a fair statement of (a) results of operations for the six months ended June 30, 1998 and 1997, (b) the financial position at June 30, 1998 and December 31, 1997, and (c) cash flows for the six months ended June 30, 1998 and 1997.

     These interim financial statements should be read in conjunction with the financial statements and related notes included in the 1997 audited financial statements.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. STATUTORY ACCOUNTING PRACTICES

     The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory basis accounting practices differ from GAAP:

          (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time;

          (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

          (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

          (d) certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

          (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and tax bases of assets and liabilities;

          (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

          (g) all fixed income investments are carried at amortized cost, rather than at fair value for securities classified as "Available for Sale" under GAAP.

                      FINANCIAL GUARANTY INSURANCE COMPANY

                             JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

2. STATUTORY ACCOUNTING PRACTICES--(CONTINUED)

     The following is a reconciliation of the net income and stockholder's equity of Financial Guaranty prepared on a GAAP basis to the corresponding amounts reported on a statutory basis for the periods indicated below:

                                                                     SIX MONTHS ENDED JUNE 30,
                                                        ----------------------------------------------------
                                                                  1998                        1997
                                                        ------------------------    ------------------------
                                                          NET      STOCKHOLDER'S      NET      STOCKHOLDER'S
                                                        INCOME        EQUITY        INCOME        EQUITY
                                                        -------    -------------    -------    -------------
GAAP basis amount....................................   $97,881     $ 2,005,404     $90,028     $ 1,783,238
Premium revenue recognition..........................    (6,709)       (187,918)     (2,158)       (178,443)
Deferral of acquisition costs........................     2,061         (84,225)        545         (91,399)
Contingency reserve..................................        --        (567,350)         --        (489,210)
Non-admitted assets..................................        --          (2,090)         --          (3,369)
Case-basis losses incurred...........................     1,286            (586)       (355)         (3,604)
Portfolio loss reserves..............................     1,400          30,400          --          24,000
Deferral of income tax...............................       663          73,633       1,586          72,173
Unrealized gains on fixed maturity securities held at
  fair value, net of taxes...........................        --         (64,021)         --         (48,183)
Profit commission....................................     1,754          (5,635)       (266)         (6,452)
Contingency reserve tax deduction....................        --          74,059          --          95,185
Allocation of tax benefits due to Parent's net
  operating loss to the Company......................       106          11,022         156          10,759
                                                        -------     -----------     -------     -----------
Statutory basis amount...............................   $98,442     $ 1,282,693     $89,536     $ 1,164,695
                                                        -------     -----------     -------     -----------
                                                        -------     -----------     -------     -----------

3. DIVIDENDS

     Under New York Insurance Law, the Company may pay a dividend only from earned surplus subject to the following limitations:

          o Statutory surplus after dividends may not be less than the minimum required paid-in capital, which was $66.4 million in 1997.

          o Dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined therein, for the twelve month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department.

     The amount of the Company's surplus available for dividends during 1998 is approximately $128.3 million.

     During 1998, the Company declared dividends of $25.0 million.

4. INCOME TAXES

     The Company's effective Federal corporate tax rate (22.6 percent and 21.6 percent for the six months ended June 30, 1998 and 1997, respectively) is less than the statutory corporate tax rate (35 percent in 1998 and 1997) on ordinary income due to permanent differences between financial and taxable income, principally tax-exempt interest.

                      FINANCIAL GUARANTY INSURANCE COMPANY

                             JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

5. REINSURANCE

     In accordance with Statement of Financial Accounting Standards No. 113 ("SFAS 113"), "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts", the Company reports assets and liabilities relating to reinsured contracts gross of the effects of reinsurance. Net premiums earned are shown net of premiums ceded of $12.4 million and $13.6 million, respectively, for the six months ended June 30, 1998 and 1997.

6. COMPREHENSIVE INCOME

     In June 1997, the Financial Accounting Standard Board issued statement
No. 130, "Reporting Comprehensive Income", which requires enterprises to disclose comprehensive income and its components. Comprehensive income encompasses all changes in shareholders' equity (except those arising from transactions with shareholders) and includes net income, net unrealized capital gains or losses on available-for-sale securities and foreign currency translation adjustments, net of taxes. This new standard only changes the presentation of certain information in the financial statements and does not affect the Company's financial position or results of operations. The following is a reconciliation of comprehensive income:

                                                                                     FOR THE SIX MONTHS
                                                                                      ENDED JUNE 30,
                                                                          ----------------------------------------
                                                                              1998                  1997
                                                                          ------------------    ------------------
Net income.............................................................        $ 97,881              $ 90,028
Other comprehensive income:
  Change in unrealized investment gains, net of taxes..................         (20,666)                9,023
  Change in foreign exchange gains, net of taxes.......................             248                  (247)
                                                                               --------              --------
Comprehensive income...................................................        $ 77,463              $ 98,804
                                                                               --------              --------
                                                                               --------              --------

                                                                      APPENDIX C


                   CERTAIN HISTORICAL PREPAYMENT INFORMATION

     The following table provides life-to-date prepayment rates and pool factors as of June 30, 1998, with respect to the home equity loans previously securitized by the Depositor by year of securitization:

                               FIXED                                  ARM                                 HYBRID
                -----------------------------------    ---------------------------------    -----------------------------------
                              LIFE-                                LIFE-                                  LIFE-
   YEAR OF       ORIGINAL     TO-DATE      POOL        ORIGINAL    TO-DATE      POOL         ORIGINAL     TO-DATE      POOL
SECURITIZATION   BALANCE       CPR       FACTOR(1)     BALANCE      CPR       FACTOR(1)      BALANCE       CPR       FACTOR(1)
-------------   ----------    -------    ----------    --------    -------    ----------    ----------    -------    ----------
1993            $  415,525      27%        18.97%      $ 34,990      36%        11.27%      $       --       --            --
1994               935,568      26%        29.66%        74,987      37%        17.30%              --       --            --
1995             1,030,698      26%        39.78%       391,652      30%        36.97%              --       --            --
1996             1,350,058      24%        57.96%       732,762      32%        50.48%         142,308      30%        50.23%
1997             1,224,998      21%        81.43%       479,294      31%        74.73%       1,020,707      18%        86.33%
1998(2)            324,984      17%        96.58%        71,474      25%        95.27%         228,525      15%        97.12%

------------------
(1) Pool Factor--Percentage of the securitization remaining outstanding at June 30, 1998.

(2) 1998 amounts relate only to first quarter 1998 securitization.

                                                                      APPENDIX D

                         CERTAIN HISTORICAL INFORMATION

     The following table provides certain contractual delinquency and default data with respect to the home equity loans serviced by the Servicer, by year of loan origination, as of the dates indicated:

                                                                    JUNE 30, 1998
                           -----------------------------------------------------------------------------------------------
                                                                                        DEFAULTS
                                                    DELINQUENCY             --------------------------------    TOTAL
                           CONTRACTUAL    -------------------------------   FORECLOSURES                       DELINQUENCY
YEAR OF ORIGINATION          BALANCE      30-59    60-89    90+     TOTAL   IN PROCESS    BANKRUPTCY   TOTAL   & DEFAULTS
-------------------------  -----------    -----    -----    ----    -----   ------------  ----------   -----   -----------
                                                               (DOLLARS IN THOUSANDS)
1992 & prior.............  $    94,769    2.57%    1.01%    2.18%   5.76%       4.77%        6.39%     11.16%     16.92%
1993.....................      110,407    3.64%    1.18%    1.35%   6.17%       5.07%        5.71%     10.78%     16.95%
1994.....................      248,967    3.41%    1.25%    2.19%   6.85%       5.76%        7.41%     13.17%     20.02%
1995.....................      571,575    3.56%    1.30%    2.59%   7.45%       8.23%        6.66%     14.89%     22.34%
1996.....................    1,180,228    3.41%    1.65%    2.40%   7.46%       6.55%        3.61%     10.16%     17.62%
1997.....................    2,245,338    2.54%    0.99%    1.63%   5.16%       2.06%        0.87%      2.93%      8.09%
1998.....................    1,479,268    0.50%    0.18%    0.09%   0.77%       0.01%        0.01%      0.02%      0.79%
                           -----------
  Total..................  $ 5,930,552    2.36%    0.96%    1.52%   4.84%       3.29%        2.21%      5.50%     10.34%
                           -----------
                           -----------

                                                                  DECEMBER 31, 1997
                           -----------------------------------------------------------------------------------------------
                                                                                        DEFAULTS
                                                    DELINQUENCY             --------------------------------    TOTAL
                           CONTRACTUAL    -------------------------------   FORECLOSURES                       DELINQUENCY
YEAR OF ORIGINATION          BALANCE      30-59    60-89    90+     TOTAL   IN PROCESS    BANKRUPTCY   TOTAL   & DEFAULTS
-------------------------  -----------    -----    -----    ----    -----   ------------  ----------   -----   -----------
                                                               (DOLLARS IN THOUSANDS)
1991 & prior.............  $    75,114    4.79%    1.06%    1.56%   7.41%       4.92%        5.72%     10.64%     18.05%
1992.....................       43,134    5.21%    1.72%    2.28%   9.21%       4.82%        5.23%     10.05%     19.26%
1993.....................      135,399    4.59%    1.12%    1.01%   6.72%       4.79%        5.30%     10.09%     16.81%
1994.....................      302,819    4.95%    1.54%    1.47%   7.96%       6.17%        6.79%     12.96%     20.92%
1995.....................      710,685    5.04%    1.59%    1.46%   8.09%       7.80%        5.66%     13.46%     21.55%
1996.....................    1,544,278    4.54%    1.50%    1.22%   7.26%       5.39%        2.28%      7.67%     14.93%
1997.....................    2,717,494    1.62%    0.58%    0.35%   2.55%       0.74%        0.23%      0.97%      3.52%
                           -----------
  Total..................  $ 5,528,923    3.20%    1.05%    0.85%   5.10%       3.43%        2.10%      5.53%     10.63%
                           -----------
                           -----------

                                                                  DECEMBER 31, 1996
                           -----------------------------------------------------------------------------------------------
                                                                                        DEFAULTS
                                                    DELINQUENCY             --------------------------------    TOTAL
                           CONTRACTUAL    -------------------------------   FORECLOSURES                       DELINQUENCY
YEAR OF ORIGINATION          BALANCE      30-59    60-89    90+     TOTAL   IN PROCESS    BANKRUPTCY   TOTAL   & DEFAULTS
-------------------------  -----------    -----    -----    ----    -----   ------------  ----------   -----   -----------
                                                               (DOLLARS IN THOUSANDS)
1990 & prior.............  $    75,252    5.12%    1.20%    1.22%   7.54%       5.97%        4.85%     10.82%     18.36%
1991.....................       38,114    5.26%    0.97%    0.83%   7.06%       5.45%        6.59%     12.04%     19.10%
1992.....................       63,842    4.74%    1.74%    1.97%   8.45%       5.87%        5.40%     11.27%     19.72%
1993.....................      199,037    4.39%    1.28%    1.07%   6.74%       4.94%        5.05%      9.99%     16.73%
1994.....................      451,224    5.15%    1.58%    0.92%   7.65%       4.70%        6.37%     11.07%     18.72%
1995.....................    1,069,818    4.75%    2.12%    1.17%   8.04%       2.64%        6.26%      8.90%     16.94%
1996.....................    2,142,851    2.11%    0.86%    0.35%   3.32%       0.20%        0.95%      1.15%      4.47%
                           -----------
  Total..................  $ 4,040,138    3.39%    1.31%    0.71%   5.41%       3.36%        1.83%      5.19%     10.60%
                           -----------
                           -----------

                                                                  DECEMBER 31, 1995
                           -----------------------------------------------------------------------------------------------
                                                                                        DEFAULTS
                                                    DELINQUENCY             --------------------------------    TOTAL
                           CONTRACTUAL    -------------------------------   FORECLOSURES                       DELINQUENCY
YEAR OF ORIGINATION          BALANCE      30-59    60-89    90+     TOTAL   IN PROCESS    BANKRUPTCY   TOTAL   & DEFAULTS
-------------------------  -----------    -----    -----    ----    -----   ------------  ----------   -----   -----------
                                                               (DOLLARS IN THOUSANDS)
1989 & prior.............  $    68,275    3.39%    0.95%    0.34%   4.68%       5.51%        4.83%     10.34%     15.02%
1990.....................       44,862    3.76%    0.47%    0.19%   4.42%       5.46%        5.56%     11.02%     15.44%
1991.....................       57,815    4.22%    0.74%    0.36%   5.32%       5.35%        5.84%     11.19%     16.51%
1992.....................       98,473    3.81%    0.90%    0.89%   5.60%       5.96%        6.22%     12.18%     17.78%
1993.....................      298,882    3.72%    0.58%    0.39%   4.69%       3.63%        4.55%      8.18%     12.87%
1994.....................      668,797    4.03%    0.90%    0.40%   5.33%       2.29%        4.45%      6.74%     12.07%
1995.....................    1,464,377    1.74%    0.45%    0.16%   2.35%       0.41%        1.12%      1.53%      3.88%
                           -----------
  Total..................  $ 2,701,481    2.73%    0.61%    0.28%   3.62%       2.78%        1.75%      4.53%      8.15%
                           -----------
                           -----------

     The following table provides certain pool factors and cumulative losses with respect to the home equity loans serviced by the Servicer, by year of production:

                                                    CUMULATIVE
       YEAR           HOME-EQUITY                   NET LOSSES AS
        OF               LOAN          POOL           % OF
    PRODUCTION        PRODUCTION      FACTOR(1)     PRODUCTION
------------------    -----------     ---------     -------------
                     (DOLLARS IN THOUSANDS)
FIXED
     1993             $  500,900        20.83%           2.20%
     1994             $  837,901        28.59%           2.58%
     1995             $1,130,715        38.15%           1.74%
     1996             $1,383,714        54.84%           0.33%
     1997             $1,373,984        74.76%           0.01%
     1998             $  768,351        95.92%           0.00%

ARM
     1993             $   38,968        15.61%           1.73%
     1994             $   70,920        13.25%           0.70%
     1995             $  410,922        34.11%           0.98%
     1996             $  860,744        48.96%           0.22%
     1997             $1,513,667        80.48%           0.01%
     1998             $  770,358        96.35%           0.00%

------------------
(1) Pool Factor--Percentage of the year's production remaining outstanding at June 30, 1998.

PROSPECTUS

                                 $4,000,000,000

                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)
                            ------------------------

                          UCFC ACCEPTANCE CORPORATION
                                  (DEPOSITOR)
                            ------------------------

    The Asset-Backed Certificates (the "Certificates") and the Asset-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a Series, one or more Classes of Notes and one or more Classes of Certificates, as set forth in the related Prospectus Supplement. The locations of certain capitalized terms used herein are set forth in "Index of Principal Terms" beginning on page 82.

    The Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust") by UCFC Acceptance Corporation (the "Depositor") pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. The Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust. The Trust for a Series of Securities will include (a) Mortgage Assets, which may include (i) one or more pools of closed-end home equity loans (the "Home Equity Loans"), secured by mortgages on one- to four-family residential or mixed-use properties, and (ii) securities ("Private Securities") backed or secured by Home Equity Loans (the "Underlying Loans"), (b) certain monies received or due thereunder on or after the date specified in the related Prospectus Supplement (the "Cut-off Date"), (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding accounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. Amounts on deposit in a pre-funding account for any Series will be used to purchase additional Home Equity Loans during the funding period specified in the related Prospectus Supplement in the manner specified therein. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed twenty-five percent of the aggregate principal amount of such Series of Securities.

    Certain of the Mortgage Assets may have been originated or acquired by affiliates of UCFC Acceptance Corporation (the "Depositor"), including United Companies Lending Corporation(Registered) ("United Companies") UNICOR Mortgage(Registered), Inc., GINGER MAE(Registered), Inc. and Southern Mortgage Acquisition, Inc. d/b/a UC Acquisition. These affiliates, together with any other affiliates of the Depositor which originate or purchase Mortgage Assets from third parties, are collectively referred to herein as the "Originators."

    Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on the date or dates specified in the related Prospectus Supplement (each, a "Distribution Date"), at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

    If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage (which may be 0%) and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. The Mortgage Assets and other assets comprising the Trust may be divided into one or more Mortgage Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Mortgage Group, as applicable.

    The yield on each Class of Securities of a Series may be affected by the rate of payment of principal (including prepayments) of the Mortgage Assets in the related Trust and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    If specified in a Prospectus Supplement, one or more elections may be made to treat each Trust or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Considerations."

                            ------------------------

 NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND ARE NOT GUARANTEED
 BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE
  SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR
   ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET
    FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED
                             PROSPECTUS SUPPLEMENT.

                            ------------------------

    PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE 12.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
     OF THIS PROSPECTUS OR THE RELATED PROSPECTUS         SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
  MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    Offers of the Securities may be made through one or more different methods, including offerings through underwriters or by selling security holders, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any Series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Securities unless accompanied by a Prospectus Supplement.

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 22, 1998.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder, among other things, will set forth with respect to such Series of
Securities: (i) a description of the Class or Classes of such Securities;
(ii) the rate of interest or other applicable rate (or the manner of determining such rate) and authorized denominations of each Class of such Securities;
(iii) certain information concerning the Mortgage Assets and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more Pools or all or part of the related Securities; (iv) the specified interest of each Class of Securities in, and manner and priority of, the distributions on the Mortgage Assets; (v) information as to the nature and extent of subordination with respect to such Series of Securities, if any;
(vi) the Distribution Dates; (vii) information regarding the Master Servicer;
(viii) the circumstances, if any, under which each Trust may be subject to early termination; (ix) whether a REMIC election will be made and the designation of the regular and residual interest therein; and (x) additional information with respect to the plan of distribution of such Securities.

                             AVAILABLE INFORMATION

     The Depositor has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and the exhibits thereto are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding the registrants that file electronically with the Commission, including the Depositor. The address of such Internet Web site is (http://www.sec.gov).

     Each Trust will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositor intends to cause each Trust to suspend filing such reports if and when such reports are no longer required under the Exchange Act.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the Securities and the related Trust will be provided to the Holders. See "The Agreements--Reports to Holders." If the Securities of a Series are to be issued in book-entry form, such reports will be provided to the Holder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of the Securities--Book-Entry Registration."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of each Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of any offering of the Certificates issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to UCFC Acceptance Corporation, 4041 Essen Lane, Baton Rouge, Louisiana 70809 Attention: Secretary, telephone
(504) 924-6007.

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Capitalized terms used but not defined in this Prospectus shall have the meanings assigned to such terms elsewhere in this Prospectus. See "Index of Principal Terms" beginning on page 83.

Title of Securities...... Asset-Backed Certificates (the "Certificates") and
                          Asset-Backed Notes (the "Notes," and collectively with the Certificates, the "Securities"), issuable in Series.

Depositor................ UCFC Acceptance Corporation, a Louisiana corporation.
                          The principal office of the Depositor is located in Baton Rouge, Louisiana. See "The Depositor" and "The Originators."

The Master Servicer...... The Prospectus Supplement relating to any Series of
                          Securities will name the entities (which may include United Companies Lending Corporation(Registered) ("United Companies"), one of the other Originators or an affiliate of the Originators and may additionally include other unrelated entities) which will act, directly or through one or more Sub-servicers (as defined herein), as master servicer (each, in such capacity, the "Master Servicer"). The principal office of United Companies is located in Baton Rouge, Louisiana. See "The Originators."

The Mortgage Assets...... The primary assets of each Trust will consist of one or more pools (each, a "Pool") of mortgage loans and certain other mortgage-related assets (collectively, the "Mortgage Assets") specified in the related Prospectus Supplements, which may include (i) first and second lien mortgage loans, deeds of trust or participations therein secured by detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units in condominium buildings, individual units in planned unit developments, mobile or manufactured homes treated as real estate under applicable state law, and certain mixed use and other dwelling units (collectively, "Single Family Loans"),
                          (ii) first and second lien mortgage loans, deeds of trust or participations therein secured by multifamily residential properties, such as rental apartment buildings or projects containing five or more residential units ("Multifamily Loans"), or
                          (iii) privately issued mortgage-backed securities ("Private Mortgage-Backed Securities" or "PMBS"). Single Family Loans and Multifamily Loans are sometimes referred to herein collectively as "Mortgage Loans."

A. Mortgage Loans........ Unless otherwise specified in the related Prospectus
                          Supplement, the Mortgage Loans will be
                          non-conventional loans (i.e., loans which are not insured or guaranteed by any governmental agency). The payment terms of the Mortgage Loans to be included in any Pool will be described in the related Prospectus Supplement and may include any of the following features, combinations thereof or other features described in the related Prospectus Supplement:

                                    (a)  Interest may be payable at a fixed rate
                               (a "Fixed Rate") or may be payable at a rate that is adjustable from time to time in relation to an index, that may be fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate (each, an "Adjustable Rate"). Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may permit the payment of interest at a rate lower than the Mortgage Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the properties securing the related Mortgage Loan (the "Mortgaged Properties") or another source or may be treated as accrued interest and added to the principal of the Mortgage Loan.

                                    (b)  Principal may be payable on a level
                               debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity (a "balloon payment"). From time to time, principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                                    (c)  Monthly payments of principal and
                               interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time ("graduated payments"), or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                                    (d)  Prepayments of principal may be subject
                               to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain other transfers of the related Mortgaged Properties. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the applicable Originator.

                          The Mortgaged Properties may be located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies ("Standard Hazard Insurance Policies") insuring against losses due to fire and various other causes. The Mortgage Loans with Loan-to-Value Ratios (as defined below) in excess of 80% may be covered by a primary mortgage guaranty insurance policy which provides compensation to a mortgage noteholder in the event of default by the obligor under such Mortgage Note ("Primary Mortgage Insurance Policies"), as described in the related Prospectus Supplement. It is expected that the Mortgage Loans will have been originated or purchased by the Originators, through their retail offices, through their correspondent (i.e., wholesale) loan programs or their bulk purchase program.

                          The Prospectus Supplement for each Series of
                          Securities will specify with respect to all Mortgage Loans included in each related Pool, among other things, (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans in such Pool as of the date specified in the Prospectus Supplement (the "Cut-off Date"), (ii) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties securing the Mortgage Loans, (iv) the original terms to maturity of the Mortgage Loans, (v) the weighted average term to maturity of the Mortgage Loans as of the Cut-off Date and the range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans,
                          (vii) the ranges of the Loan-to-Value Ratios at origination, (viii) the weighted average Mortgage Rate and ranges of Mortgage Rates borne by the Mortgage Loans, (ix) in the case of Mortgage Loans having Adjustable Rates, the weighted average of the Adjustable Rates as of the Cut-off Date and maximum permitted Adjustable Rates, if any, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis.

B. Private
  Mortgage-Backed
  Securities............. Private Mortgage-Backed Securities may include
                          (i) mortgage participations or pass-through certificates representing beneficial interests in certain mortgage loans or (ii) collateralized mortgage obligations ("CMOs") secured by such mortgage loans. Although individual mortgage loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be, so insured or guaranteed. Payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities.

                          The Prospectus Supplement for each Series of
                          Securities will specify, with respect to any Private Mortgage-Backed Securities owned by the related Trust:
                          (i) the aggregate approximate principal amount and type of Private Mortgage-Backed Securities;
                          (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities, including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal amount, if known, of the underlying mortgage loans which are insured or guaranteed by a governmental entity,
                          (C) the servicing fee
                          or range of servicing fees with respect to such mortgage loans, and (D) the minimum and maximum stated maturities of the mortgage loans at origination;
                          (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vii) the issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the servicer of the Private Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, financial guaranty insurance policies or third party guarantees, relating to the mortgage loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity; and (x) the terms on which substitute mortgage loans may be delivered to replace those initially deposited with the PMBS Trustee. See "The Trusts--Private Mortgage-Backed Securities."

Description of the
  Securities............. Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement. Each Certificate of a Series will evidence an interest in the Trust for such Series, or in a Mortgage Group specified in the related Prospectus Supplement. Notes are issuable from time to time in a Series pursuant to an Indenture.

                          The Securities of any Series may be issued in one or more Classes, as specified in the related Prospectus Supplement. A Series of Securities may include one or more Classes of senior Securities (collectively, "Senior Securities") which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of subordinate Securities (collectively, the "Subordinated Securities"). Certain Series or Classes of Securities may be covered by Enhancement (as defined below) in the related Prospectus Supplement.

                          Each Class of Securities within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Securities of such Series throughout the lives of the Securities or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Securities entitled to distributions allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; and (vii) include, as to Securities entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement.

Pre-Funding and
  Capitalized Interest
  Accounts............... If specified in the related Prospectus Supplement, a
                          Trust will include one or more segregated trust accounts (each, a "Pre-Funding Account") for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Mortgage Assets during the period of time, not to exceed six months, specified in the related Prospectus Supplement (the "Pre-Funding Period"). The Mortgage Assets to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Classes of Securities of the applicable Series specified in the related Prospectus Supplement. The amount initially deposited in a Pre-Funding Account for a Series of Securities will not exceed twenty-five percent of the aggregate principal amount of such Series of Certificates.

                          If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series may be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees and expenses during the Pre-Funding Period, such as Trustee fees and credit enhancement fees, over the amount of interest available therefor from the Mortgage Assets in the Trust. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the person specified in the related Prospectus Supplement prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

Credit Enhancement....... Enhancement with respect to a Series or any Class of
                          Securities may include any one or more of the following: a financial guaranty insurance policy, overcollateralization, a letter of credit, a cash reserve fund, insurance policies, one or more Classes of Subordinated Securities , derivative products or other forms of credit enhancement, or any combination thereof (collectively, "Enhancement"). The Enhancement with respect to any Series or any Class of Securities may be structured to provide protection against delinquencies and/or losses on the Mortgage Assets, against changes in interest rates, or other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Any form of Enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Further information regarding any provider of the Enhancement (the "Enhancer"), including financial information when material, will be included in the related Prospectus Supplement. See "Credit Enhancement."

Advances................. The Master Servicer and, if applicable, each mortgage servicing institution that services a Mortgage Loan in a Pool on behalf of the Master Servicer (each, a "Sub-servicer") generally will be obligated to advance amounts corresponding to all or a portion of delinquent interest payments on such Mortgage Loan monthly (or at such other intervals specified in the Prospectus Supplement) until the date on which the related Mortgaged Property is sold at a foreclosure sale or the related Mortgage Loan is otherwise liquidated or charged off. Any such obligation to make advances may be limited to amounts due to holders of Senior Securities, to amounts deemed to be recoverable from late payments or liquidation proceeds, for specified periods or any combination thereof, in each case as specified in the related Prospectus Supplement. See "The Agreements--Delinquency Advances and Compensating Interest."

Compensating Interest.... With respect to each Mortgage Loan as to which the
                          Master Servicer receives a principal payment in full in advance of the final scheduled due date (a "Principal Prepayment"), the Master Servicer generally will be required to remit to the Trustee, from amounts otherwise payable to the Master Servicer as servicing compensation, an amount generally representing the excess of interest on the principal balance of such Mortgage Loan prior to such Principal Prepayment over the amount of interest actually received on the related Mortgage Loan during the applicable period. See "The Agreements--Delinquency Advances and Compensating Interest."

Optional Termination..... The Master Servicer, the holders of REMIC Residual
                          Certificates (as defined herein), or certain other entities specified in the related Prospectus Supplement may have the option to effect early retirement of one or more Classes or a Series of Securities through the purchase of the Mortgage Assets in the related Trust, subject to the principal balance of the related Mortgage Assets being less than the percentage, not more than 25%, specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgaged Assets at the Cut-off Date for the related Class or Series. See "The Agreements--Termination; Optional Termination."

FEDERAL INCOME TAX
  CONSEQUENCES

  A. DEBT SECURITIES AND
       REMIC RESIDUAL
       SECURITIES........ If (i) an election is made to treat all or a portion of a Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") or (ii) so provided in the related Prospectus Supplement, a Series of Securities will include one or more Classes of taxable debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"). Stated interest with respect to such Classes of Securities will be reported by a Holder in accordance with the Holder's method of accounting except that, in the case of Securities constituting "regular interests" in a REMIC ("Regular Interests"), such interest will be required to be reported on the accrual method regardless of a Holder's usual method of accounting. Certain Classes of Securities may be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the Holder may be entitled to make an election to amortize such premium on a constant yield method.

                          In the case of a REMIC election, a Class of Securities may be treated as REMIC "residual interests" ("Residual Interest"). A Holder of a Residual Interest will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the Holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i) may not be subject to offset by losses from other activities or investments, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (x) Residual Interests are subject to transfer restrictions and (y) certain transfers of Residual Interests will not be recognized for federal income tax purposes. Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC.

  B. NON-REMIC
       PASS-THROUGH
       SECURITIES........ If so specified in the related Prospectus Supplement, the Trust Fund for a Series will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes and Holders of Securities of such Series ("Pass-Through Securities") will be treated as owning directly rights to receive certain payments of interest or principal, or both, on the Mortgage Assets held in the Trust for such Series. All income with respect to a Stripped Security (as defined herein) will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

  C. OWNER TRUST
       SECURITIES......... Each Noteholder, by the acceptance of a Note of a given Series, will agree to treat such Note as indebtedness, and each Certificateholder, if any, by the acceptance of a Certificate of a given Series, will agree to treat the related Trust as a partnership in which such Certificateholder is a partner for federal income and state tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Federal Income Tax Considerations."

ERISA Considerations..... Subject to the considerations discussed under "ERISA
                          Considerations" herein and in the related Prospectus Supplement, the Notes may be eligible for purchase by employee benefit plans. The related Prospectus Supplement will provide further information with respect to the eligibility of a Class of Certificates for purchase by employee benefit plans.

                          Fiduciaries of employee benefit plans or other retirement plans or arrangements, including individual retirement accounts, certain Keogh plans, and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with their legal advisors whether an investment in Certificates will cause the assets of the related Trust to be considered plan assets under the Department of Labor ("DOL") regulations set forth in 29 C.F.R.
                          Section 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Trustee and the Master Servicer to the fiduciary investment standards of ERISA, and whether the purchase, holding or transfer of Certificates gives rise to a transaction that is prohibited under ERISA or subject to the excise tax provisions of Section 4975 of the Code, unless a DOL administrative exemption applies. See "ERISA Considerations."

Legal Investment......... A Trust may include Mortgage Loans which do not represent first liens. Accordingly, as disclosed in the related Prospectus Supplement, certain Classes of Securities offered hereby and by the related Prospectus Supplement may not constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, if so, will not be legal investments for certain types of institutional investors under SMMEA.

                          Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to additional restrictions on investment in certain Classes of Securities. Any such institution should consult its own legal advisors in determining whether and the extent to which a Class of Securities constitutes legal investments for such investors. See "Legal Investment" herein.

Registration of
  Securities............. Securities may be represented by book-entry certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"). Persons acquiring beneficial ownership interests in such Securities will hold their interests through DTC, in the United States, or Cedel Bank societe anonyme ("Cedel") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as such Securities are in book-entry form, such Securities will be evidenced by one or more Securities registered in the name of Cede, as the nominee of DTC, or one of the relevant depositaries (collectively, the "European Depositaries"). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or The Chase Manhattan Bank ("Chase"), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. The interests of such Holders will be represented by book-entries on the records of DTC, participating members thereof and other entities, such as banks, brokers, dealers and trust companies that clear through or maintain custodial relationships with a participant, either directly or indirectly. In such case, Holders will not be entitled to receive definitive certificates representing such Holders' interests, except in certain circumstances described in the related Prospectus Supplement. References herein to "Holders" or "Owners" reflect the rights of owners of the Securities issued as book-entry certificates only as they may indirectly exercise such rights through DTC and participants, except as otherwise specified in the related Prospectus Supplement. See "Description of the Securities--Book-Entry Registration" herein.

Ratings.................. It will be a requirement that each Class of Securities offered by this Prospectus and the related Prospectus Supplement be rated by at least one nationally recognized statistical rating organization (each, a "Rating Agency") in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. There is no assurance that the rating initially assigned to such Securities will not be subsequently lowered or withdrawn by the Rating Agency. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement in addition to the Enhancement, if any, specified in the related Prospectus Supplement.

                          A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on the Mortgage Assets for a Series may have on the yield to investors in the Securities of such Series. See "Risk Factors--Ratings Are Not Recommendations."

                                  RISK FACTORS

NO SECONDARY MARKET

     Prior to issuance, there will have been no market for the Securities of any Series. There can be no assurance that a secondary market for the Securities will develop or, if a secondary market does develop, that it will provide Holders of the Securities with liquidity of investment or that it will continue for the lives of the Certificates. Certain Classes of the Securities may not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Certain investors may be subject to legal restrictions which could preclude them from purchasing such non-SMMEA Securities and which may have a negative effect on the development of a secondary market in the Securities.

TRUST ASSETS ARE ONLY SOURCE OF REPAYMENT

     The assets of any Trust, including the Mortgage Loans and any Enhancement, will be the sole source of funds for the payment of the required distributions on the Securities of the related Series. The Certificates of a Series represent beneficial ownership interests in, and the Notes of a Series represent obligations of, the related Trust only and do not represent interests in or other obligations of the Depositor or the Master Servicer. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Neither the Securities nor the Mortgage Assets are insured or guaranteed by any governmental agency.

     Holders of Notes will be required under the Indenture to proceed only against the Mortgage Assets and other assets constituting the related Trust in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor or any affiliate. There is no assurance that the market value of the Mortgage Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust or upon a sale of the assets of a Trust for a Series of Certificates, the Trustee, the Master Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

BOOK-ENTRY REGISTRATION MAY AFFECT LIQUIDITY

     Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since some investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in Securities will, in most cases, be able to be effected only through Participants, Indirect Participants and certain banks, the ability of a Holder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing the Securities. Holders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Holders either directly or indirectly through Indirect Participants. See "Description of the Securities--Book-Entry Registration."

PROPERTY VALUES MAY BE INSUFFICIENT

     Potential Decline in Value of Mortgaged Property. An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any other liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could extinguish the interest of the related Trust in the Mortgaged Property before having any effect on the interest of the related senior mortgagee. Certain areas of the country have experienced, may continue to experience or may hereafter experience a significant decline in real estate values. The Depositor will not be able to quantify the impact of any property value declines on the Mortgage Loans or predict whether, to what extent or how long such declines may continue. In periods of such decline, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general.

     Characteristics of Second Mortgages. Certain of the Mortgage Loans will be home equity loans secured by junior liens subordinate to the rights of the mortgagee under each related senior mortgage ("Second Mortgage Loans"). As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a Second Mortgage Loan only to the extent that the claims, if any, of each such senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the Mortgaged Property securing the Second Mortgage Loan unless it forecloses subject to the related senior mortgage, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of a default thereunder. Generally, a servicer will satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines that any amounts so paid will be recoverable from future payments and collections on the Second Mortgage Loans or otherwise. The Trusts will not have any source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure/Repossession."

     Balloon Loans. Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon payment" which will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such Mortgagor's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

     Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Holders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Depositor, the Originators, the Master Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan.

     Risks Associated with Liquidation of Defaulted Mortgage Loans. General economic conditions and other factors (which may not affect real property values) have an impact on the ability of Mortgagors to repay Mortgage Loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies and bankruptcy filings by Mortgagors. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

     In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Mortgaged Properties. To the extent that such losses are not covered by Enhancement, such losses will be borne, at least in part, by the Holders of the related Series.

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Holders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related Liquidated Mortgage Loan and not yet repaid, including unreimbursed Delinquency Advances and Servicing Advances, payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, insufficient funds are available from any Enhancement, Holders could experience a loss on their investment.

     Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Master Servicer took the same steps in realizing upon a defaulted Mortgage Loan having a small remaining principal balance as it would in the case of a defaulted Mortgage Loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loan than would be the case with a larger Mortgage Loan. Because the average outstanding principal balances of the Mortgage Loans which are Second Mortgage Loans are small relative to the size of the Mortgage Loans in a typical pool composed entirely of first mortgages, realizations net of liquidation expenses on defaulted Mortgage Loans which are Second Mortgage Loans may also be smaller as a percentage of the principal amount of such Mortgage Loans than would be the case with a typical pool of first mortgage loans.

     Environmental Risks. Under environmental legislation and case law applicable in various states, a secured party that takes a deed in lieu of foreclosure, acquires a Mortgaged Property at a foreclosure sale or which, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a Mortgaged Property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a Mortgage Note (such as a Trust) which, under the terms of the related Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations."

     Risks Associated with Non-Owner Occupied Properties. Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than for Mortgage Loans secured by the primary residence of the borrower.

CONSUMER PROTECTION LAWS MAY AFFECT MORTGAGE LOANS

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originators and the Master Servicer. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Mortgage Loans."

     The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Real Estate Settlement Procedures Act, which establishes certain requirements for disclosure regarding mortgage transactions and originators of mortgage loans; and (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Act") which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Mortgage Loan. Any Trust for which the Mortgage Assets include Mortgage Loans subject to the Act would be subject to all of the claims and defenses which the borrower could assert against the applicable Originator. Any violation of the Act which would result in such liability would be a breach of the Originator's representations and warranties, and the Originator would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute for the Mortgage Loan in question.

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

YIELD MAY VARY

     The yields to maturity of the Classes of Securities of a Series will be affected by the amount and timing of principal payments on the related Mortgage Assets, the allocation of available funds and/or losses among such Classes, the interest rates or amounts of interest payable on such Classes and the purchase prices paid for such Classes. The interaction of the foregoing factors may have different effects on, and create different risks for the various Classes of Securities, and the effects and/or risks for any one Class may vary over the life of such Class. Investors should carefully consider the different consequences of such risks for different Classes of Securities of a Series as described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may still be imposed in connection therewith. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

     Although published statistical data regarding the effects of interest rates on prepayment rates for home equity loans of the type typically made or acquired by the Originators ("Home Equity Loans") is limited, a number of factors suggest that the prepayment behavior of a pool including Home Equity Loans may be significantly different from that of a pool composed entirely of agency conforming, non-conforming "jumbo" or government insured (i.e., "traditional") first mortgage loans with equivalent interest rates and maturities. One such factor is the typically smaller average principal balance of a Home Equity Loan which may result in a higher prepayment rate than that of a traditional first mortgage loan with a larger average balance, regardless of the interest rate environment. A small principal balance, however, also may make refinancing a Home Equity Loan at a lower interest rate less attractive to the borrower relative to refinancing a larger balance first mortgage loan, as the perceived impact to the borrower of lower interest rates on the size of the monthly payment for a Home Equity Loan may be less than for a traditional first mortgage loan with a larger balance. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying senior mortgage loans, if any, and the use of first mortgage loans as long-term financing for home purchase and home equity loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans which are Home Equity Loans may experience a higher rate of prepayment than traditional first mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of such home equity loans. See "Maturity, Prepayment and Yield Considerations."

     Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a Trust of Mortgage Loans required to be made by the Originators or by the Master Servicer under the related Agreement will have the same effect on the Holders as a prepayment of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Single Family Loans contain "due-on-sale" provisions, and the Master Servicer will be required to enforce such provisions unless (i) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (ii) such enforcement is not permitted by applicable law, in which case the Master Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. Additionally, the Originators' practice of soliciting refinancings from existing borrowers may have the effect of increasing the rate of prepayments, due to refinancings, on the Mortgage Loans. See "The Home Equity Loan Program--Refinancing Policy" herein.

     Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets for a Series generally will result in a faster rate of distributions of principal on the Securities. Thus, the prepayment experience on the Mortgage Loans comprising or underlying the Mortgage Assets will affect the average life and yield to investors of each Class and the extent to which each such Class is paid prior to its final scheduled Distribution Date. A Series may include Classes of Securities which pay "interest only" or are entitled to receive a disproportionately high level of interest distributions as compared to the amount of principal to which such Classes of Securities are entitled (each, an "Interest Weighted Class") or Classes of Securities which pay "principal only" or are entitled to receive a disproportionately high level of principal distributions compared to the amount of interest to which such Classes of Securities are entitled (each, a "Principal Weighted Class"). A Series may include an Interest Weighted Class offered at a significant premium or a Principal Weighted Class offered at a substantial discount. Yields on such Classes of Securities will be extremely sensitive to prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets for such Series. In general if a Security, including a Security of an Interest Weighted Class, is purchased at a premium and principal distributions on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity could be significantly lower than that assumed at the time of purchase. Where the amount of interest allocated with respect to an Interest Weighted Class is extremely disproportionate to principal, a Holder could, under some such prepayment scenarios, fail to recoup its original investment. Conversely, if a Security, including a Security of a Principal Weighted Class, is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity could be significantly lower than that originally anticipated. Any rating assigned to the Securities by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions will be made with respect to such Securities in accordance with the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans underlying or comprising the Mortgage Assets will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Class at a significant premium might fail to recoup its initial investment. Depending on the prevailing interest rate environment, prepayments may be more likely to occur with respect to adjustable-rate mortgage loans which may be included in a Pool. Prepayment and yield considerations related to adjustable-rate mortgage loans will be set forth in the related Prospectus Supplement.

     Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of Mortgagors.

     Prepayments on Private Mortgage-Backed Securities will be a function of the prepayment, repurchase and default experience on the underlying Mortgage Loans as described above as well as the allocation of such prepayments among the various classes of the related series of Private Mortgage-Backed Securities and the types and scope of credit enhancement, if any, supporting such securities. If a Trust includes Private Mortgage-Backed Securities, the Prospectus Supplement for the related Series of Securities will describe the various factors affecting prepayments.

PRE-FUNDING AND ADDITIONAL MORTGAGE ASSETS MAY ADVERSELY AFFECT INVESTMENT

     If a Trust includes a Pre-Funding Account and the principal balance of additional Mortgage Assets delivered to the Trust during the Pre-Funding Period is less than the Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yield on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

     Each additional Mortgage Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and the related Agreement. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Mortgage Assets were included as part of the initial Mortgage Assets, the credit quality of such assets would be consistent with the initial rating of each Class of Securities of such Series. The Depositor will certify to the Trustee that all conditions precedent to transfer of the additional Mortgage Assets, including the satisfaction of the eligibility criteria, to the Trust have been satisfied. Following the transfer of additional Mortgage Assets to the Trust, the aggregate characteristics of the Mortgage Assets then held in the Trust may vary from those of the initial Mortgage Assets of such Trust. As a result, the additional Mortgage Assets may adversely affect the performance of the related Securities.

     The ability of a Trust to invest in additional Mortgage Assets during the related Pre-Funding Period will be dependent on the ability of the Originators to originate or acquire Mortgage Assets that satisfy the requirements for transfer to the Trust specified in the related Prospectus Supplement. The ability of the Originators to originate or acquire such Mortgage Assets will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels, and consumer perceptions of general economic conditions.

BANKRUPTCY OF THE DEPOSITOR MAY ADVERSELY AFFECT INVESTMENT

     In the event of the bankruptcy of the Depositor, a trustee in bankruptcy of the Depositor or its creditors could attempt to recharacterize the sale of the Mortgage Assets to the related Trust as a borrowing by the Depositor. If such recharacterization were to be upheld, the related Holders could be deemed to be creditors of the Depositor, with the Mortgage Assets constituting security for such debt, and thus, the Mortgage Assets may be subject to the automatic stay of the bankruptcy court having jurisdiction over the Depositor's bankruptcy estate. Even if such allegations are unsuccessful, Holders may be subject to substantial delays in distributions due to the bankruptcy proceedings. If such an attempt were successful, a trustee in bankruptcy could elect to accelerate payment of the Securities and liquidate the Mortgage Assets, with the Holders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the Holders could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

RATINGS ARE NOT RECOMMENDATIONS

     Each Class of Securities offered by this Prospectus and the related Prospectus Supplement must be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Mortgage Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Mortgage Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

                                   THE TRUSTS

     The Notes of each Series will be secured by the pledge of the assets of the related Trust, and the Certificates of each Series will represent interests in the assets of the related Trust. A Trust for any Series of Certificates will include the Mortgage Assets consisting of (A) a Pool comprised of (i) Single Family Loans or (ii) Multifamily Loans, (B) Private Mortgage-Backed Securities, or (C) a combination of (A) and (B), in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust. The assets of the Trust specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust not pledged to secure such Notes.

     The Mortgage Assets for a Series will be transferred by the Depositor to the Trust. Mortgage Loans relating to a Series will be serviced by the Master Servicer pursuant to a Pooling and Servicing Agreement, with respect to a Series consisting of only Certificates or a Sale and Servicing Agreement (each, a "Sale and Servicing Agreement") among the Depositor, the Trust and the Master Servicer, with respect to a Series that includes Notes.

     As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series that includes Notes, the Indenture and the Sale and Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the Trustee of such Trust specified in the related Prospectus Supplement.

     Certain of the Mortgage Assets may have been originated or purchased by the Originators, through their retail branch offices or their correspondent (i.e., wholesale) loan programs. Other Mortgage Assets may have been acquired by the Depositor, any Originator or an affiliate thereof in the open market or in privately negotiated transactions. See "The Home Equity Loan Program--Underwriting of Home Equity Loans."

THE MORTGAGE LOANS--GENERAL

     The real property (including manufactured housing and mobile homes, to the extent treated as real property under the laws of the applicable jurisdictions) which secures repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency). Mortgage Loans with Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by Primary Mortgage Insurance Policies. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by Standard Hazard Insurance Policies. The existence and extent of any such coverage will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Pool will provide for payments to be made monthly ("monthly pay"). Unless otherwise specified in the related Prospectus Supplement, the due dates for payments on the monthly-pay Mortgage Loans in a Pool will occur throughout the month.

     The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate that is adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. The specified rate of interest on a Mortgage Loan is its "Mortgage Rate." Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property securing the related Mortgage Loan or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

          (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Mortgage Loans having graduated payment provisions may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as "growing equity" mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or

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* Whenever the terms "Pool" and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the "Securities" representing the debt of, or certain beneficial ownership interests, as described below, in a single Trust consisting primarily of the Mortgage Loans in such Pool. Similarly, the term "Trust" will refer to one specific Trust.

     certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the applicable Originator.

     The Prospectus Supplement for each Series of "Securities" will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, manufactured housing and mobile homes (to the extent permanently affixed and treated as real property under the laws of the applicable jurisdiction), multifamily apartments or other real property),
(iv) the original terms to maturity of the Mortgage Loans, (v) the weighted average term to maturity of the Mortgage Loans as of the related Cut-off Date and the range of the terms to maturity; (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the ranges of Loan-to-Value Ratios at origination, (viii) the Mortgage Rate and ranges of Mortgage Rates borne by the Mortgage Loans, (ix) in the case of Mortgage Loans having Adjustable Rates, the weighted average of the Adjustable Rates, if any, and (x) the geographical distribution of the Mortgaged Properties on a state-by-state basis.

     If specific information respecting the Mortgage Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to, or incorporated by reference into, the Agreement delivered to the Trustee upon delivery of the Securities.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Collateral Value of the related Mortgaged Property. "Collateral Value" is the appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal (as reviewed and approved by the applicable Originator) made at the time of the origination of the related Mortgage Loan, or (ii) the sales price of such Mortgaged Property at such time of origination, in either case, plus any financed improvements. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the appraised (as reviewed and approved by the related Originator) value of the Mortgaged Property will be based upon the appraisal (as reviewed and approved by the related Originator) obtained at the time of refinancing.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Properties), in a particular Pool become equal to or greater than the value of such Mortgaged Properties or if the general condition of a Mortgaged Property declines, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Because a Pool may contain Mortgage Loans with original Loan-to-Value Ratios of up to 100% at origination, any overall decline in property values or of particular Mortgaged Properties will be likely to result in the outstanding principal balance of such Mortgage Loans becoming greater than the value of such Mortgaged Properties which may give rise to the consequences discussed in the preceding sentence.

     The only obligations of the Depositor with respect to a Series of Securities will be to provide from the applicable Originator (or, where the Depositor or any Originator acquired a Mortgage Loan from another originator, obtain from such originator) certain representations and warranties concerning the Mortgage Loans and to assign to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See "The Agreements--Assignment of Mortgage Loans." The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligations to make Servicing Advances and to enforce the obligations of the Sub-servicers) and its obligation to make certain Delinquency Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "The Agreements--Delinquency Advances and Compensating Interest." The obligations of a Master Servicer to make Delinquency Advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

SINGLE FAMILY LOANS

     "Single Family Loans" will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first or second liens on one- to four-family residential properties. Single Family Loans also may include loans or participations therein secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium units' appurtenant interests in the common elements of the condominium buildings.

     The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units in condominium buildings, individual units in planned unit developments, mobile or manufactured homes treated as real estate under applicable state law, and certain mixed use and other dwelling units. Such Mortgaged Properties may include vacation and second homes or investment properties.

MULTIFAMILY LOANS

     Multifamily Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first or second liens on rental apartment buildings or projects containing five or more residential units.

     Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by cooperatives. In such cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Mortgage Loans, or (b) collateralized mortgage obligations ("CMOs") secured by Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a private mortgage-backed securities agreement (the "PMBS Agreement"). The seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. Unless otherwise described in the Prospectus Supplement, the PMBS Servicer will be a Federal National Mortgage Association ("FNMA") or Federal Home Loan Mortgage Corporation ("FHLMC") approved servicer and, if Federal Housing Administration ("FHA") Loans underlie the Private Mortgage-

Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

     The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be the Depositor or an affiliate thereof. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related underlying trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be Single Family Loans or Multifamily Loans.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

     Additional Information. The Prospectus Supplement for a Series of Securities for which the related Trust includes Private Mortgage-Backed Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement) to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable
(i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans underlying the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities,
(vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which other Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

                                USE OF PROCEEDS

     The Depositor intends to use the net proceeds to be received from the sale of the Securities of each Series to acquire the Mortgage Assets to be deposited in the related Trust, and to pay other expenses connected with pooling such Mortgage Assets and issuing such Securities. Any amounts remaining after such payments may be used for general corporate purposes. The Depositor expects to sell Securities in Series from time to time.

                                 THE DEPOSITOR

     UCFC Acceptance Corporation (the "Depositor") was incorporated in the State of Louisiana on March 26, 1993, and is an indirect wholly-owned subsidiary of United Companies Financial Corporation (the "Parent"). The Depositor maintains its principal offices at 4041 Essen Lane, Baton Rouge, Louisiana 70809. Its telephone number is (504) 924-6007.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                THE ORIGINATORS

     It is anticipated that the Mortgage Loans will be purchased by the Depositor from United Companies Lending Corporation(Registered) ("United Companies"), UNICOR Mortgage(Registered), Inc. ("UNICOR"), GINGER MAE(Registered), Inc. ("GINGER MAE") and Southern Mortgage Acquisition, Inc. d/b/a UC Acquisition ("UC Acquisition") (collectively, the "Originators").

     Each of the Originators is a Louisiana corporation and an indirect wholly-owned subsidiary of the Parent. The Parent is a financial services holding company having mortgage lending operations focused on the origination, purchase, sale and servicing of first mortgage, non-conventional, home equity loans. The Parent's principal offices are in Baton Rouge, Louisiana.

     Because the nature of the business of the Originators involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, each is subject to numerous claims and legal actions in the ordinary course of its business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to such claims and actions, the management of United Companies believes, based on information currently available, that the aggregate amount of such liabilities will not result in monetary damage which in the aggregate would have a material adverse effect on the financial condition of the Originators.

                          THE HOME EQUITY LOAN PROGRAM

GENERAL

     Each of the Originators engages in a different method of loan production:
United Companies originates loans through a branch network; UNICOR conducts a wholesale operation which acquires loans primarily from brokers and correspondents; GINGER MAE, which currently is operating as a division of United Companies, conducts a wholesale operation which acquires loans from banks and other depository institutions; and UC Acquisition acquires loans in bulk purchases. Each of United Companies, UNICOR and GINGER MAE has its own staff of underwriters in order to provide better service to its respective customers.
UC Acquisition applies the underwriting standards of United Companies to the loans that it purchases. Regardless of the manner of origination, the appropriate underwriters apply essentially similar underwriting standards.

UNDERWRITING OF HOME EQUITY LOANS

     The underwriting function is centralized in Baton Rouge, Louisiana and in two West Coast operation centers. The underwriting process is intended to assess both the prospective borrower's ability to repay the loan and the adequacy of the real property security as collateral for the loan granted. On a case by case basis, after review and approval by the Originator's underwriters, home equity loans may be made which vary from the underwriting guidelines.

     The Originators originate fixed rate home equity loans with original terms to maturity not to exceed: 360 months for single family, owner occupied first mortgages; 360 months for single family, non-owner occupied first mortgages;
360 months for single family, combination owner occupied/rental property first mortgages; and 180 months for single family, owner occupied second mortgages. The fixed rate home equity loan amounts generally do not exceed $500,000, in the case of loans secured by first liens, and $150,000, in the case of loans secured by second liens, in each case unless a higher amount is specifically approved by the applicable underwriters. Except for Balloon Loans, all of the Originators' fixed rate home equity loans are fully amortizing. UNICOR originates and the other Originators may originate a fixed rate loan with an original term to maturity ranging from 60 to 240 months and a longer amortization schedule ranging from 180 to 360 months ("Balloon Loans"). Balloon Loans must be secured by first liens on single family, owner occupied residential properties. UNICOR and GINGER MAE also originate fixed rate home equity loans which provide that the interest rate may decrease by one percentage point if the borrower makes the first 12 consecutive monthly payments without a delinquency. At that time, the monthly payments will be recalculated to fully amortize the loan at the reduced rate over the remaining term to maturity. Adjustable rate home equity loans originated by the Originators generally fully amortize over a period not to exceed 360 months. The maximum loan amount for adjustable rate home equity loans is $500,000 unless a higher amount is specifically approved by the applicable underwriters.

     The homes used for collateral to secure the fixed rate home equity loans may be owner occupied, non-owner occupied rental properties or a combination of owner occupied/rental properties, which in any case are one- to four-family residences (which may be a detached or semi-detached row house, townhouse, a condominium unit or a unit in a planned unit development). In addition, such loans may be secured by single-family owner occupied manufactured or mobile homes with land if the manufactured or mobile homes are permanently affixed and defined as real estate under applicable state law. Certain loans may be secured by a leasehold interest and the improvements thereon. Second mortgages are generally permitted only for fixed rate home equity loans and generally are limited to one- to four-family owner occupied property. Such a loan secured by a second mortgage typically will not be made if the first mortgage is a balloon or an individual or owner financed mortgage. The homes used for collateral to secure adjustable rate home equity loans may be owner occupied or non-owner occupied rental properties, which in any case are one- to four-family residences (which may be a detached or semi-detached, row house, townhouse, a condominium unit or a unit in a planned unit development).

     In general, the value of each property proposed as security for a home equity loan is required to be determined by a current appraisal from an independent appraiser who has been approved by United Companies. The Originators select the appraiser and order the appraisal except for broker or correspondent originated home equity loans for which the broker or the correspondent selects the appraiser from a list of appraisers pre-approved by United Companies.

     The Originators require that the appraisal provide an adequately supported estimate of the value of the property proposed as security for the requested home equity loan and a complete, accurate description of the property. In some cases, the appraisal is subject to completion of improvements which are to be made with the proceeds of the proposed home equity loan. The property is analyzed by the Originators, based on the appraisal, to determine its acceptability as security for the loan requested.

     The total amount of a home equity loan generally includes origination fees, credit life insurance premium, if any, prepaid interest and other closing costs (such as the cost of an appraisal report and title insurance premiums). Loan-to-value is the percentage equal to the note amount divided by the lesser of appraised value or the purchase price of the real estate plus financed improvements for the real estate. For fixed rate and adjustable rate home equity loans originated through UNICOR or GINGER MAE, the maximum Loan-to-Value is generally 90%, with the maximum for rural properties generally being 80%. For home equity loans originated through United Companies, an Underwriting Loan-to-Value Ratio, as described below, is utilized. The total amount of a home equity loan, net of the origination fees, credit life insurance premium, if any, prepaid tax and insurance escrow, real estate tax service fee, loan application fee and prepaid interest, is defined as the "Cash Out". The "Underwriting Loan-to-Value Ratio" for underwriting purposes is the Cash Out divided by the appraised value or purchase price of the property plus financed improvements for the real estate, whichever is less. The Cash Out with respect to fixed rate and adjustable rate home equity loans originated through United Companies is limited to 90% of the lesser of the applicable appraised value or purchase price of the property. Because the Underwriting Loan-to-Value Ratio is based on the Cash Out rather than the actual principal balance of the related loan, the Loan-to-Value Ratio of such loan will be higher and could be substantially higher than the Underwriting Loan-to-Value Ratio. However, the Loan-to-Value Ratio may not exceed 100%.

     Generally, the maximum Underwriting Loan-to-Value Ratio is 85% for a loan with a second mortgage on the property. With respect to rural properties, the maximum Underwriting Loan-to-Value Ratio (utilizing only up to ten acres and the improvements thereon) is 80%. The maximum Underwriting Loan-to-Value Ratio generally applicable to non-owner occupied homes and owner occupied manufactured/mobile homes with land is generally 80%.

     Verification of personal financial information for each applicant is required by the Originators. The applicant's total monthly obligations (including principal and interest on each mortgage, tax assessments, other loans, charge accounts and all scheduled indebtedness) generally should not exceed 50% of a borrower's gross monthly income. In the case of adjustable rate home equity loans, the debt ratio calculation is based upon the principal and interest payment amount utilizing the maximum rate on the second change date. Generally, the borrowers are required to have two years of employment with their current employer or two years of like experience. Applicants who are salaried employees must provide current employment information in addition to recent employment history. Originators verify this information for salaried borrowers based on written confirmation from employers, or a combination of a telephone confirmation from the employer and the most recent pay stub and the most recent W-2 tax form. A self-employed applicant is generally required to provide copies of complete federal income tax returns (including schedules) filed for the most recent two years. Re-verification of the foregoing information generally is not undertaken for home equity loans purchased through the bulk purchase program of the Originators.

     A credit report by an independent, nationally recognized credit reporting agency reflecting the applicant's credit history is required. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. Verification is required to be obtained of the first mortgage balance, if any, its status and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment. All taxes and assessments not included in the payment are required to be verified as current. A borrower's mortgage payment history generally should reflect no more than three payments over 30 days delinquent in the last twelve months; however, in some cases, a borrower is permitted to have no more than five payments over 30 days delinquent in the last twelve months and one payment over 60 days delinquent in the last twelve months. Credit analysis is subjective and subject to interpretation in the underwriting process.

     Certain laws protect loan applicants by offering them a timeframe after loan documents are signed, called the "rescission period," during which the applicant has the right to cancel the loan. The rescission period must have expired prior to funding a loan and may not be waived by the applicant except as permitted by law.

     The Originators generally require title insurance coverage on each home equity loan they originate. The Originators and their assignees are generally named as the insured on the title insurance policies and the addressee of the title opinion.

     The borrower is required to obtain property insurance in an amount sufficient to cover in the case of a first mortgage the new loan and in the case of a fixed rate second mortgage, the new loan and any prior mortgage. If the sum of an outstanding first mortgage, if any, and the fixed rate home equity loan exceeds the lesser of replacement or insurable value, insurance equal to the lesser of replacement or insurable value may be accepted. The Originator requires that its name and address are properly added to the "mortgagee clause" of the insurance policy. In the event the Originator's name is added to a "loss payee clause" and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is required. The borrower is required to obtain flood insurance to the extent such insurance is available under the Flood Disaster Protection Act of 1973, as amended.

     After a loan is underwritten, approved and funded, the mortgage loan packages are reviewed and monitored by home office loan review personnel. A random sample of the mortgage loan packages are subsequently subjected to a quality control audit.

SERVICING OF HOME EQUITY LOANS

     United Companies performs the following services for investors to whom it has sold home equity loans and retained servicing: investor reporting; collecting and remitting periodic principal and interest payments to investors and performing other administrative services, including maintaining required escrow accounts for payment of real estate taxes and standard hazard insurance; determining the adequacy of standard hazard insurance; advising investors of delinquent loans; conducting foreclosure proceedings, and inspecting and reporting on the physical condition of the Mortgaged Properties securing the Mortgage Loans; and disposing of foreclosed properties. United Companies is generally obligated to advance interest on delinquent home equity loans to the secondary market investors at the pass-through rate until satisfaction of the note, liquidation of the Mortgaged Property or charge off of the home equity loan. To the extent that the amount recovered through liquidation of collateral is insufficient to cover the unpaid balance of the Home Equity Loan, United Companies incurs a loss up to the limit specified in the related loan sale agreement. In connection with its servicing activities, United Companies sends to borrowers monthly statements that specify the fixed payment amount and due date in the case of fixed rate home equity loans and the adjusted payment amount and due date in the case of adjustable rate home equity loans and the late payment amount, if any. Due dates for payments generally occur on the first day of the calendar month. With respect to adjustable rate home equity loans, United Companies provides written notices to borrowers of upcoming rate adjustments along with new payment coupon books reflecting the adjusted payment amounts.

     United Companies, as the Master Servicer, is required under each Agreement to service the Mortgage Loans either directly or through Sub-servicers. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations.

     United Companies centralizes all servicing activities at the home office other than the disposal of foreclosed properties.

     If payment is not received within the grace period as dictated by the applicable state law in which the loan originated, a notice will be sent to the customer. Most of the home equity loans allow a 10 day grace period. In addition, follow-up correspondence is automatically generated on the 21st, 32nd and 45th day of delinquency.

     Collection calls begin at or before the expiration of the grace period. Calls at this stage are targeted towards loans with a history of slow payment. In addition, newer loans are targeted for calls to help establish a satisfactory payment record. Collection calls continue until corrective arrangements are made, or foreclosure is initiated.

     If an account becomes 30 days past due, a 30 day loan counselor analyzes the account to determine the appropriate course of action. When an account becomes 60 days past due, a property inspection and borrower interview may be requested through a third party contractor. In addition the initial loan file is reviewed and generally an up-to-date credit report is obtained. Also at 60 days past due, if appropriate corrective arrangements have not been made with the borrower, a recommendation for foreclosure, along with an accompanying package, may be submitted to the collection supervisor. This package generally includes the original appraisal, loan approval memorandum, the note and the mortgage. If approved by the collection supervisor, the package is forwarded to the vice president of collections for review. If approved the package is forwarded to the litigation department for the initiation of foreclosure proceedings.

     Depending upon the circumstances surrounding the delinquent account, a temporary suspension of payments, a repayment plan to return the account to an up-to-date status, or (to the extent authorized by the related Agreement) an extension/modification may be permitted.

     The course of action followed for a delinquent account is dependent upon a number of factors, including the borrower's payment history, the amount of equity in the Mortgaged Property and the reason for the current inability to make timely payments. If a borrower is experiencing difficulty in making payments on time, the Master Servicer may modify the payment schedule (as permitted by the related Agreement). In the event a loan is extended and thereby removed from delinquency status, the Master Servicer may require the borrower to pay an extension fee. Modifications to payment schedules are considered on a case-by-case basis and are limited to revisions to the contract rate and/or term only. A request for modification must be submitted by the borrower to the Master Servicer. Prior to evaluating each modification request, the Master Servicer obtains an updated credit report and, in some cases, a budget analysis worksheet application. Provided that the review and analysis of the circumstances and relevant documentation substantiates a favorable decision to modify the related loan, the appropriate documentation is generated by the Master Servicer and executed by the borrower to facilitate formal modification of the home equity loan. Any extension fees collected by the Master Servicer are retained by the Master Servicer as part of its servicing compensation.

     Foreclosure regulations and practices and the rights of the owner in default vary from state to state, but generally procedures may be initiated if:
(i) the loan is 90 days or more delinquent; (ii) a notice of default on a senior lien is received; or (iii) United Companies discovers circumstances indicating potential loss exposure.

     During the foreclosure process, any expenses incurred by United Companies are added to the amount owed by the borrower, as permitted by applicable law. Upon completion of the foreclosure, the property is sold to an outside bidder, or passes to the mortgagee, in which case United Companies proceeds to liquidate the asset.

     United Companies may not foreclose on the property securing a Second Mortgage Loan unless it forecloses subject to each senior mortgage, in which case United Companies generally will pay the amount due on the senior mortgage to the senior mortgagee, if United Companies determines that doing so will minimize the loss. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of United Companies' foreclosure action, United Companies may either satisfy such mortgage at the time of the foreclosure sale or take other appropriate action.

     Servicing and charge-off policies and collection practices may change over time in accordance with United Companies' business judgment, changes in its real-estate loan portfolio and applicable laws and regulations.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the Mortgagor in default vary greatly from state to state. Only if United Companies determines that a delinquency cannot otherwise be cured will it decide that foreclosure is the appropriate course of action. Many real estate properties owned by United Companies are ultimately sold by United Companies to new borrowers to whom United Companies will provide a mortgage. If, after determining that purchasing a property securing a home equity loan will minimize the loss associated with such defaulted loan, United Companies may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.

     Although the servicing practices and procedures of any Sub-servicer may differ from those described above, such practices and procedures will be required to be at least as stringent as those applied by United Companies. In addition, United Companies, as Master Servicer, will remain responsible for the servicing of the sub-serviced Mortgage Loans in accordance with the applicable Agreement to the same extent as if it were servicing such Mortgage Loans directly.

REFINANCING POLICY

     When the Originators believe that borrowers with existing loans with the Originators are likely to refinance such loans due to interest rate changes, equity build-up or other reasons, the Originators actively attempt to retain such borrowers through solicitations of such borrowers to refinance with the Originators. Such refinancings generate fee income for the Originators and servicing income for the Master Servicer. Solicitations by the Originators of their borrowers is done universally in order to retain the borrowers and are not targeted to affect loans which have been placed in securitized pools. Therefore, since the solicited borrowers are not targeted and because they may refinance their existing loans in any case, the Originators believe that this practice will be unlikely to affect the prepayment experience of the home equity loans in a material respect.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Master Servicer, if the Series relates to Mortgage Loans, and the Trustee. A form of Pooling and Servicing Agreement and a form of Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The following summaries describe the material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any material provision of the Agreements relating to such Series that materially differs from the descriptions thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Security of such Series addressed to UCFC Acceptance Corporation, 4041 Essen Lane, Baton Rouge, LA 70809, Attention: Secretary.

     Unless otherwise specified in the Prospectus Supplement, the Securities of each Series will be issued in fully registered form only in the denominations specified in the related Prospectus Supplement, will represent obligations of, or beneficial ownership interests in, a Trust created pursuant to the related Agreement and will not be entitled to payments in respect of the Mortgage Assets included in any other Trust. Definitive Securities will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Registrar appointed by the Trustee. No service charge will be incurred for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Agreement, a certificate administrator may perform certain duties in connection with the administration of the Certificates.

     Distributions on Securities will be made only from the assets of the related Trust, and the Securities will not represent obligations of the Depositor, the Master Servicer, the Trustee or any affiliate thereof. The assets of each Trust will consist of one or more of the following, as set forth in the related Prospectus Supplement: (a) the Mortgage Assets that from time to time are subject to the related Agreement; (b) amounts on deposit in the related Pre-Funding Account and/or Capitalized Interest Account, if any; (c) the assets for the Trust that from time to time are required by the Agreement to be deposited in the Distribution Account, the Principal and Interest Account and any other accounts established pursuant to the related Agreement (collectively, the "Accounts"), or to be invested in Eligible Investments (as defined in the related Agreement); (d) property and any proceeds thereof acquired by foreclosure, deed in lieu of foreclosure or a comparable conversion of the Mortgage Loans in such Pool; and (e) all rights under any other insurance policies, guarantees, surety bonds, letters of credit or other credit enhancement covering any Securities, any Mortgage Loan in the related Pool or any related Mortgaged Property which is required to be maintained pursuant to the related Agreement.

     Each Series of Securities will be issued in one or more Classes. A Series of Securities may include one or more Classes of Senior Securities that receive certain preferential treatment with respect to one or more Subordinated Classes of Securities of such Series. Certain Series or Classes of Securities may be covered by Enhancement as described in the related Prospectus Supplement. Distributions on one or more Classes of a Series of Securities may be made prior to one or more other Classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among Classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each

Distribution Date specified in the related Prospectus Supplement (each, a "Distribution Date"), in the amounts specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the record dates specified in the Prospectus Supplement. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the final distribution notice to Holders.

     Each Class of Securities within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Securities of such Series throughout the lives of the Securities or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust;
(vi) include, as to Securities entitled to distributions allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; and
(vii) include, as to Securities entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Distribution Account, including any funds transferred from any Reserve Account and funds received as a result of credit enhancement. As between Securities of different Classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions to any Class of Securities will be made pro rata to all Holders of that Class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

          (i) the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the Prospectus Supplement (the "Determination Date") except:

             (a) all payments which were due on or before the Cut-off Date;

             (b) all cash amounts received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds"), all proceeds (net of unreimbursed Servicing Advances) of title insurance, hazard insurance and primary mortgage insurance, if any ("Insurance Proceeds"), all Principal Prepayments (defined herein), all proceeds received in connection with the condemnation of a Mortgaged Property or the release of part of a Mortgaged Property ("Released Mortgage Property

        Proceeds") and all proceeds of any Mortgage Loan purchased by the Depositor or any other entity pursuant to the Agreement that were received after the prepayment period specified in the Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

             (c) all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

             (d) amounts received on particular Mortgage Loans as late payments of principal or interest or other amounts required to be paid by the mortgagors (the "Mortgagors"), and, unless otherwise specified in the related Prospectus Supplement, which are to be retained by the Master Servicer (including any Sub-servicer) as additional compensation;

             (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under "The Agreements--Delinquency Advances and Compensating Interest" and "--Servicing and Other Compensation and Payment of Expenses," for advances made by the Master Servicer and advances made by any Sub-servicers that were deposited into the Distribution Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below or in the related Agreement;

             (f) that portion of each collection of interest on a particular Mortgage Loan in such Trust which represents servicing compensation payable to the Master Servicer which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement; and

             (g) the Certificate Guaranty Insurance Policy premium and Trustee Fees;

          (ii) the amount of any Delinquency Advance or payment in respect of Compensating Interest made by the Master Servicer (including any Sub-servicer) as deposited by it in the Distribution Account; and

          (iii) if applicable, amounts withdrawn from a Reserve Account or received in connection with other credit enhancement.

     Distributions of Interest. Interest will accrue on the aggregate Security Principal Balance (defined below)(or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each Class of Securities entitled to interest from the date, at the Pass-Through Rate or Note Rate, for the periods and to the extent specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each Class of Securities entitled to interest (other than a Class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such Class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Securities is reduced to zero or for the period of time designated in the Prospectus Supplement.

     The original Security Principal Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated on the basis set forth in the related Prospectus Supplement. The notional principal balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any Class of Accrual Securities, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such Class of Securities on that Distribution Date. Distributions of interest on each Class of Accrual Securities will commence only after the occurrence of the events specified in the Prospectus Supplement. Any such Class of Accrual Securities will thereafter accrue interest on its outstanding Security Principal Balance as so adjusted.

     Distributions of Principal. Unless otherwise specified in the Prospectus Supplement, the aggregate "Security Principal Balance" of any Class of Securities entitled to distributions of principal will be the aggregate original Security Principal Balance of such Class of Securities specified in the Prospectus Supplement, reduced by all distributions and losses reported to the holders of such Securities as allocable to principal, and, in the case of Accrual Securities, increased by all interest accrued but not then distributable on such Accrual Securities. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Securities entitled to distributions of principal.

     If so provided in the Prospectus Supplement, one or more Classes of Senior Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such Class or Classes of Securities will have the effect of accelerating the amortization of such Senior Securities while increasing the interests evidenced by the Subordinated Securities in the Trust. Increasing the interests of the Subordinated Securities relative to that of the Senior Securities is intended to preserve the availability of the subordination provided by the Subordinated Securities. See "Credit Enhancement--Subordination." The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Distribution Date may vary among Classes, over time or otherwise as specified in the Prospectus Supplement.

REPORTS TO HOLDERS

     On or before each Distribution Date, the Master Servicer or the Trustee will be required to forward to each Holder of record of the related Series a statement setting forth the following to the extent applicable to such Series or
Class:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Delinquency Advance by the Master Servicer (or any Sub-servicer);

          (iv) the aggregate amount (a) otherwise allocable to the Holders of Subordinated Securities on such Distribution Date, and (b) withdrawn from a Reserve Account, if any, that is included in the amounts distributed to the Holders of Senior Securities;

          (v) the total amount of any Insured Payments included in the amount distributed on such Distribution Date;

          (vi) the outstanding principal balance of such Class after giving effect to the distribution of principal on such Distribution Date;

          (vii) if applicable, the percentage of principal payments on the Mortgage Loans, if any, which such Class will be entitled to receive on the following Distribution Date;

          (viii) unless the Pass-Through Rate or Note Rate is a fixed rate, the Pass-Through Rate or Note Rate applicable to the distribution on the Distribution Date;

          (ix) the number and aggregate principal balance of Mortgage Loans in the related Pool delinquent (a) one month and (b) two or more months;

          (x) the number and aggregate principal balance of all Mortgage Loans in foreclosure or other similar proceedings, and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure; and

          (xi) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution on the Distribution Date.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant Class having the denomination or interest specified in the related Prospectus Supplement or the report to Holders. The report to Holders for any Class or Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each person who was a Holder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Holder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Holders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, the Securities will be book-entry securities (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in such Securities ("Beneficial Owners") will hold their Securities through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable Series of Securities and will initially be registered in the name of Cede, the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Security will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, the only "Holder" of Book-Entry Securities will be Cede, as nominee of DTC. Beneficial Owners will not be Holders as that term is used in the applicable Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through participants in DTC ("DTC Participants").

     The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel or Euroclear, as appropriate).

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received on Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between DTC Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European International clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Securities whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Securities will be made on each Distribution Date by the applicable Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     DTC has advised the Depositor that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the Beneficial Owners of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Holder under the applicable Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Securities of a Series which conflict with actions taken with respect to other Book-Entry Securities of such Series.

     Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the applicable Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities and the Depositor or such Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate the book-entry system through DTC or
(c) after the occurrence of an Event of Default (as defined herein), Beneficial Owners having Percentage Interests aggregating not less than 51% advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable Trustee will be required to notify all affected Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the applicable Trustee will issue Definitive Securities, and thereafter such Trustee will recognize the holders of such Definitive Securities as Holders under the applicable Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Depositor, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

     The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to a Series or any Class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a financial guaranty insurance policy, overcollateralization, a letter of credit, cash reserve fund, insurance policies, one or more Classes of Subordinated Securities, derivative products or other form of enhancement, or any combination thereof, as may be described in the related Prospectus Supplement (collectively, "Enhancement"). If specified in the applicable Prospectus Supplement, Enhancement for any Series of Securities may cover one or more Classes of Securities, and accordingly may be exhausted for the benefit of a particular Class of Securities and thereafter may be unavailable to such other Classes of Securities. Further information regarding any provider of credit enhancement (the "Enhancer"), including financial information when material, will be included in the related Prospectus Supplement.

     The presence of Enhancement is intended to increase the likelihood of receipt by the Holders of the full amount of principal and interest due them and to decrease the likelihood that the Holders will experience losses, or may be structured to provided protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. The Enhancement for a Class of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any Enhancement or which are not covered by any Enhancement, Holders will bear their allocable share of deficiencies. In addition, if a form of Enhancement covers more than one Class of Securities of a Series, Holders of any such Class will be subject to the risk that such Enhancement will be exhausted by the claims of Holders of other Classes.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     The yields to maturity of the Securities will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trust, the allocation of available funds to various Classes of Securities, the Pass-Through Rate or Note Rate for various Classes of Securities and the purchase price paid for the Certificates.

     The original terms to maturity of the Mortgage Loans in a given Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Pool. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans may be prepaid without penalty in full or in part at any time, although a prepayment fee or penalty may be imposed in connection therewith. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment fee or penalty upon prepayment in full or in part.

     The rate of prepayments with respect to non-conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

     Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayments on Single Family Loans may be affected by changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on Multifamily Loans may be affected by other factors, including Mortgage Loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and the relative tax benefits associated with the ownership of income-producing real property.

     Generally, second Mortgage Loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, Mortgage Loans which are second Mortgage Loans may experience a higher rate of prepayment than Mortgage Loans which represent first liens. In addition, any future limitations on the right of borrowers to deduct interest payments on second Mortgage Loans for Federal income tax purposes may result in a higher rate of prepayment of such Mortgage Loans. The obligation of the Master Servicer to enforce due-on-sale provisions (described below) of the Mortgage Loans may also increase prepayments. The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Depositor is unaware of any reliable studies that would project the prepayment risks associated with the Mortgage Loans based upon current interest rates and economic conditions or the historical prepayment experience of United Companies and its affiliates' portfolios of mortgage loans. However, the Originators' practice of soliciting refinancings from existing borrowers may have the effect of increasing the rate of prepayments, due to refinancings, on the Mortgage Loans. See "The Home Equity Loan Program--Refinancing Policy" herein.

     Unless otherwise provided in the related Prospectus Supplement, all of the Single Family Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the borrower of the underlying Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or if the applicable Enhancer, if any, gives its consent to such non-enforcement. See "The Agreements--Enforcement of Due on Sale Clauses" herein.

     The weighted average lives of Securities will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the liquidations of defaulted Mortgage Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Holders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Mortgage Loans and foreclosed Mortgaged Properties result in principal payments on the Mortgage Loans faster than otherwise scheduled.

     When a full prepayment occurs on a Single Family Loan, the Mortgagor will be charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Interest shortfalls also could result from the application of the Relief Act, as described under "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" herein. Unless otherwise specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on a Mortgage Loan during a Remittance Period, the Master Servicer or a Sub-servicer will be obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee for the related Distribution Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Master Servicer or such Sub-servicer is obligated to pay, the yield on the Securities could be adversely affected. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month.

     Under certain circumstances, the Depositor, the Master Servicer, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Mortgage Loans and other assets of a Trust, thereby effecting earlier retirement of the related Series of Securities, subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the related Series. See "The Agreements--Termination; Purchase of Mortgage Loans."

     Unless otherwise specified in the related Prospectus Supplement, the effective yield to Holders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate or Note Rate and purchase price, because while interest generally will accrue on the Securities from the first day of each month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     The timing of payments on the Mortgage Assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Securities will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Securities, including the effect of prepayments and allocation of realized losses on the Mortgage Loans as they relate to specific Classes of Securities. Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative combination of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Securities.

                                 THE AGREEMENTS

     Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to describe all provisions of each Agreement and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time of issuance of the Securities of a Series, the Depositor will cause the Mortgage Loans comprising the related Trust to be sold and assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (a "Mortgage Loan Schedule"). Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will be required:

          (a) on or prior to the date of issuance of the related Securities (the "Closing Date"), to deliver or cause the applicable Originator to deliver to the Trustee the original Mortgage Notes or copies thereof certified by the Depositor where the original Mortgage Note has been lost, endorsed without recourse to the order of the Trustee;

          (b) within 30 days after the Closing Date, to deliver or cause the applicable Originator to deliver to the Trustee:

             (i) either: (1) the original Mortgage, with evidence of recording thereon, (2) where the original Mortgage has been transmitted for recording, a computerized list of such Mortgages until such time as the original or certified copy is returned by the public recording office or
        (3) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been retained by the public recording office or has been lost;

             (ii) a computerized list of each title insurance policy or, if such policy has not yet been issued, a commitment or binder therefor;

             (iii) a copy of an assignment of the Mortgage to the Trustee;

             (iv) originals of each intervening assignment with evidence of recording thereon showing a complete chain of title from origination to such Originator, or if the original of any such intervening assignment is unavailable, a computerized list until such time as the original or a copy certified by the public recording office is returned; and

             (iv) originals of all assumptions and modification agreements, if any.

          (c) to cause assignments of the Mortgages from the applicable Originator to the Trustee, promptly to be submitted for recording in the appropriate jurisdictions; provided, however, that the applicable Originator is not required to submit an assignment for any Mortgage with respect to which the original recording information is lacking; and

          (d) to deliver the original or certified copies of the Mortgages, as the case may be, and such recorded assignments or certified copies thereof, together with originals or duly certified copies of any and all prior recorded assignments, to the Trustee within 30 days of receipt thereof by the applicable Originator (but in any event within one year after the Closing Date).

     With respect to each Mortgage Loan for which (i) all or a portion of the proceeds thereof were originally paid into an escrow account pending completion of improvements to be made to the related property and (ii) the appraised value of such property was specifically subject to the completion of such improvements (an "Escrow Loan"), the Depositor is required to deliver or cause the applicable Originator to deliver to the Trustee by the thirteenth month after the Closing Date, the third party inspector's certificate of final completion pursuant to which the inspector confirms that, upon inspection of the completed improvements to the Mortgaged Property, all items listed by the appraiser have been performed or completed.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Assignment of Private Mortgage-Backed Securities. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trusts--Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.

     Reviews; Repurchases. In the event that any required appraiser's certification or any such item with respect to title has not been delivered to the Trustee by the thirteenth month after the Closing Date, then the applicable Originator is required, on the next succeeding Distribution Date, at its option, to (i) substitute in lieu of the related Mortgage Loan a qualified replacement mortgage (each, a "Qualified Replacement Mortgage") and, if the outstanding principal amount of such Qualified Replacement Mortgage as of the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trustee (each, a "Replacement Cut-off Date") is less than the Loan Balance of the replaced Mortgage Loan as of such Replacement Cut-off Date, deliver an amount equal to such difference (the "Substitution Amount") to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trustee at a purchase price equal to the Loan Purchase Price thereof. The "Loan Purchase Price" means, with respect to any Mortgage Loan, an amount equal to the Loan Balance of such Mortgage Loan as of the date of purchase, plus accrued interest on the outstanding Loan Balance thereof, together with the aggregate amounts of (i) all Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan and
(ii) all Delinquency Advances which the Master Servicer has theretofore failed to remit with respect to such Mortgage Loan. The "Loan Balance" of a Mortgage Loan is the outstanding principal balance thereof on the Cut-off Date, less any principal amounts relating to such Mortgage Loan previously distributed to Certificateholders.

     The Trustee will agree to review the items delivered by or on behalf of the Depositor within 45 days after the Closing Date (or, with respect to any document delivered after the Closing Date, within 45 days of receipt and with respect to any Qualified Replacement Mortgage, within 45 days after the assignment thereof) and to deliver to the Depositor a certification to the effect that, as to each Mortgage Loan (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to the applicable Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on the applicable Mortgage Loan Schedule delivered by the Depositor as to loan number and address, accurately reflects the information set forth in the documents delivered to the Trustee (collectively referred to as the "File"). The Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor is the Trustee under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

     If the Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, or is unrelated to the Mortgage Loans identified in the related Mortgage

Loan Schedule, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the related Mortgage Loan Schedule, the Trustee is required to promptly so notify the Depositor. The Depositor will use or cause the applicable Originator to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the applicable Originator has not remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan, such Originator is required, on the next succeeding Distribution Date, to, at its option, (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and deliver the Substitution Amount applicable thereto to the Master Servicer for deposit in the Principal and Interest Account, or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, provided a favorable opinion of tax counsel is delivered in connection therewith.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will have assigned to the Trustee representations and warranties made by the Originators in respect of the Mortgage Loans sold by the Depositor and evidenced by a Series of Certificates. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) was in effect on the Closing Date; (ii) that the Depositor had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first or second lien on the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a Mortgage Loan was more than thirty days delinquent as of the related Cut-off Date; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

     Upon the discovery by the Depositor, the Master Servicer or the Trustee that the representations in the applicable Agreement are untrue in any material respect as of the dates specified therein, with the result that the interests of the Certificateholders in the related Mortgage Loan are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Upon the earliest to occur of the Depositor's discovery, its receipt of notice of breach from any of the other parties or such time as a situation resulting from a representation which is untrue materially and adversely affects the interests of the Certificateholders, the Depositor is required promptly to cause the applicable Originator to cure such breach in all material respects or the Depositor will cause the applicable Originator to on the second Distribution Date next succeeding such discovery, receipt of notice or such other time, at its option (i) substitute in lieu of such affected Mortgage Loan, a Qualified Substitute Mortgage and deliver an amount equal to the applicable Substitution Amount to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trustee at the Loan Purchase Price thereof. The obligation of the Originators so to cure, substitute or purchase any Mortgage Loan as to which such a breach has not been remedied constitutes the sole remedy available to the Certificateholders or the Trustee respecting a discovery of any such statement which is untrue in any material respect.

     The purchase agreements pursuant to which the Depositor acquires the Mortgage Assets to be deposited in a Trust will contain similar representations and obligations pursuant to which the seller of such Mortgage Assets will be obligated to take the actions required of the Depositor as described above. The Trustee will have the ability to enforce such obligations directly against such sellers in the event that the Depositor fails to do so.

PAYMENTS ON THE MORTGAGE LOANS

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will require the Master Servicer to establish and maintain one or more principal and interest accounts (each a "Principal and Interest Account") at one or more institutions meeting the requirements set forth in the related Agreement. Pursuant to the related Agreement, the Master Servicer will be required to deposit all collections (other than amounts escrowed for taxes and insurance) related to the Mortgage Loans into the Principal and Interest Account no later than the business day after receipt. All funds in the Principal and Interest Accounts will be required to be invested in instruments designated as "Eligible Investments" in the Agreement. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Master Servicer.

     The Master Servicer may make withdrawals from the Principal and Interest Account only for the following purposes: (a) to effect the timely remittance to the Trustee of the Monthly Remittance and the Excess Interest due on the Remittance Date; (b) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account; (c) to withdraw amounts that have been deposited to the Principal and Interest Account in error; and (d) to clear and terminate the Principal and Interest Account.

     At any time and in lieu of the requirement of depositing collections on the Mortgage Loans into the Principal and Interest Account, the Master Servicer may deliver to the Trustee a letter of credit (a "Servicer LOC") meeting the requirements set forth in the Agreement.

     Not later than the day of each month specified in the Agreement (the "Remittance Date"), the Master Servicer will be required to wire transfer to the Trustee for deposit in the segregated trust accounts to be maintained with the Trustee for such purpose (each a "Distribution Account") the sum (without duplication) of the following amounts:

          (i) an amount equal to the sum of (x) the aggregate portions of the interest payments (whether or not collected) becoming due on the Mortgage Loans during the immediately preceding calendar month (the "Remittance Period"), calculated at a per annum rate set forth in the Agreement (the "Adjusted Pass-Through Rate") and (y) any Compensating Interest (calculated at the Adjusted Pass-Through Rate) due with respect to the Mortgage Loans with respect to the immediately preceding Remittance Period (the amount described in this clause (i) being the "Interest Remittance Amount");

          (ii) an amount equal to the sum of (x) all principal collected by the Master Servicer on the Mortgage Loans during the immediately preceding Remittance Period and (y) any prepayments and Liquidation Proceeds, net of unreimbursed Servicing Advances and Delinquency Advances ("Net Liquidation Proceeds") (but only to the extent that such Net Liquidation Proceeds do not exceed the Loan Balance of the related Mortgage Loan) and Released Mortgaged Property Proceeds, in each case and only to the extent collected on the Mortgage Loans during the preceding Remittance Period (the amount described in this clause (ii) being the "Principal Remittance Amount");

          (iii) all Loan Purchase Prices and Substitution Amounts with respect to such Distribution Date; and

          (iv) an amount equal to the Excess Interest.

Unless otherwise specified in the related Prospectus Supplement, the "Excess Interest" for any Distribution Date is the product of (x) one-twelfth of the difference between (i) the weighted average annual Mortgage Rate on the Mortgage Loans as of the last day of the related Remittance Period and (ii) the Adjusted Pass-Through Rate and (y) the Pool Principal Balance as of the last day of the related Remittance Period to the extent such amount is received or advanced.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

     If specified in the related Prospectus Supplement, a Trust will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series not to exceed fifty percent of the aggregate principal amount of such Series (such amount, the "Pre-Funded Amount") may be deposited in the Pre-Funding Account and may be used to purchase additional Mortgage Assets during the period of time not to exceed six months specified in the related Prospectus Supplement (the "Pre-Funding Period"). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Securities of the applicable Series.

     Each additional Mortgage Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreement. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Mortgage Assets were included as part of the initial Mortgage Assets, the credit quality of such assets would be consistent with the initial rating of the Securities of such Series. The Depositor will certify to the Trustee that all conditions precedent to the transfer of the additional Mortgage Assets to the Trust, including the satisfaction of the eligibility criteria, have been satisfied. Following the transfer of additional Mortgage Assets to the Trust, the aggregate characteristics of the Mortgage Assets then held in the Trust may vary from those of the initial Mortgage Assets of such Trust. As a result, the additional Mortgage Assets may adversely affect the performance of the related Securities.

     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and credit enhancement fees, over the amount of interest available therefor from the Mortgage Assets in the Trust. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the person specified in the related Prospectus Supplement prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

INVESTMENT OF ACCOUNTS

     All or a portion of any Account, including the Principal and Interest Account, may be invested and reinvested, in one or more Eligible Investments bearing interest or sold at a discount. The bank serving as Trustee or any affiliate thereof, may be the obligor on any investment in any Account which otherwise qualifies as an Eligible Investment. No investment in any Account held by the Trustee may mature later than the business day immediately preceding the next succeeding Distribution Date; provided, however, that if the investment is an investment of the bank serving as Trustee, then it may mature on the Distribution Date.

     The Trustee will not in any way be held liable by reason of any insufficiency in any Account resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

     All income or other gain from investments in any Account will be required to be deposited in such Account immediately upon receipt, and any loss resulting from such investments will be required to be charged to such Account.

ELIGIBLE INVESTMENTS

     Each Agreement generally will define the following as Eligible Investments:

          (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

          (b) Federal Housing Administration debentures but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (c) FHLMC senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (d) Federal Home Loan Banks' consolidated senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (e) FNMA senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (f) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by Standard & Poor's Corporation ("S&P") and P1 by Moody's Investors Service ("Moody's").

          (g) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, provided that the long-term deposits of such bank or savings and loan association are rated at least "BBB" by S&P and "Baa3" by Moody's.

          (h) Commercial paper (having original maturities of not more than 270 days) rated A-1 or better by S&P and P1 or better by Moody's.

          (i) Investments in money market funds rated AAAm or AAAm-G by S&P and P-1 by Moody's.

No instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations, and no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

DELINQUENCY ADVANCES AND COMPENSATING INTEREST

     In order to maintain a regular flow of scheduled interest and principal payments to Holders (rather than to guarantee or insure against losses) unless otherwise provided in the related Prospectus Supplement, each Agreement will require that if, on any Distribution Date, the amount then on deposit in the Principal and Interest Account from Mortgage Loan collections with respect to the preceding Remittance Period is less than the sum of the Interest Remittance Amount, the Principal Remittance Amount and the aggregate amount of Excess Interest with respect to the immediately preceding Remittance Period, the Master Servicer is required to deposit in the Principal and Interest Account a sufficient amount of its own funds ("Delinquency Advances") to make such amount equal to the sum of the Interest Remittance Amount, the Principal Remittance Amount and the aggregate amount of Excess Interest (unless a Subordinate Class of Certificates is outstanding).

     The Master Servicer is permitted to fund its payment of Delinquency Advances on any Distribution Date from collections on the Mortgage Loans deposited into the Principal and Interest Account subsequent to the related Remittance Period, but must reimburse the Principal and Interest Account for any such amounts. In the event that the Master Servicer makes such Delinquency Advances from its own funds, such Delinquency Advances will be reimbursable to the Master Servicer from late collections of interest, Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds collected with respect to the related Mortgage Loan as to which the Delinquency Advances were made. Delinquency Advances by the Master Servicer also will be reimbursable to the Master Servicer from cash otherwise distributable to Holders at such time as the Master Servicer determines that any such Delinquency Advances previously made are not ultimately recoverable from the proceeds of the related Mortgage Loan or, if required by the applicable Rating Agency, at such time as a loss is realized with respect to a related Mortgage Loan.

     Unless otherwise specified in the related Prospectus Supplement, a full month's interest at the Adjusted Pass-Through Rate plus a full month's Excess Interest with respect to such Mortgage Loan, is due to the Trustee on the outstanding Loan Balance of each Mortgage Loan as of the beginning of each Remittance Period. If a prepayment of a Mortgage Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor during such calendar month and the full month's interest at the applicable Adjusted Pass-Through Rate plus a full month's Excess Interest with respect to such Mortgage Loan ("Compensating Interest") that is due is required to be deposited by the Master Servicer in the Principal and Interest Account; provided, however, that the Master Servicer's obligation in respect of the payment of Compensating Interest is limited to the amount of the Servicing Fee for the related Distribution Date.

GENERAL SERVICING PROCEDURES

     Acting directly or through one or more Sub-servicers, the Master Servicer, as an independent contract servicer, is required to service and administer the Mortgage Loans in accordance with the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable.

     The Master Servicer in its own name or in the name of any Sub-servicer is authorized and empowered pursuant to the Agreement (i) to execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property in its own name on behalf of the Trustee, and (iii) to hold title in its own name to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; provided, however, that to the extent any instrument described in clause (i) would be delivered by the Master Servicer outside of its ordinary procedures for mortgage loans held for its own account, the Master Servicer may be required, prior to executing and delivering such instrument, to obtain the prior written consent of the Enhancer, if any.

     The Master Servicer has the right to approve requests of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations, and
(iii) removal, demolition or division of Mortgaged Properties subject to Mortgages. The Agreement generally will provide that no such request may be approved by the Master Servicer unless: (i) (x) provisions of the related Note and Mortgage have been complied with, (y) the Loan-to-Value Ratio after any release does not exceed the Loan-to-Value Ratio set forth for such Mortgage Loan in the applicable Mortgage Loan Schedule, and (z) the lien priority of the related Mortgage is not affected; or (ii) if applicable, the Certificate Insurer has approved the granting of such request.

     The Master Servicer and any affiliate may make loans to and generally engage in any kind of business with the Mortgagors and/or any other obligors under the Mortgage Loans as though the Master Servicer were not a party to the Agreement. The Master Servicer may have other existing loans and in the future may make additional loans to any of the Mortgagors and/or to other obligors under the Mortgage Loans, which other and/or additional loans may not be sold, or a loan participation therein granted, to the Trustee. The Master Servicer has no obligation to attempt to collect payment under the Mortgage Loans in preference and priority over the collection and/or enforcement of any other and/or additional loans by the Master Servicer or any other affiliate.

     The Master Servicer is required generally to service the Mortgage Loans in a Pool in a prudent manner consistent with its general servicing standards and to make reasonable efforts to collect all payments called for under the terms and provisions of such Mortgage Loans, and will agree, to the extent such procedures are consistent with the provisions of the Agreement, to follow collection procedures for all Mortgage Loans at least as rigorous as those the Master Servicer would ordinarily take in servicing loans and in collecting payments thereunder for its own account.

     Consistent with the foregoing, the Master Servicer may (i) in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation, (ii) extend the due date for payments due on a Mortgage Note for a period (with respect to each payment date as to which the due date is extended) not greater than 125 days after the initially scheduled due date for such payment, (iii) amend any Mortgage Note to reduce the Mortgage Rate applicable thereto, subject to any applicable limitations set forth in the related Agreement and (iv) amend any Mortgage Note to extend the maturity thereof, subject to any applicable limitations set forth in the related Agreement. In the event the Master Servicer consents to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer will be nonetheless required to make payment of any required Delinquency Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for its servicing activities under an Agreement, the Master Servicer will be entitled to retain the amount of the Servicing Fee (as defined in the related Agreement) with respect to each Mortgage Loan. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, extension fees, late payment charges, and any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account and similar items may, to the extent collected from Mortgagors, be retained by the Master Servicer.

     The Master Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage. Such expenditures may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgage, if any, advancing delinquent property taxes, and upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The Master Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, relating to the affected Mortgage Loan. Servicing Advances will be reimbursable to the Master Servicer from the sources described above out of the funds on deposit in the Principal and Interest Account.

MAINTENANCE OF HAZARD INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (i) the outstanding principal balance owing on the Mortgage Loan and the related senior mortgage, if any, (ii) the full insurable value of the premises securing the Mortgage Loan, and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Master Servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan and the senior mortgage, if any, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also be required to maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to that required above. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary first or second mortgage servicing procedures) are required to be deposited by the Master Servicer in the Principal and Interest Account.

     In the event that the Master Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trustee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the preceding paragraph, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage. If such blanket policy contains a deductible clause, the Master Servicer will be required to pay to the Trustee the difference between the amount that would have been payable under a policy described in the preceding paragraph and the amount paid under the blanket policy.

ENFORCEMENT OF DUE ON SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement, when a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer, on behalf of the Trustee, will, to the extent it has knowledge of such conveyance or prospective conveyance, be required to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer will not be required to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law, if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or if the applicable Enhancer, if any, gives its consent to such non-enforcement. In such event, the Master Servicer will attempt to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable law or the mortgage documents, the Mortgagor remains liable thereon. The Master Servicer also will be authorized with the prior approval of the Enhancer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Master Servicer will not enter into an assumption agreement unless permitted by applicable law and unless such assumption agreement would not materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer is required to foreclose upon or otherwise comparably effect the ownership in the name of the Master Servicer on behalf of the Trustee of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the Master Servicer has not purchased pursuant to its purchase option described below, unless the Master Servicer reasonably believes that Net Liquidation Proceeds with respect to such Mortgage Loan would not be increased as a result of such foreclosure or other action, in which case such Mortgage Loan will be charged off and will become a Liquidated Mortgage Loan. In connection with such foreclosure or other conversion, the Master Servicer is required to exercise or use foreclosure procedures with the same degree of care and skill as it would ordinarily exercise or use under the circumstances in the conduct of its own affairs. Any amounts advanced in connection with such foreclosure or other action will constitute Servicing Advances. In accordance with the Agreement, if the Master Servicer has actual knowledge that a Mortgaged Property which the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure contains environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will notify the Enhancer, if any, and the Trustee prior to acquiring the Mortgaged Property. The Master Servicer will not be permitted to take any action with respect to such a Mortgaged Property without the prior written approval of the Enhancer, if any.

     Unless otherwise specified in the related Prospectus Supplement, if a REMIC election has been made, the Master Servicer will be required to sell any Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure ("REO Property") within 23 months of its acquisition by the Trustee, unless the Master Servicer obtains for the Trustee an opinion of counsel experienced in federal income tax matters, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust of such REO Property for a greater specified period will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC.

     The Master Servicer is required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Mortgage Loan."

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will have the right and the option under the related Agreement, but not the obligation, to purchase for its own account any Mortgage Loan (i) which becomes delinquent, in whole or in part, as to four consecutive monthly installments or any

Mortgage Loan as to which enforcement proceedings have been brought by the Master Servicer or (ii) with respect to which the applicable Enhancer, if any, has refused to consent to the Master Servicer's non-enforcement of the "due-on-sale" clause and such Mortgage Loan is in default or such a default is imminent. Any such Mortgage Loan so purchased will be purchased by the Master Servicer on a Distribution Date at the Loan Purchase Price thereof.

SUBSERVICERS

     The Master Servicer will be permitted under the Agreement to enter into subservicing arrangements with sub-servicers meeting the requirements of the Agreement (each, a "Sub-servicer"). Any material subservicing arrangements, if any, will be described in the related Prospectus Supplement, and in any case, will not relieve the Master Servicer of any liability it might otherwise have, had the subservicing arrangement not been entered into.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Sale and Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement the Trustee may remove the Master Servicer upon the occurrence of any of the following events (each, an "Event of Default"):

          (i) The Master Servicer shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (b) admit in writing its inability to pay its debts generally as they become due, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (f) cause corporate action to be taken by it for the purpose of effecting any of the foregoing; or

          (ii) If without the application, approval or consent of the Master Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Master Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, of a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Master Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Master Servicer in good faith, the same shall (a) result in the entry of an order for relief or any such adjudication or appointment or (b) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days; or

          (iii) The Master Servicer shall fail to perform any one or more of its obligations under the related Agreement (other than its obligations referenced in clauses (vi) and (vii) below) and shall continue in default thereof for a period of thirty (30) days after the earlier to occur of
     (x) the date on which an authorized officer of the Master Servicer knows or reasonably should know of such failure or (y) receipt by the Master Servicer of a written notice from the Trustee, any Holder, the Depositor or the Enhancer, if any, of said failure; provided, however, that if the Master Servicer demonstrates to the reasonable satisfaction of the Enhancer, if any, that it is diligently pursuing corrective action, the cure period may be extended for up to an additional 60 days; or

          (iv) The Master Servicer shall fail to cure any breach of any of its representations and warranties set forth in the related Agreement which materially and adversely affects the interests of the Holders or the Enhancer, if any, for a period of thirty (30) days after the earlier of
     (x) the date on which an authorized officer of the Master Servicer knows or reasonably should know of such breach or (y) receipt by the Master Servicer of a written notice from the Trustee, any Holder, the Depositor or the Enhancer, if any, of such breach; provided, however, that if the Master Servicer demonstrates to the reasonable satisfaction of the Enhancer, if any, that it is diligently pursuing corrective action, the cure period shall be extended for up to an additional 30 days; or

          (v) If the Enhancement consists of a certificate guaranty insurance policy and the Enhancer pays out any money under such policy, or if the Enhancer otherwise funds any shortfall with its own money, because the amounts available to the Trustee (other than from the Enhancer) are insufficient to make required distributions on the Securities; provided, however, that the Master Servicer may not be removed under this clause
     (v) if the Master Servicer can demonstrate to the reasonable satisfaction of the Trustee and the Enhancer that such event was due to circumstances beyond the control of the Master Servicer; or

          (vi) The failure by the Master Servicer to make any required Servicing Advance for a period of 30 days following the earlier of (x) the date on which an authorized officer of the Master Servicer knows or reasonably should know of such failure or (y) receipt by the Master Servicer of a written notice from the Trustee, any Holder, the Depositor or the Enhancer, if any, of such failure; or

          (vii) The failure by the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest or to pay over the Monthly Remittance, Loan Purchase Prices and Substitution Amounts;

provided, however, that (x) prior to any removal of the Master Servicer pursuant to clauses (i) through (vi) above, any applicable grace period granted by any such clause shall have expired prior to the time such occurrence shall have been remedied and (y) in the event of the refusal or inability of the Master Servicer to comply with its obligations described in clause (vii) above, such removal shall be effective (without the requirement of any action on the part of the Depositor, the Trustee or the Enhancer, if any) at 4 p.m. on the second business day following the day on which the Trustee notifies the Master Servicer that a required amount described in clause (vii) above has not been received by the Trustee, unless the required amount described in clause (vii) above is paid by the Master Servicer prior to such time. Upon the Trustee's determination that a required amount described in clause (vii) above has not been made by the Master Servicer, the Trustee will so notify the Master Servicer, the Depositor and the Enhancer, if any, as soon as is reasonably practical.

     The Master Servicer may not resign from the obligations and duties imposed on it under the related Agreement, except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the related Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee, the Depositor and the Enhancer, if any. The Master Servicer may not assign its obligations under an Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Enhancer, if any; provided, however, that any assignee must meet the eligibility requirements set forth in the Agreement for a successor servicer.

     No removal or resignation of the Master Servicer will become effective until the Trustee or a successor servicer has assumed the Master Servicer's responsibilities and obligations in accordance with the related Agreement.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the Class or Classes of Certificates of such Series that have been rated.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for 30 days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust in the Indenture which continues for a period of 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series with, if specified in the related Prospectus Supplement, the consent of the Enhancer, may declare the principal amount of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for 30 days or more, unless
(a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or
(c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for 30 days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offer to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

TRUSTEE TO ACT AS SUCCESSOR MASTER SERVICER

     Unless otherwise specified in the related Prospectus Supplement, upon removal or resignation of the Master Servicer, the Trustee (x) may solicit bids for a successor master servicer, and (y) pending the appointment of a successor master servicer as a result of soliciting such bids, will be required to serve as Master Servicer. The Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, may appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FNMA or FHLMC for first and second mortgage loans and has equity of not less than $15,000,000, as determined in accordance with generally accepted accounting principles, and acceptable to the Certificate Insurer, if any.

     The Trustee or any other successor Master Servicer, upon assuming the duties of the Master Servicer is required to immediately make payment of all Compensating Interest and all Delinquency Advances which the Master Servicer has theretofore failed to remit with respect to the Mortgage Loans; provided, however, that if the Trustee is acting as successor Master Servicer, the Trustee is only required to make Delinquency Advances (including the Delinquency Advances described in this sentence) if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the related Mortgage Loans.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, the servicing by or on behalf of the Master Servicer of mortgage loans or private mortgage-backed securities under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees requires it to report.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the officer's statement may be obtained by Holders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

AMENDMENTS

     The Trustee, the Depositor and the Master Servicer may at any time and from time to time, with the consent of the Enhancer, if any, but without the consent of the Holders, amend the related Agreement, for the purposes of (a) curing any ambiguity, or correcting or supplementing any provision of such agreement which may be inconsistent with any other provision of such agreement, (b) if a REMIC election has been made and if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Residual Certificate to a Disqualified Organization (as such term is defined in the Code) or (c) complying with the requirements of the Code; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Holder or materially and adversely affect (without its written consent) the rights and interests of the Enhancer, if any.

     The related Agreement may also be amended by the Trustee, the Depositor and the Master Servicer at any time and from time to time, with the prior written approval of the Enhancer, if any, and of not less than a majority of the Percentage Interests (as defined in the Agreement) represented by each affected Class of Securities then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Holders thereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Holder without the consent of such Holder or
(b) change the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of the Holders of all Securities of the Class or Classes affected then outstanding. If a REMIC election has been made with respect to the related Trust, any such amendment must be accompanied by an opinion of tax counsel as to REMIC matters.

TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or the Trust Agreement for each Series will terminate upon the payment to the related Holders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Assets remaining in the Trust and (ii) the purchase by the Master Servicer or other entity specified in the related Prospectus Supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC from the related Trust of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

     Any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets will be made at the option of the Master Servicer or other entity at a price, and in accordance with the procedures, specified in the Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer or other entity to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provisions that if a REMIC election is made with respect to a Trust, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, Holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

     Each Prospectus Supplement will name the Trustee under the related Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     Each Agreement will provide that the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Agreement at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Trustee may execute any of the rights or powers granted by the Agreement or perform any duties thereunder either directly or by or through agents or attorneys, and the Trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder.

     Pursuant to the Agreement, the Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Agreement.

     Each Agreement will provide that no Holder has any right to institute any proceeding, judicial or otherwise, with respect to the Agreement or any credit enhancement, unless:

          (1) such Holder has previously given written notice to the Depositor and the Trustee of such Holder's intention to institute such proceeding;

          (2) the Holders of not less than 25% of the Percentage Interests represented by any Class of Securities then outstanding shall have made written request to the Trustee to institute such proceeding in its own name as representative of the Holders;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute such proceeding; and

          (5) no direction inconsistent with such written consent has been given to the Trustee during such 30-day period by the Holders of a majority of the Percentage Interests represented by each Class of Securities then outstanding.

     Each Agreement will provide that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of the Agreement to affect, disturb or prejudice the rights of any Holder or to obtain or to seek to obtain priority or preference over any other Holder or to enforce any right under the Agreement, except in the manner herein provided and for the equal and ratable benefit of all of the Holders.

     In the event the Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Holders, each representing less than a majority of the applicable Class of Securities, the Trustee in its sole discretion may determine what action, if any, shall be taken.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Agreement. If an Event of Default has occurred and has not been cured or waived, each Agreement requires the Trustee to exercise such of the rights and powers vested in it by the Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the Trustee (i) undertakes to perform such duties and only such duties as are specifically set forth in the Agreement, and no implied covenants or obligations shall be read into the Agreement against the Trustee and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of the Agreement; provided, however, that such provisions do not protect the Trustee or any such person against any liability which would otherwise be imposed by reason of negligent actions, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties thereunder.

     The Trustee and any director, officer, employee or agent of the Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Agreement.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

GENERAL

     The following discussion contains summaries, which are general in nature, of material legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans is situated.

NATURE OF THE MORTGAGE LOANS

     The Single Family Loans and Multifamily Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of a real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

FORECLOSURE/REPOSSESSION

     Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real-property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender may purchase the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting Mortgagors.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of such loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the Mortgagor sells, transfers or conveys the Mortgaged Property, the Mortgage Loan may be accelerated by the mortgagee. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which could include a manufactured home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of the mortgage loans with respect to prepayments on mortgage loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such Mortgage Loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Relief Act, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

ENVIRONMENTAL CONSIDERATIONS

     Environmental conditions may diminish the value of the Mortgage Loans and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage Loans. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of a Trust and reduce the amounts otherwise distributable to the Holders if a Mortgaged Property securing a Mortgage Loan became the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a superpriority lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     This section sets forth (i) certain federal income tax opinions of Stroock & Stroock & Lavan LLP, special counsel to the Seller ("Federal Tax Counsel"), and (ii) a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. The summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a Security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the "Holder" means the beneficial owner of a Security.

     The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such a change could apply retroactively.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness for federal income tax purposes; (ii) an election is made to treat the Trust (or certain assets of the Trust) relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Code; (iii) the Securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the Trust for a Series; or (iv) for federal income tax purposes the Trust relating to a particular Series of Certificates is classified as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

OPINIONS

     Federal Tax Counsel is of the opinion that:

          (i) If a Prospectus Supplement indicates that one or more Classes of Securities of the related Series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable Agreement are complied with, the Securities so designated will be considered indebtedness of the Trust for federal income tax purposes;

          (ii) If a Prospectus Supplement indicates that one or more REMIC elections will be made with respect to the related Trust, assuming that such elections are timely made and all of the provisions of the applicable Agreement are complied with (a) each segregated pool of assets specified in such Agreement will constitute a REMIC for federal income tax purposes,
     (b) the Class or Classes of Securities of the related Series which are designated as "regular interests" in such Prospectus Supplement will be considered "regular interests" in a REMIC for federal income tax purposes and (c) the Class of Securities of the related Series which is designated as the "residual interest" in such Prospectus Supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes;

          (iii) If a Prospectus Supplement indicates that a Trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable Agreement, (a) the Trust will be considered to be a grantor trust under Subpart E, Part I of Subchapter J of the Code and will not be considered to be an association taxable as a corporation and (b) a Holder of the related Securities will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Assets included in the Trust; and

          (iv) If a Prospectus Supplement indicates that a Trust is to be treated as a partnership (or a division) for federal income tax purposes, assuming that all of the provisions of the applicable Agreements are complied with, such Trust will be considered to be a partnership (or division of the equity owner) for federal income tax purposes and will not be considered to be a publicly traded partnership taxable as a corporation.

     Each such opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third-party.

TAXATION OF DEBT SECURITIES (INCLUDING REGULAR INTEREST SECURITIES)

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities." For Certificates treated as debt for federal income tax purposes, see "Certain Certificates Treated as Indebtedness."

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the excess of the stated redemption price at maturity of a Debt Security over its issue price. A Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest is remote or reasonable remedies exist to compel payment. Interest payments on Debt Securities which do not have reasonable remedies to compel timely payment of interest may not be qualified stated interest, and such Debt Securities may have original issue discount.

     Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Securities or (ii) as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying (i) the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by (ii) a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset.

     The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Seller may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Seller does adjust the accrual of OID in that manner and the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Mortgage Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

     Interest-Only Debt Securities. The Trust intends to report income from interest-only classes of Debt Securities to the Internal Revenue Service and to Holders of interest-only Debt Securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, such interest-only Debt Securities Certificates will be treated as having original issue discount.

     Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a "Variable Rate Debt Security") are subject to special rules. A Variable Rate Debt Security will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates,
(b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

     An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. Although the issue is not free from doubt, an interest rate on a REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate that does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount") based on the following:
(i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest;
(ii) by assuming that the variable rate on the Single Variable Rate REMIC Regular Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Regular Certificate; and
(iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii) above.

     In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount". A Holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during such accrual period.

     If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. Federal Tax Counsel is unable to opine how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either
(i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A Holder who purchases a Debt Security at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4,

1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

     Sale or Exchange. A Holder's tax basis in its Debt Security is the price such Holder pays for the Debt Security, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Debt Security, measured by the difference between the amount realized and the Debt Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Security is held as a capital asset. In the case of a Debt Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Debt Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder' s holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security. Currently, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 20%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

TAXATION OF THE REMIC AND ITS HOLDERS

     Status of Regular Interest Securities as Real Property Loans. Regular Interest Securities and Securities representing a residual interest in a REMIC (both types of securities collectively referred to as "REMIC Securities") will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Securities will be qualifying assets. Similarly, income on the REMIC Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Loans, the REMIC's assets will include payments on Mortgage Loans held pending distribution to Holders of REMIC Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Mortgage Loans generally will be qualifying assets under all three of the foregoing sections of the Code. However, Mortgage Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under
Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Mortgage Loan exceeds the value of the property securing the Mortgage Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Mortgage Loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Loans and held pending distribution to Holders of Regular Interest Securities ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual

Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest Holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such Holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds an applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC Structures. For certain Series of Securities, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Mortgage Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest Holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such holders alternative minimum tax liability.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities (Including Regular Interest Securities)" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The Holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the Mortgage Loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. The after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the Residual Interest Security. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest

Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed (generally on the transferor of such Residual Interest Security) at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that
(A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of a Residual Interest Security by or to foreign transferees. See "Tax Treatment to Foreign Investors".

     Mark to Market Rules.  The Mark-to-Market Regulations Under Code
Section 475 provide that REMIC Residual Interests cannot be marked to market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As further described below, each Holder of a Security issued by a grantor trust (a "Pass-Through Security") must report on its federal income tax return the gross income from the portion of the Mortgage Loans that is allocable to such Pass-Through Security and may deduct the portion of the expenses incurred or accrued by the Trust that is allocable to such Pass-Through Security, at the same time and to the same extent as such items would be reported by such Holder if it had purchased and held directly such interest in the Mortgage Loans and received or accrued directly its share of the payments on the Mortgage Loans and incurred or accrued directly its share of expenses incurred or accrued by the Trust when those amounts are received, incurred or accrued by the Trust.

     A Holder of a Pass-Through Security that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the Holder's other miscellaneous itemized deductions exceeds two percent of such Holder's adjusted gross income. Moreover, a Holder of a Pass-Through Security that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, the Trust will report additional taxable income to Holders of Pass-Through Securities in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding Pass-Through Securities may have taxable income in excess of the cash received. There are also additional limitations on certain itemized deductions in Code Section 68.

     Status of the Pass-Through Securities as Real Property Loans. The Pass-Through Securities will be "real estate assets" for purposes of Section
856(4)(A) of the Code and "loans..................secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") to the extent that the Trust's assets are qualifying assets. The Pass-Through Securities may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust's assets include Buydown Funds, reserve funds, or payments on Mortgage Loans held pending distribution to Holders. Further, the Pass-Through Securities may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets.

     Taxation of Pass-Through Securities. The federal income tax treatment of the Pass-Through Securities will depend on whether they are subject to the rules of Section 1286 of the Code (the "stripped bond rules"). The Pass-Through Securities will be subject to those rules if stripped interest-only Securities are issued. In addition, whether or not stripped interest-only Securities are issued, the IRS may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans and should be characterized for federal income tax purposes as an ownership interest in the Mortgage Loans. The IRS has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

     If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Pass-Through Securities will either be subject to the OID rules or the market discount rules. A Holder of a Pass-Through Security will account for any discount on the Pass-Through Security as market discount rather than OID if either (i) the amount of OID with respect to the Pass-Through Security was treated as zero under the OID de minimis rule when the Pass-Through Security was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Loans. If neither of the above exceptions applies, the OID rules will apply to the Pass-Through Securities.

     If the OID rules apply, the Holder of a Pass-Through Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Security in each taxable year equal to the income that accrues on the Pass-Through Security in that year calculated under a constant yield method based on the yield of the Pass-Through Security (or, possibly, the yield of each Mortgage Loan underlying such Pass-Through Security) to such Holder. Such yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the Holder's share of the payments on the Mortgage Loans, would cause the present value of those payments to equal the price at which the Holder purchased the Pass-Through Security. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. Section 1272(a)(6) will apply to the Pass-Through Securities pursuant to recently enacted legislation. If required to report interest income on the Pass-Through Securities to the IRS under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Pass-Through Securities based on a representative initial offering price of the Pass-Through Securities and a reasonable assumed rate of prepayment of the Mortgage Loans (although such yield may differ from the yield to any particular Holder that would be used in calculating the interest income of such Holder). The Prospectus Supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

     In the case of a Pass-Through Security acquired at a price equal to the principal amount of the Mortgages allocable to the Pass-Through Security, the use of a reasonable prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Pass-Through Security acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

     If a Mortgage Loan is prepaid in full, the Holder of a Pass-Through Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Pass-Through Securities for purposes of accruing OID.

     If the stripped bond rules do not apply to a Pass-Through Security, then the Holder will be required to include in income its share of the interest payments on the Mortgage Loans in accordance with its tax accounting method. In addition, if the Holder purchased the Pass-Through Security at a discount or premium, the Holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether such other discount exceeds a de minimis amount. In the case of OID, the Holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Loans. However, OID could arise with respect to a Mortgage Loan that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number ("ARM"). The OID for ARMs generally will be determined under the principles discussed in "Taxation of Debt Securities (Including Regular Interest Securities)--Variable Rate Debt Securities."

     If discount other than OID exceeds a de minimis amount (described below), the Holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Loan, to the amount of principal on such Mortgage Loan received by the Trust in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were OID). The Holder may elect to accrue such discount under a constant yield method based on the yield of the Pass-Through Security to such Holder (or possibly based on the yields of each Mortgage Loan). In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Security will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Loans allocable to the Pass-Through Security and (ii) the weighted average life (in complete years) of the Mortgage Loans remaining at the time of purchase of the Pass-Through Security, presumably taking into account a prepayment assumption.

     If a Holder purchases a Pass-Through Security at a premium, such Holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such Holder.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. A Holder, other than a Holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trusts which are treated as partnerships for federal income tax purposes and with respect to Securities treated as debt for federal income tax purposes, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("foreign investors"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a Holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. See "--Tax Consequences to Holders of the Certificates Issued by a Partnership--Tax Consequences to Foreign Certificateholders" and "--Certain Certificates Treated as Indebtedness--Foreign Investors". Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder and timely provide an IRS Form 4224. They will, however, generally be subject to the regular United States income tax.

     Payments to Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "Taxation of Holders of Residual Interest Securities--Excess Inclusions."

     Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Security by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     If a Trust is intended to be a partnership for federal income tax purposes, the applicable Agreements will provide that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates will be structured as a private placement under an IRS safe harbor, so that the Trust will not be characterized as a publicly traded partnership taxable as a corporation.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP

     Treatment of the Notes as Indebtedness. The Trust will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Seller that the Notes will be classified as debt for federal income tax purposes. Consequently, Holders of Notes will be subject to taxation as described in "Taxation of Debt Securities (Including Regular Interest Securities)" above for Debt Securities which are not Regular Interest Securities.

     Possible Alternative Treatment of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to foreign Holders generally would be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

     Treatment of the Trust as a Partnership. In the case of a Trust intended to qualify as a partnership for federal income tax purposes, the Trust and the Seller will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Trust and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, eachn Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust's deductions will consist primarily of interest and

OID accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price;
(iii) prepayment premium payable to the Certificateholders for such month; and
(iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     If Notes are also issued, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Mortgage Loans will not have been issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Mortgage Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

     If the Trust acquires the Mortgage Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Sellers and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner
(x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

     Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA imposes certain requirements on employee benefit plans and collective investment funds and separate accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Security a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent.

CERTIFICATES

     In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Depositor, the Originators, the Enhancer, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. In addition, the Department of Labor ("DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Mortgage Loans and any other assets of the Trust and not merely an interest in the Certificates, transactions occurring between the Depositor, the Trustee, the Master Servicer, Sub-servicers, if any, the Enhancer or any of their affiliates might constitute prohibited transactions, and the assets of the Trust would become subject to the fiduciary investment standards of ERISA, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Mortgage Loans are noted below.

     The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that (i) the Depositor and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Depositor; and (iii) the payments made to and retained by the Depositor in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust.

     In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Depositor, the Enhancer, the Master Servicer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules and transactions in connection with the servicing and operation of the Pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which the Depositor, the Master Servicer, the Enhancer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Depositor, the Trustee, the Master Servicer and the Certificate Insurer, if any.

     Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

     In addition, DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Certificates.

     One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Certificates, depending in part upon the type of Plan fiduciary making the decision to acquire Certificates and the circumstances under which such decision is made, including but not limited to:
PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investment funds) PTCE 95-60 (regarding investments by insurance company general accounts), PTCE 84-14 (regarding investments by qualified professional asset managers) or PTCE 96-23 (regarding investment by in-house asset managers). However, even if the conditions specified in the Exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

     Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Special caution ought to be exercised before a Plan purchases a Certificate in such circumstances.

NOTES

     Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Plan. Under the Plan Assets Regulation, the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is believed that the Notes should be treated as indebtedness without substantial equity features for puposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust, the Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts: PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                LEGAL INVESTMENT

SMMEA

     The related Prospectus Supplement will indicate whether the related Securities will constitute "mortgage related securities" for purposes of SMMEA. If the Securities so qualify, absent state legislation described below, such Securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states adopted legislation which limits the ability of insurance companies domiciled in these states to purchase mortgage-related securities, such as the Securities.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with Securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in Securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

FFIEC POLICY STATEMENT

     The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

     The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Securities by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

     The Policy Statement provides that a "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

     A depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a nonhigh-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

     In general, a high-risk mortgage security is a mortgage derivative product possessing greater price volatility than a benchmark fixed rate 30-year mortgage-backed pass-through security. Mortgage derivative products include CMOs, REMICs, CMO and REMIC residuals and stripped mortgage-backed securities. A mortgage derivative product that, at the time of purchase or at a subsequent testing date, meets any one of three tests will be considered a high-risk mortgage security. When the characteristics of a mortgage derivative product are such that the first two tests cannot be applied (such as interest-only strips), the mortgage derivative product remains subject to the third test.

     The three tests of a high-risk mortgage security are as follows: (i) the mortgage derivative product has an expected weighted average life greater than
10.0 years; (ii) the expected weighted average life of the mortgage derivative product: (a) extends by more than 4.0 years, assuming an immediate and sustained parallel shift in the yield curve of plus 300 basis points, or (b) shortens by more than 6.0 years, assuming an immediate and sustained parallel shift in the yield curve of minus 300 basis points; and (iii) the estimated change in the price of the mortgage derivative product is more than 17%, due to an immediate and sustained parallel shift in the yield curve of plus or minus 300 basis points.

     When performing the price sensitivity test, the same prepayment assumptions and same cash flows that were used to estimate average life sensitivity must be used. The discount rate assumptions should be determined by (i) assuming that the discount rate for the security equals the yield on a comparable average life U.S. Treasury security plus a constant spread, (ii) calculating the spread over Treasury rates from the bid side of the market for the mortgage derivative product, and (iii) assuming the spread remains constant when the Treasury curve shifts up or down 300 basis points. Discounting the cash flows by their respective discount rates estimates a price in the plus or minus 300 basis point environments. The initial price must be determined by the offer side of the market and used as the base price from which the 17% price sensitivity test will be measured.

     Generally, a floating-rate debt class will not be subject to the average life and average life sensitivity tests described above if it bears a rate that, at the time of purchase or at a subsequent testing date, is below the contractual cap on the instrument. An institution may purchase interest rate contracts that effectively uncap the instrument. For purposes of the Policy Statement, a CMO floating-rate debt class is a debt class whose rate adjusts at least annually on a one-for-one basis with the debt class's index. The index must be a conventional, widely-used market interest rate index such as the London Interbank Offered Rate (LIBOR). Inverse floating rate debt classes are not included in the definition of a floating rate debt class.

     Securities and other products, whether carried on or off balance sheet (such as CMO swaps but excluding servicing assets), having characteristics similar to those of high-risk mortgage securities, will be subject to the same supervisory treatment as high-risk mortgage securities. Long-maturity holdings of zero coupon, stripped and deep discount OID products which are disproportionately large in relation to the total investment portfolio or total capital of a depository institution are considered an imprudent investment practice. Long-maturity generally means a remaining maturity exceeding
10 years.

GENERAL

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities, to purchase Securities representing more than a specified percentage of the investor's assets, or to purchase certain types of Securities, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors and comply with any other applicable requirements.

                             METHOD OF DISTRIBUTION

     The Securities offered hereby and by the Prospectus Supplement will be offered in Series, either directly by the Depositor or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to and their use by the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

     The Securities in a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Securities described in the related Prospectus Supplement, if they are purchased. If Securities of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Securities of such Series.

     If any of the Securities are to be offered for the account of security holders, the related Prospectus Supplement will specify the name of such holder, the nature of any position, office or other material relationship which such holder has had within the past three years with the Depositor or any of its affiliates, and the amount and Percentage Interest of the applicable Class or Series of Securities (i) held by such Holder prior to the offering, (ii) being offered and (iii) to be held by such Holder following completion of the offering.

     The Depositor will indemnify any Underwriters against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments any Underwriters may be required to make in respect thereof.

     In the ordinary course of business, the Depositor, its affiliates and any Underwriters may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's Mortgage Assets pending the sale of such Mortgage Assets or interests therein, including the Certificates.

     The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon by Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.

                             FINANCIAL INFORMATION

     The Depositor has determined that its financial statements are not material to the offering made hereby.

     A new Trust will be formed to own the Mortgage Assets and to issue each Series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts will be included in this Prospectus or any Prospectus Supplement.

                                     RATING

     Unless otherwise specified in the related Prospectus Supplement, it is a condition to the issuance of the Securities of each Series offered hereby that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement (each, a "Rating Agency").

     Ratings on asset backed notes and asset backed certificates address the likelihood of receipt by holders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on asset backed notes and asset backed certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, holders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

Accounts..........................................     29
Accrual Certificates..............................     31
Agreement.........................................     18
Available Funds...................................     30
Balloon Loans.....................................     13
Bankruptcy Bond...................................     10
Cede..............................................     11
Certificateholders................................     30
Certificates......................................      1
Class.............................................      1
Cleanup Costs.....................................     57
CMOs..............................................      5
Code..............................................      9
Commission........................................      2
Cut-off Date......................................      1
Definitive Security...............................     33
Delinquency Advances..............................     44
Depositor.........................................      3
Detailed Description..............................     20
Determination Date................................     30
Distribution Date.................................      1
DTC...............................................     11
Eligible Investments..............................     43
Enhancer..........................................     36
Enhancement.......................................     36
ERISA.............................................     10
Event of Default..................................     48
Excess Interest...................................     42
Exchange Act......................................      2
Garn-St Germain Act...............................     56
Home Equity Loans.................................      1
HUD...............................................     22
Insurance Proceeds................................     30
Interest Weighted Class...........................     16
Liquidation Proceeds..............................     30
Loan Balance......................................     40
Loan Purchase Price...............................     40
Loan-to-Value Ratio...............................     20
Master Servicer...................................      3
Mortgage Assets...................................      3
Mortgage Loans....................................      3
Mortgage Loan Schedule............................     39
Mortgage Rate.....................................     19
Mortgaged Properties..............................      4
Mortgagors........................................     31
Multifamily Loans.................................      3
1933 Act..........................................      2
Non-REMIC Pass-Through Securities.................      9
Notes.............................................      1
Pass-Through Securities...........................      9

Plan..............................................     77
Plan Asset Regulations............................     10
PMBS..............................................      3
PMBS Issuer.......................................      6
PMBS Servicer.....................................      6
PMBS Trustee......................................      6
Pool..............................................      3
Prepayment Assumption.............................     60
Primary Mortgage Insurance Policies...............      5
Principal Prepayment..............................      8
Private Mortgage-Backed Securities................      3
Proposed OID Regulations..........................     77
PTCE 83-1.........................................     78
Rating Agency.....................................     11
Register..........................................     30
Regular Interest..................................      9
REIT..............................................     69
Relief Act........................................     15
REMIC.............................................      1
REMIC Regulations.................................     65
REMIC Residual Securities.........................      9
Second Mortgage Loans.............................     13
Security Principal Balance........................     31
Senior Securities.................................      6
Single Family Loans...............................      3
SMMEA.............................................     10
Standard Hazard Insurance Policies................      5
Subordinated Securities...........................      6
Sub-servicer......................................      8
Tiered REMICs.....................................     65
Title V...........................................     56
Trust.............................................      1
Trustee...........................................     29
UCC...............................................     34
United Companies..................................      3
Variable Rate Non-REMIC Certificates..............     75
Variable Rate REMIC Regular Certificate...........     63

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     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE NOTES OFFERED HEREBY NOR AN OFFER OF SUCH NOTES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTING IN THE NOTES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                         ------------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                    PAGE
                                                    ----

Summary of Terms................................    S-3
The Home Equity Loans...........................    S-12
Maturity, Prepayment and Yield
 Considerations ................................    S-33
Description of the Notes........................    S-38
The Issuer......................................    S-43
The Originators.................................    S-43
The Transfer and Servicing Agreements...........    S-47
The Note Insurance Policy and the Note
 Insurer .......................................    S-51
Certain Federal Income Tax Consequences ........    S-54
Legal Investment................................    S-55
ERISA Considerations............................    S-55
Underwriting....................................    S-55
Report of Experts...............................    S-56
Certain Legal Matters...........................    S-56
Ratings.........................................    S-56
Annex I--Global Clearance, Settlement and Tax
 Documentation Procedures.......................    S-57
Appendix A--Audited Financial Statements of the
 Note Insurer...................................    A-1
Appendix B--Unaudited Interim Financial
 Statements of the Note Insurer.................    B-1
Appendix C--Certain Historical Prepayment
 Information....................................    C-1
Appendix D--Certain Historical Information......    D-1

                       PROSPECTUS
Prospectus Supplement...........................     2
Available Information...........................     2
Reports to Holders..............................     2
Incorporation of Certain Documents by
 Reference......................................     2
Summary of Terms................................     3
Risk Factors....................................     12
The Trusts......................................     18
Use of Proceeds.................................     23
The Depositor...................................     23
The Originators.................................     23
The Home Equity Loan Program....................     24
Description of the Securities...................     29
Credit Enhancement..............................     36
Maturity, Prepayment and Yield
 Considerations ................................     36
The Agreements..................................     39
Certain Legal Aspects of the Mortgage
 Loans..........................................     54
Federal Income Tax Considerations...............     58
ERISA Considerations............................     76
Legal Investment................................     78
Method of Distribution..........................     80
Legal Matters...................................     80
Financial Information...........................     81
Rating..........................................     81
Index of Principal Terms........................     82

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                                  $900,000,000

                             UCFC HOME EQUITY LOAN
                              OWNER TRUST 1998-BA
                              ASSET-BACKED NOTES,
                                 SERIES 1998-BA

                          UCFC ACCEPTANCE CORPORATION
                                  (DEPOSITOR)

                            UNITED COMPANIES LENDING
                            CORPORATION(REGISTERED)
                                   (SERVICER)

                                    [LOGO]

                         ------------------------------
                             PROSPECTUS SUPPLEMENT
                         ------------------------------

                           MORGAN STANLEY DEAN WITTER
                               J.P. MORGAN & CO.
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                       PRUDENTIAL SECURITIES INCORPORATED

                               September 22, 1998

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